Exhibit 99.1
On February 26, 2021, SiriusPoint, Ltd. (the "Company") completed the acquisition of Sirius International Insurance Group, Ltd. (“Sirius” or “Sirius Group”) and changed its name from Third Point Reinsurance Ltd. to SiriusPoint Ltd. (“SiriusPoint”). All references to SiriusPoint throughout this Current Report on Form 8-K refer to legacy Third Point Reinsurance Ltd., unless otherwise indicated.
The Company has recast certain information contained in its 2020 Annual Report on Form 10-K filed on February 23, 2021 ("2020 Form 10-K"), as described in Item 8.01 of this Current Report on Form 8-K, for the following:
•To reflect the updated reportable segments as a result of the Company’s larger and expanded operations subsequent to the acquisition of Sirius International Insurance Group, Ltd. (“Sirius Group”); and
•To reflect the change in accounting policy for assumed written premium recognition.
The sections of the 2020 Form 10-K that have been recast are as follows:
•the information set forth in the following sections under the heading of “Part I, Item 1. Business” in the 2020 Form 10-K is recast in its entirety by the information set forth below in this Exhibit 99.1 in the corresponding sections under the heading of “Part I, Item 1. Business”:
◦Segment Information
◦Reinsurance Strategy
◦Segment Products
•the information set forth in the following sections under the heading of “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2020 Form 10-K are recast in their entirety by the information set forth below in this Exhibit 99.1 in the corresponding sections under the heading of “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”:
◦Overview
◦Key Performance Indicators
▪Key Underwriting Metrics
◦Consolidated Results of Operations
▪Summary
▪Net Corporate & Other Expenses
◦Segment Results
◦Critical Accounting Policies and Estimates
▪Premium Revenue Recognition Including Evaluation of Risk Transfer
•the information set forth in the following sections under the heading of “Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk” in the 2020 Form 10-K are recast in their entirety by the information set forth below in this Exhibit 99.1 in the corresponding sections under the heading of “Part II, Item 7A. Quantitative and Qualitative Disclosures About Market Risk”:
◦Foreign Currency Risk - Reinsurance Contracts
◦Credit Risk - Reinsurance Contracts
•the information set forth under the heading “Part II, Item 8. Financial Statements and Supplementary Data” in the 2020 Form 10-K is recast in its entirety by the information set forth below in this Exhibit 99.1 under the heading “Part II, Item 8. Financial Statements and Supplementary Data.”
•the information set forth under the heading “Part IV, Item 15. Exhibits, Financial Statement Schedules” in the 2020 Form 10-K is recast in its entirety by the information set forth below in this Exhibit 99.1 under the heading “Part IV, Item 15. Exhibits, Financial Statement Schedules.”
Those sections of the 2020 Form 10-K which have not been recast as set forth herein are not materially impacted by the change in the Company's reportable segments described in this Current Report on Form 8-K and/or have already

Exhibit 99.1
been updated through the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, including Risk Factors contained in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and are not included in this Current Report on Form 8-K. Accordingly, the recast information set forth in this Current Report on Form 8-K should be read in conjunction with the 2020 Form 10-K and the Company's subsequently filed reports which contain more current information.
This Report does not reflect events occurring after the February 23, 2021 filing date of the fiscal year 2020 Form 10-K and does not modify or update the disclosures therein except to present the new operating structure and change in accounting policy. For developments since the filing of the fiscal year 2020 Form 10-K, refer to the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, and its Current Reports on Form 8-K filed subsequent to the fiscal year 2020 Form 10-K.

INTRODUCTORY NOTE
Unless the context otherwise indicates or requires, as used in this Current Report on Form 8-K references to “we,” “our,” “us,” and the “Company,” refer to SiriusPoint Ltd. (“SiriusPoint” or “Sirius”) and its directly and indirectly owned subsidiaries, including Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”), as a combined entity, except where otherwise stated or where it is clear that the terms mean only SiriusPoint exclusive of its subsidiaries. We refer to “Fiscal” when used in reference to any twelve-month period ended December 31, refers to our fiscal years ended December 31. We also refer to Third Point Enhanced LP as “TP Enhanced Fund”. Unless otherwise indicated, information contained in this Current Report on Form 8-K is as of December 31, 2020.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this Current Report on Form 8-K may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding prospects for our industry, our business strategy, plans, goals and expectations concerning our market position, international expansion, investment portfolio, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other non-historical financial and operating information. When used in this discussion, the words “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “assumes,” “continues,” “should,” “could,” “will,” “may” and the negative of these or similar terms and phrases are intended to identify forward looking statements in this Form 8-K.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:
•the costs expenses and difficulties of the integration of the operations of Sirius Group;
•the impact of the novel coronavirus (COVID-19) pandemic or other unpredictable catastrophic events;
•fluctuations in our results of operations;
•a downgrade or withdrawal of our financial ratings;
•inadequacy of loss and loss adjustment reserves;
•the effects of global climate change and/or periods characterized by excess underwriting capacity and unfavorable premium rates;
•reduced returns or losses in SiriusPoint’s investment portfolio;
•legal restrictions on certain of SiriusPoint’s insurance and reinsurance subsidiaries’ ability to pay dividends and other distributions to SiriusPoint;
•SiriusPoint’s significant deferred tax assets, which could become devalued if either SiriusPoint does not generate future taxable income or applicable corporate tax rates are reduced;
•the lack of availability of capital;
•future strategic transactions such as acquisitions, dispositions, investments, mergers or joint ventures;
•technology breaches;
•our concentrated exposure in Third Point Enhanced Fund (“TP Enhanced Fund”), whose investment strategy may bear substantial investment risks;
•We do not control the TP Enhanced Fund or Third Point LLC, who invest and manage our capital accounts, and we have limited ability to withdraw our capital accounts;
•Conflicts of interest among various members of Third Point Advisors LLC, TP Enhanced Fund, Third Point LLC and SiriusPoint; and

•other risks identified elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company's other filings with the U.S. Securities and Exchange Commission.
Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
In addition, while we do, from time to time, communicate with security analysts, it is against our policy to disclose to them any material non-public information or other confidential information. Accordingly, shareholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts, or opinions, such reports are not our responsibility.

PART I.
Item 1. Business
Segment Information
Effective January 1, 2021, we changed our reportable segments to: Accident & Health (“A&H”), Specialty, Property, and Runoff & Other. This reflects our larger and expanded operations subsequent to the acquisition of Sirius Group. Each segment for the years ended December 31, 2020, 2019 and 2018 are described as follows:
•A&H consists of our Global A&H reinsurance underwriting business;
•Specialty consists of our specialty reinsurance product offerings, which includes Marine & Energy, Credit, Casualty and Other Specialty;
•Property consists of our underwriting lines of business that offer Property Catastrophe Excess Reinsurance and Property Risk and Pro Rata; and
•Runoff & Other includes retroactive reinsurance contracts consisting of loss portfolio transfers, adverse development covers and other forms of reserve reinsurance providing indemnification of loss and loss adjustment expense reserves with respect to past loss events.
Reinsurance Strategy
Our current reinsurance strategy is to build a portfolio that generates margins commensurate with the amount of risk assumed, by targeting sub-sectors of the market and specific situations where reinsurance capacity and alternatives may be constrained and/or we can leverage our underwriting and structuring expertise. During 2019, we expanded into property catastrophe reinsurance and other event risk driven reinsurance as part of a shift in our overall underwriting strategy towards higher margin business and to reduce our focus on lower volatility, float generating underwriting strategies.
In 2020, we have incrementally expanded the lines of business and forms of reinsurance on which we focus where we believe the higher expected margins adequately compensate us for the increased risk and we have commensurately reduced market risk in our investment portfolio. We have also begun writing a limited amount of excess of loss casualty covers in lines of business where we have historically assumed only quota share exposure. We plan to evaluate and consider pursuing opportunities in other new lines of reinsurance business in 2021 based on market conditions and our assessment of the potential underwriting profitability.
We intend to manage our book of business by underwriting predominantly a mix of reinsurance contracts where the underlying insurance exposures are both personal and commercial lines. We intend to increase our geographic spread over time; however, we expect that a majority of our reinsurance business will continue to be comprised of U.S. exposure, with the majority of our non-U.S. exposure derived from our event driven risk in our property catastrophe and specialty catastrophe portfolios. See Note 23 to our consolidated financial statements included elsewhere in this Annual Report for a breakdown of gross premiums written by domicile of ceding companies.
In addition, we may, from time to time, invest in or acquire managing general agents or other insurance entities as part of our ongoing strategy to leverage our underwriting and capital markets expertise to structure and offer capital alternatives in numerous forms and combinations, including equity, debt and reinsurance offerings. We consider these opportunities when we view access to the underlying reinsurance as valuable, and we typically structure long term rights of first refusal on the underlying business as a condition to making a capital commitment.

The following table provides a breakdown by line and type of business of gross premiums written for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
	Amount	Percentage of Total	Amount	Percentage of Total	Amount	Percentage of Total
	($ in thousands)
Global A&H	$3,392	0.6%	$4,587	0.7%	$3,225	0.5%
Accident & Health	3,392	0.6%	4,587	0.7%	3,225	0.5%
Marine & Energy	5,557	0.9%	1,451	0.2%	(2,393)	(0.4)%
Credit	71,002	12.1%	71,237	10.6%	65,046	10.0%
Casualty	186,272	31.7%	155,213	23.2%	262,713	40.4%
Other Specialty	105,891	18.0%	193,081	28.9%	164,325	25.3%
Specialty	368,722	62.7%	420,982	62.9%	489,691	75.3%
Property Catastrophe Excess Reinsurance	83,275	14.1%	67,904	10.2%	—	—%
Property Risk and Pro Rata	104,205	17.7%	87,304	13.1%	83,051	12.8%
Property	187,480	31.8%	155,208	23.3%	83,051	12.8%
Runoff & Other	28,946	4.9%	87,637	13.1%	74,220	11.4%
Total gross premiums written	$588,540	100.0%	$668,414	100.0%	$650,187	100.0%
Segment Products
Our underwriting team has extensive experience in underwriting many forms of property, casualty and specialty reinsurance products. The majority of our premium is written on a proportional basis where the reinsurer shares liabilities and premiums in a clearly defined proportion with the insurer and pays commissions to cover expenses and share in profitability. We also offer reinsurance on an excess of loss basis, where the reinsurer is paid a premium to cover losses after the insurer has retained a specified deductible.
We began writing a portfolio of property catastrophe reinsurance incepting in 2019 as well as expanding into new specialty lines of business. We have expanded the lines of business and forms of reinsurance that we write as we seek to increase our risk-adjusted returns and improve our combined ratio to a level where we expect a positive contribution to net income from underwriting in addition to our return on invested assets. We will continue to pursue business opportunities that are syndicated as well as those where we are the sole or primary reinsurer.
While we expect to establish a diversified portfolio, our allocation of risk will vary based on our perception of the opportunities available in each line of business. Geographically, we do most of our business with insurer and reinsurer clients located in the United States of America, Bermuda, United Kingdom and Europe. Moreover, our appetite for certain lines will fluctuate based upon market conditions and we may only offer or underwrite a limited range of lines in any given period. We intend to:
•target markets where capacity and alternatives are underserved or capacity constrained;
•employ strict underwriting discipline, while assembling a portfolio of diversified risks;
•select reinsurance opportunities with expected favorable economics over the life of the contract;
•pursue opportunities that capitalize on our structuring and underwriting expertise; and
•leverage our senior management relationships with client and intermediaries.

Through December 31, 2020, we wrote reinsurance contracts covering the following product lines:
Accident & Health
Global A&H
The Company is a reinsurer of medical expense, travel and personal accident on a treaty or facultative basis worldwide.
Specialty
Specialty lines represent unique risks where the more difficult and unusual risks are underwritten, and much of the market is characterized by a high degree of specialization. The following provides details of Specialty by product line:
Marine & Energy
The Company provides marine & energy reinsurance, primarily written on an excess of loss and proportional basis. Coverage offered includes damage to ships and goods in transit, marine liability lines, and offshore energy industry insurance.
Credit
The Company underwrites mortgage risks both as reinsurance and by retrocession. Mortgage insurance is an insurance policy that compensates lenders or investors for losses arising from the default of a mortgage loan. Mortgage insurance can refer to private mortgage insurance, mortgage life insurance or insurance provided under the credit risk sharing transactions from Fannie Mae and Freddie Mac. In addition to mortgage reinsurance, policies classified as Credit may include trade credit, surety, financial guarantee, residual value insurance and title insurance.
Casualty
Casualty represents a cross section of all casualty lines, including professional liability, general liability, workers compensation, auto and other casualty classes, written on a proportional and excess of loss basis.
Workers’ compensation reinsurance provides wage replacement and medical benefits to employees injured in the course of employment in exchange for the mandatory relinquishment of the employee’s right to sue the employer for negligence. Workers' compensation catastrophe cover is reinsurance that an insurance company acquires to protect itself against losses arising from a catastrophe or chain of events that result in injuries to multiple workers.
Auto reinsurance primarily consists of personal and commercial automobile insurance and is purchased to provide the insured with financial protection against bodily injury or physical damage resulting from traffic accidents and against liability that could arise from such occurrences.
Our other casualty lines of business is comprised of casualty contracts exposed to more than one type of casualty risk. We write primarily proportional reinsurance in this sector, though we also provide excess of loss coverage. Typically, other casualty lines include professional liability and general liability.
Other Specialty
The principal lines of business included in our Other Specialty line is primarily comprised of multi-line specialty reinsurance, contingency, cyber and transactional liability.
Multi-line reinsurance is reinsurance of an underlying portfolio of several different types of insurance or reinsurance risks. We focus on multi-line reinsurance opportunities where we have expertise in the underlying lines of business or where the terms and conditions of the reinsurance contract minimize the volatility of the more difficult to analyze classes of business in the portfolio. Contracts that cover more than one line of business will typically be designated as multi-line even if a portion of the underlying business is covered by one of the lines of business listed above. These opportunities can be structured on both a proportional and excess of loss basis.

The Company’s contingency insurance book covers event cancellation and non-appearance.
Property
Property consists of the Company’s underwriting lines of business which offer Property Catastrophe Excess Reinsurance and Property Risk and Pro Rata on a worldwide basis. The following provides details of Property by product line:
Property Catastrophe Excess Reinsurance
Property catastrophe excess reinsurance is comprised of excess of loss and/or proportional coverages to insurance and reinsurance companies and provides protection to an insured for losses from a single catastrophic event or series of events. We carefully monitor and manage our risk aggregations by peril and geography, and we seek to manage volatility via portfolio construction and client selection.
Property Risk and Pro Rata
This line of reinsurance primarily consists of exposure to homeowners’ and commercial lines insurance coverage. We provide structured surplus relief transactions covering property exposures where the expected volatility and reinsurance margins are lower.
Runoff & Other
Runoff & Other contracts consist of loss portfolio transfers, adverse development covers and other forms of reserve reinsurance providing indemnification of loss and loss adjustment expense reserves with respect to past loss events. These contracts can include one or multiple lines of business and cover the potential for changes in estimates of loss and loss adjustment expense reserves related to loss events that have occurred in the past.

PART II
Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
We are a holding company domiciled in Bermuda. Through our reinsurance subsidiaries, we provide reinsurance products to insurance and reinsurance companies on a worldwide basis. Our goal is to deliver attractive equity returns to our shareholders by combining profitable reinsurance underwriting with a differentiated investment strategy.
Effective January 1, 2021, we changed our reportable segments to: Accident & Health (“A&H”), Specialty, Property, and Runoff & Other. This reflects our larger and expanded operations subsequent to the acquisition of Sirius Group. Each segment for the years ended December 31, 2020, 2019 and 2018 are described as follows:
•A&H consists of our Global A&H reinsurance underwriting business;
•Specialty consists of our specialty reinsurance product offerings, which includes Marine & Energy, Credit, Casualty and Other Specialty;
•Property consists of our underwriting lines of business that offer Property Catastrophe Excess Reinsurance and Property Risk and Pro Rata; and
•Runoff & Other includes retroactive reinsurance contracts consisting of loss portfolio transfers, adverse development covers and other forms of reserve reinsurance providing indemnification of loss and loss adjustment expense reserves with respect to past loss events.
In addition, effective January 1, 2021, we changed our accounting policy for assumed written premium recognition. Previously, we estimated ultimate premium written for the entire contract period and recorded this estimate at inception of the contract. We changed our accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty. The change in accounting policy had no impact on the previously reported net income (loss) or shareholders’ equity attributable to SiriusPoint common shareholders. See Note 2 to our consolidated financial statements for additional information regarding the change in accounting policy.
Key Performance Indicators
We believe that by combining a disciplined and opportunistic approach to reinsurance underwriting with investment results from the active management of our investment portfolio, we will be able to generate attractive returns for our shareholders. The key financial measures that we believe are most meaningful in analyzing our performance are: net underwriting income (loss), combined ratio, net investment income, net investment return on investments managed by Third Point LLC, basic book value per share, diluted book value per share, growth in diluted book value per share and return on beginning shareholders’ equity attributable to SiriusPoint common shareholders.

The table below shows the key performance indicators for our consolidated business for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Key underwriting metrics:	($ in thousands, except for per share data and ratios)
Net underwriting loss (1)	$(72,308)	$(33,080)	$(53,137)
Combined ratio (1)	111.8%	104.7%	108.5%

Key investment return metrics:
Net investment income (loss)	$278,938	$282,560	$(251,433)
Net investment return on investments managed by Third Point LLC	10.6%	12.8%	(10.8)%

Key shareholders’ value creation metrics:
Basic book value per share (2)	$16.88	$15.37	$13.15
Diluted book value per share (2)	$16.42	$15.04	$12.98
Change in diluted book value per share (2)	9.2%	15.9%	(17.4)%
Return on beginning shareholders’ equity attributable to SiriusPoint shareholders (2)	10.1%	16.7%	(20.0)%
(1)     See Note 23 to the accompanying consolidated financial statements for a calculation of net underwriting loss and combined ratio.
(2)    Basic book value per share, diluted book value per share, change in diluted book value per share and return on beginning shareholders’ equity attributable to SiriusPoint common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. See reconciliations in “Non-GAAP Financial Measures and Other Financial Metrics”.
Key Underwriting Metrics
See “Segment Results” below for additional details.
Consolidated Results of Operations—Years ended December 31, 2020, 2019 and 2018:
The following table sets forth the key items discussed in the consolidated results of operations section, and the year over year changes, for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	Change	2018	Change
	($ in thousands)
Net underwriting loss	$(72,308)	$(33,080)	$(39,228)	$(53,137)	$20,057
Net investment income (loss)	278,938	282,560	(3,622)	(251,433)	533,993
Net investment return on investments managed by Third Point LLC	10.6%	12.8%	(2.2)%	(10.8)%	23.6%
Net corporate and other expenses	(41,215)	(36,285)	(4,930)	(16,184)	(20,101)
Interest expense	(8,230)	(8,228)	(2)	(8,228)	—
Foreign exchange gains (losses)	(5,219)	(3,635)	(1,584)	7,503	(11,138)
Income tax (expense) benefit	(8,108)	(713)	(7,395)	4,010	4,723
Net income (loss) available to SiriusPoint common shareholders	$143,517	$200,619	$(57,102)	$(317,692)	$518,311
A key driver of our consolidated results of operations is the performance of our investments managed by Third Point LLC. Given the nature of the underlying investment strategies and current market conditions as a result of COVID-19, we could experience increased volatility in our net investment returns and net investment income and therefore in our consolidated results.

The other key changes in our consolidated results for the years ended December 31, 2020 compared to the prior year period were primarily due to the following:
Net Corporate & Other Expenses
Net corporate and other expenses include costs necessary to support our reinsurance operations and costs associated with operating as a publicly-traded company.
The increase in net corporate and other expenses for the year ended December 31, 2020 compared to the year ended December 31, 2019 was primarily due to an increase in professional fees and regulatory fees associated with the Merger of $16.7 million. The increase was partially offset by separation costs incurred in the prior year and lower payroll related costs in the current year primarily due to lower annual incentive plan compensation expense accruals. The increase was also partially offset by a decrease in expenses relating to interest crediting features in certain deposit liability contracts compared to the prior year period primarily due to revised estimates of underlying assumptions in the current year period.
The increase in net corporate and other expenses for the year ended December 31, 2019 compared to the year ended December 31, 2018 was primarily due to separation costs, higher payroll related costs due to higher annual incentive plan compensation expense accruals and higher professional fees. The increase was also due to an increase in expenses relating to interest crediting features in certain deposit liability contracts primarily due to two deposit contracts that were commuted in the year ended December 31, 2018, resulting in gains recognized.
Segment Results — Years ended December 31, 2020, 2019 and 2018
The determination of our reportable segments is based on the manner in which management monitors the performance of our operations. Effective January 1, 2021, our business comprises four operating segments, A&H, Specialty, Property, and Runoff & Other.
The following table sets forth net underwriting results and ratios for segment results for the years ended December 31, 2020, 2019 and 2018:

	2020
	A&H	Specialty	Property	Runoff & Other	Total
	($ in thousands)
Gross premiums written	$3,392	$368,722	$187,480	$28,946	$588,540
Net premiums written	3,392	349,783	160,075	28,946	542,196
Net premiums earned	3,207	407,951	171,556	28,138	610,852
Loss and loss adjustment expenses incurred, net	3,319	342,596	119,455	(72)	465,298
Acquisition costs, net	313	112,464	48,744	25,541	187,062
Other underwriting expenses	114	18,744	6,036	5,906	30,800
Net underwriting loss	$(539)	$(65,853)	$(2,679)	$(3,237)	$(72,308)

Underwriting ratios (1):
Loss ratio	103.5%	84.0%	69.6%	NM	76.2%
Acquisition cost ratio	9.8%	27.6%	28.4%	NM	30.6%
Other underwriting expense ratio	3.6%	4.6%	3.5%	NM	5.0%
Combined ratio (2)	116.9%	116.2%	101.5%	NM	111.8%

(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Ratios considered not meaningful ("NM") to Runoff & Other.

	2019
	A&H	Specialty	Property	Runoff & Other	Total
	($ in thousands)
Gross premiums written	$4,587	$420,982	$155,208	$87,637	$668,414
Net premiums written	4,587	412,085	152,729	87,637	657,038
Net premiums earned	4,665	465,426	141,477	88,574	700,142
Loss and loss adjustment expenses incurred, net	3,907	313,750	90,577	(4,735)	403,499
Acquisition costs, net	365	149,497	54,769	90,995	295,626
Other underwriting expenses	156	20,144	4,722	9,075	34,097
Net underwriting income (loss)	$237	$(17,965)	$(8,591)	$(6,761)	$(33,080)

Underwriting ratios (1):
Loss ratio	83.8%	67.4%	64.0%	NM	57.6%
Acquisition cost ratio	7.8%	32.1%	38.7%	NM	42.2%
Other underwriting expense ratio	3.3%	4.3%	3.3%	NM	4.9%
Combined ratio (2)	94.9%	103.8%	106.0%	NM	104.7%

(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Ratios considered not meaningful ("NM") to Runoff & Other.

	2018
	A&H	Specialty	Property	Runoff & Other	Total
	($ in thousands)
Gross premiums written	$3,225	$489,691	$83,051	$74,220	$650,187
Net premiums written	3,225	485,522	83,051	74,220	646,018
Net premiums earned	3,098	466,524	77,208	74,612	621,442
Loss and loss adjustment expenses incurred, net	2,624	315,632	59,411	60,747	438,414
Acquisition costs, net	540	156,533	37,235	12,190	206,498
Other underwriting expenses	93	18,314	2,315	8,945	29,667
Net underwriting loss	$(159)	$(23,955)	$(21,753)	$(7,270)	$(53,137)

Underwriting ratios (1):
Loss ratio	84.7%	67.7%	76.9%	NM	70.5%
Acquisition cost ratio	17.4%	33.6%	48.2%	NM	33.2%
Other underwriting expense ratio	3.0%	3.9%	3.0%	NM	4.8%
Combined ratio (2)	105.1%	105.2%	128.1%	NM	108.5%

(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Ratios considered not meaningful ("NM") to Runoff & Other.
The amount of gross premiums written and earned that we recognize can vary significantly from period to period due to several reasons, which include:
•The majority of our gross written premium is derived from a small number of large contracts; therefore individual renewals or new business can have a significant impact on premiums recognized in a period;

•We offer customized solutions to our clients, including reserve covers, on which we may not have a regular renewal opportunity;
•We record gross premiums written and earned for reserve covers, which are considered retroactive reinsurance contracts, at the inception of the contract;
•We write multi-year contracts that will not necessarily renew in a comparable period;
•We may extend and/or amend contracts resulting in premium that will not necessarily renew in a comparable period;
•Our reinsurance contracts often contain commutation and/or cancellation provisions;
•Our quota share reinsurance contracts are subject to significant judgment in the amount of premiums that we expect to recognize and changes in premium estimates are recorded in the period they are determined; and
•The impact of COVID-19 and resulting economic downturn on our clients may result in a reduction in the volume of premium that they write and cede to us.
As a result of these factors, we may experience volatility in the amount of gross premiums written and net premiums earned and period to period comparisons may not be meaningful.
Gross Premiums Written
Gross premiums written decreased by $79.9 million, or 11.9%, to $588.5 million for the year ended December 31, 2020 from $668.4 million for the year ended December 31, 2019, primarily due to certain contracts that we did not renew, including certain contracts which no longer fit our underwriting criteria as a result of our shift in underwriting strategy. This decrease was partially offset by new contracts bound in the current year.
Gross premiums written increased by $18.2 million, or 2.8%, to $668.4 million for the year ended December 31, 2019 from $650.2 million for the year ended December 31, 2018, primarily due to $93.0 million related to two retroactive reinsurance contracts written in the period and $67.9 million of new property catastrophe business. This increase was partially offset by contracts that we did not renew in the current year as well as the net impact of contract extensions, cancellations and contracts renewed with no comparable premium in the comparable period.
Net premiums written
Net premiums written decreased by $114.8 million, or 17.5%, to $542.2 million for the year ended December 31, 2020 from $657.0 million for the year ended December 31, 2019, primarily due to certain contracts that we did not renew, including certain contracts which no longer fit our underwriting criteria as a result of our shift in underwriting strategy. The decrease was also due to an increase in gross premiums ceded in the year ended December 31, 2020, primarily due to one fronted reinsurance treaty, a small number of property catastrophe retro purchases for the purposes of portfolio management and gross premiums ceded of $9.5 million relating to Arcadian.
Net premiums written increased by $11.0 million, or 1.7%, to $657.0 million for the year ended December 31, 2019 from $646.0 million for the year ended December 31, 2018, consistent with the increase discussed above for gross premiums written.
Net premiums earned
Net premiums earned decreased by $89.2 million, or 12.7%, to $610.9 million for the year ended December 31, 2020 from $700.1 million for the year ended December 31, 2019, primarily due to a lower in-force underwriting portfolio and retroactive exposures in reinsurance contracts that were written and fully earned in the current year period of $28.9 million compared to $87.6 million for the year ended December 31, 2019.

Net premiums earned increased by $78.7 million, or 12.7%, to $700.1 million for the year ended December 31, 2019 from $621.4 million for the year ended December 31, 2018, primarily due to a higher in-force underwriting portfolio and retroactive exposures in reinsurance contracts that were written and fully earned of $87.6 million for the year ended December 31, 2019 compared to $74.2 million for the year ended December 31, 2018.
Net underwriting results
We generated a net underwriting loss of $72.3 million and a combined ratio of 111.8% for the year ended December 31, 2020, compared to a net underwriting loss of $33.1 million and a combined ratio of 104.7% for the year ended December 31, 2019. The increase in net underwriting loss was primarily due to the global outbreak of the COVID-19 pandemic, prior year adverse development and higher catastrophe losses.
For the year ended December 31, 2020, we incurred net catastrophe losses of $36.6 million, net of reinstatement premiums and profit commission adjustments, or 6.0 percentage points on the combined ratio, primarily related to Hurricane Laura and other 2020 catastrophe events, compared to $29.0 million, net of reinstatement premiums and profit commission adjustments, in the year ended December 31, 2019, or 4.1 percentage points on the combined ratio, related to Hurricane Dorian, Typhoons Faxai and Hagibis and other 2019 catastrophe events.
The COVID-19 outbreak is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world. For the year ended December 31, 2020, we recognized net losses of $46.7 million, net of additional premiums, or 7.6 percentage points on the combined ratio, relating to COVID-19. These losses were driven primarily by event cancellation, property business interruption, and certain casualty and multi-line quota share contracts.
The economic impact of the ongoing pandemic will continue to create uncertainty around the ultimate scope of claims and potential for additional insurance losses. Our estimates are based on currently available information provided by cedents. These estimates include losses only related to our estimate of claims incurred as of December 31, 2020. It is also possible that changes in economic conditions and the various economic stimulus deployed by governments across the world in response to COVID-19 could lead to higher or lower inflation than we had anticipated, which could in turn lead to an increase or decrease in loss costs and the need to strengthen or reduce claims and claim adjustment expense reserves.
For the year ended December 31, 2020, we recorded an increase in net underwriting loss of $34.6 million, or 5.7 percentage points on the combined ratio, related to net adverse development of prior years’ loss reserves, net of the related impact of acquisition costs, compared to a net $5.4 million, or 0.8 percentage points on the combined ratio, improvement in the net underwriting results related to net favorable development of prior years’ loss reserves net of the related impact of acquisition costs for the year ended December 31, 2019. The adverse underwriting loss development for the year ended December 31, 2020 is a result of accumulated loss experience and cedent reserving increases, indicating that underlying casualty loss trends are higher than initial pricing and reserving, consistent with the industry impact of social inflation. In addition, the current elevated level of uncertainty makes historical data less applicable for future projections, and has contributed to an increase in the estimate of ultimate losses on certain accounts.
We generated a net underwriting loss of $33.1 million and a combined ratio of 104.7% for the year ended December 31, 2019, compared to a net underwriting loss of $53.1 million and a combined ratio of 108.5% for the year ended December 31, 2018. The decrease in net underwriting loss, after giving effect to catastrophe losses and reserve development, was primarily due to a shift in the mix of business, including earnings on new property catastrophe and specialty business.
For the year ended December 31, 2019, we incurred net catastrophe losses of $29.0 million, net of reinstatement premiums and profit commission adjustments, or 4.1 percentage points on the combined ratio, primarily related to Hurricane Dorian, Typhoons Faxai and Hagibis and other 2019 catastrophe events, compared to $18.5 million in the year ended December 31, 2018, or 3.0 percentage points on the combined ratio, related to the California wildfires and other 2018 catastrophe events.

Although we did not specifically write property catastrophe contracts in 2018 or in prior years, we were exposed to California wildfire losses through liability reinsurance of the utilities in California during 2018 and incidental exposure that we had to catastrophic events on two Florida homeowners contracts, as a result of Hurricane Michael, and on two whole account reinsurance contracts.
For the year ended December 31, 2019, we recorded a net $5.4 million, or 0.8 percentage points on the combined ratio, improvement in net underwriting results related to favorable development of prior years’ loss reserves net of the related impact of acquisition costs, compared to a net $5.2 million, or 0.8 percentage points on the combined ratio, improvement for the year ended December 31, 2018.
Other Underwriting Expenses
Other underwriting expenses primarily consist of general and administrative expenses and other operating income and expenses allocated to underwriting activities.
The decrease in other underwriting expenses for the year ended December 31, 2020 compared to the year ended December 31, 2019 was primarily the result of lower annual incentive plan compensation expense accruals, lower credit facility fees, lower travel expenses and income on certain reinsurance contracts accounted for as derivative contracts in the current year period. The decrease was partially offset by higher stock compensation expense as a result of more restricted shares with performance and service conditions considered probable of vesting, higher annual compensation expense from new employees and due to an increase in expenses associated with the new managing general agent, Arcadian.
The increase in other underwriting expenses for the year ended December 31, 2019 compared to the year ended December 31, 2018 was primarily the result of an increase in payroll related costs due to higher annual incentive plan compensation expense accruals and an increase in the number of employees compared to the prior year period.
A&H
A&H consists of our Global A&H reinsurance underwriting business. The following table sets forth net underwriting results and ratios, and the period over period changes for the A&H segment for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	Change	2018	Change
	($ in thousands)
Gross premiums written	$3,392	$4,587	$(1,195)	$3,225	$1,362
Net premiums written	3,392	4,587	(1,195)	3,225	1,362
Net premiums earned	3,207	4,665	(1,458)	3,098	1,567
Loss and loss adjustment expenses incurred, net	3,319	3,907	(588)	2,624	1,283
Acquisition costs, net	313	365	(52)	540	(175)
Other underwriting expenses	114	156	(42)	93	63
Net underwriting income (loss)	$(539)	$237	$(776)	$(159)	$396

Underwriting ratios (1):
Loss ratio	103.5%	83.8%	19.7%	84.7%	(0.9)%
Acquisition cost ratio	9.8%	7.8%	2.0%	17.4%	(9.6)%
Other underwriting expense ratio	3.6%	3.3%	0.3%	3.0%	0.3%
Combined ratio	116.9%	94.9%	22.0%	105.1%	(10.2)%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.

Gross premiums written
Gross premiums written in the A&H segment decreased by $1.2 million, or 26.1%, to $3.4 million for the year ended December 31, 2020 from $4.6 million for the year ended December 31, 2019, primarily due to a multi-year quota share agreement which was fully written in the year ended December 31, 2019.
Gross premiums written in the A&H segment increased by $1.4 million, or 42.2%, to $4.6 million for the year ended December 31, 2019 from $3.2 million for the year ended December 31, 2018, primarily due to a multi-year quota share agreement which was fully written in the year ended December 31, 2019.
Underwriting Results
The A&H segment generated a net underwriting loss of $0.5 million and a combined ratio of 116.9% for the year ended December 31, 2020, compared to net underwriting income of $0.2 million and a combined ratio of 94.9% for the year ended December 31, 2019.
The A&H segment generated net underwriting income of $0.2 million and a combined ratio of 94.9% for the year ended December 31, 2019, compared to a net underwriting loss of $0.2 million and a combined ratio of 105.1% for the year ended December 31, 2018.
Specialty
Specialty consists of our specialty reinsurance product offerings, which includes Marine & Energy, Credit, Casualty and Other Specialty. These lines of business represent unique risks where the more difficult and unusual risks are underwritten, and much of the market is characterized by a high degree of specialization. The following table sets forth net underwriting results and ratios, and the period over period changes for the Specialty segment for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	Change	2018	Change
	($ in thousands)
Gross premiums written	$368,722	$420,982	$(52,260)	$489,691	$(68,709)
Net premiums written	349,783	412,085	(62,302)	485,522	(73,437)
Net premiums earned	407,951	465,426	(57,475)	466,524	(1,098)
Loss and loss adjustment expenses incurred, net	342,596	313,750	28,846	315,632	(1,882)
Acquisition costs, net	112,464	149,497	(37,033)	156,533	(7,036)
Other underwriting expenses	18,744	20,144	(1,400)	18,314	1,830
Net underwriting loss	$(65,853)	$(17,965)	$(47,888)	$(23,955)	$5,990

Underwriting ratios (1):
Loss ratio	84.0%	67.4%	16.6%	67.7%	(0.3)%
Acquisition cost ratio	27.6%	32.1%	(4.5)%	33.6%	(1.5)%
Other underwriting expense ratio	4.6%	4.3%	0.3%	3.9%	0.4%
Combined ratio	116.2%	103.8%	12.4%	105.2%	(1.4)%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
Gross premiums written
Gross premiums written in the Specialty segment decreased by $52.3 million, or 12.4%, to $368.7 million for the year ended December 31, 2020 from $421.0 million for the year ended December 31, 2019, primarily due to one multi-line contract for $96.3 million which no longer fit our underwriting criteria following our shift in underwriting strategy, which we did not renew in the year ended December 31, 2020, partially offset by new casualty premium written of $19.0 million in the period from our Bermuda incorporated MGU, Arcadian Risk, in which we invest capital and expertise.

Gross premiums written in the Specialty segment decreased by $68.7 million, or 14.0%, to $421.0 million for the year ended December 31, 2019 from $489.7 million for the year ended December 31, 2018, primarily due to $82.7 million of contracts that we did not renew in the year ended December 31, 2019 as a result of underlying pricing and/or terms and conditions, partially offset by $8.5 million of other adjustments, including timing differences, one-time contracts and changes in deal structure.
Underwriting Results
The Specialty segment generated a net underwriting loss of $65.9 million and a combined ratio of 116.2% for the year ended December 31, 2020, compared to a net underwriting loss of $18.0 million and a combined ratio of 103.8% for the year ended December 31, 2019. The increase in net underwriting loss in the year ended December 31, 2020 was primarily due to $38.8 million of prior year net adverse underwriting loss development relating to certain casualty reserves in response to our accumulated loss experience and the broader industry trends of social inflation in addition to COVID-19 losses of $36.7 million. These losses were driven primarily by event cancellation and certain casualty and multi-line quota share contracts.
The Specialty segment generated a net underwriting loss of $18.0 million and a combined ratio of 103.8% for the year ended December 31, 2019, compared to a net underwriting loss of $24.0 million and a combined ratio of 105.2% for the year ended December 31, 2018. The change in net underwriting results was primarily due to a decrease in acquisition costs in the year ended December 31, 2019 due to a change in mix of business resulting in a lower acquisition cost expense amount.
Property
Property consists of our underwriting lines of business which offer Property Catastrophe Excess Reinsurance and Property Risk and Pro Rata reinsurance on a worldwide basis. The following table sets forth net underwriting results and ratios, and the period over period changes for the Property segment for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	Change	2018	Change
	($ in thousands)
Gross premiums written	$187,480	$155,208	$32,272	$83,051	$72,157
Net premiums written	160,075	152,729	7,346	83,051	69,678
Net premiums earned	171,556	141,477	30,079	77,208	64,269
Loss and loss adjustment expenses incurred, net	119,455	90,577	28,878	59,411	31,166
Acquisition costs, net	48,744	54,769	(6,025)	37,235	17,534
Other underwriting expenses	6,036	4,722	1,314	2,315	2,407
Net underwriting loss	$(2,679)	$(8,591)	$5,912	$(21,753)	$13,162

Underwriting ratios (1):
Loss ratio	69.6%	64.0%	5.6%	76.9%	(12.9)%
Acquisition cost ratio	28.4%	38.7%	(10.3)%	48.2%	(9.5)%
Other underwriting expense ratio	3.5%	3.3%	0.2%	3.0%	0.3%
Combined ratio	101.5%	106.0%	(4.5)%	128.1%	(22.1)%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
Gross premiums written
Gross premiums written in the Property segment increased by $32.3 million, or 20.8%, to $187.5 million for the year ended December 31, 2020 from $155.2 million for the year ended December 31, 2019, primarily driven by new business of $56.0 million, partially offset by $23.0 million of premium which we did not renew.

Gross premiums written in the Property segment increased by $72.2 million, or 86.9%, to $155.2 million for the year ended December 31, 2019 from $83.1 million for the year ended December 31, 2018, primarily driven by $79.8 million in new premium written.
Underwriting Results
The Property segment generated a net underwriting loss of $2.7 million and a combined ratio of 101.5% for the year ended December 31, 2020, compared to a net underwriting loss of $8.6 million and a combined ratio of 106.0% for the year ended December 31, 2019. The change in net underwriting results was primarily driven by an increase in contribution to earned premium income of the property catastrophe book, partially offset by an increase in catastrophe losses in the current year period.
The Property segment generated a net underwriting loss of $8.6 million and a combined ratio of 106.0% for the year ended December 31, 2019, compared to a net underwriting loss of $21.8 million and a combined ratio of 128.1% for the year ended December 31, 2018. The change in net underwriting results was primarily driven by an increase in contribution to earned premium income of the property catastrophe book, partially offset by an increase in catastrophe losses in the current year period.
Runoff & Other
Runoff & Other includes retroactive reinsurance contracts consisting of loss portfolio transfers, adverse development covers and other forms of reserve reinsurance providing indemnification of loss and loss adjustment expense reserves with respect to past loss events. The following table sets forth net underwriting results and ratios, and the period over period changes for the Runoff & Other segment for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	Change	2018	Change
	($ in thousands)
Gross premiums written	$28,946	$87,637	$(58,691)	$74,220	$13,417
Net premiums written	28,946	87,637	(58,691)	74,220	13,417
Net premiums earned	28,138	88,574	(60,436)	74,612	13,962
Loss and loss adjustment expenses incurred, net	(72)	(4,735)	4,663	60,747	(65,482)
Acquisition costs, net	25,541	90,995	(65,454)	12,190	78,805
Other underwriting expenses	5,906	9,075	(3,169)	8,945	130
Net underwriting loss	$(3,237)	$(6,761)	$3,524	$(7,270)	$509
Gross premiums written
Gross premiums written in the Runoff & Other segment decreased by $58.7 million, or 67.0%, to $28.9 million for the year ended December 31, 2020 from $87.6 million for the year ended December 31, 2019, primarily driven by retroactive exposures in reinsurance contracts that were written and fully earned of $28.9 million compared to $87.6 million for the year ended December 31, 2019.
Gross premiums written in the Runoff & Other segment increased by $13.4 million, or 18.1%, to $87.6 million for the year ended December 31, 2019 from $74.2 million for the year ended December 31, 2018, primarily driven by retroactive exposures in reinsurance contracts that were written and fully earned of $87.6 million compared to $74.2 million for the year ended December 31, 2018.
Underwriting Results
The Runoff & Other segment generated a net underwriting loss of $3.2 million or the year ended December 31, 2020, compared to a net underwriting loss of $6.8 million for the year ended December 31, 2019.
The Runoff & Other segment generated a net underwriting loss of $6.8 million for the year ended December 31, 2019, compared to a net underwriting loss of $7.3 million for the year ended December 31, 2018.

Critical Accounting Policies and Estimates
Premium Revenue Recognition Including Evaluation of Risk Transfer
Effective January 1, 2021, the Company changed its accounting policy for assumed written premium recognition. Previously, the Company estimated ultimate premium written for the entire contract period and recorded this estimate at inception of the contract. For contracts where the full premium written was not estimable at inception, the Company recorded premium written for the portion of the contract period for which the amount was estimable.
The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty consistent with the timing of when the ceding company has recognized the written premiums. Premiums written include amounts reported by brokers and ceding companies, supplemented by the Company's own estimates of premiums where reports have not been received. The determination of premium estimates requires a review of the Company's experience with the ceding companies, managing general underwriters, familiarity with each market, the timing of the reported information, an analysis and understanding of the characteristics of each class of business and management's judgment of the impact of various factors, including premium or loss trends, on the volume of business written and ceded to the Company. On an ongoing basis, the Company's underwriters review the amounts reported by these third parties for reasonableness based on their experience and knowledge of the subject class of business, taking into account the Company's historical experience with the brokers or ceding companies. See Note 2 to our consolidated financial statements for additional information on premium revenue recognition and Note 3 for the retrospective impact from the change in accounting policy on the Company’s consolidated financial statements.
Changes in premium estimates are expected and may result in adjustments in any reporting period. These estimates change over time as additional information regarding the underlying business volume is obtained. Along with uncertainty regarding the underlying business volume, our contracts also contain a number of contractual features that can significantly impact the amount of premium that we ultimately recognize. These include commutation provisions, multi-year contracts with cancellation provisions and provisions to return premium at the expiration of the contract in certain circumstances. In certain contracts, these provisions can be exercised by the client, in some cases provisions can be exercised by us and in other cases by mutual consent. In addition, we write a small number of large contracts and the majority of our property and casualty reinsurance segment premiums written to date has been quota share business. As a result, we may be subject to greater volatility around our premium estimates compared to other property and casualty companies. We regularly monitor the premium estimates for each of our contracts considering the cash premiums received, reported premiums, discussions with our clients regarding their premium projections as well as evaluating the potential impact of contractual features. Any subsequent adjustments arising on such estimates are recorded in the period in which they are determined.
Changes in premium estimates may not result in a direct impact to net income or shareholders’ equity since changes in premium estimates do not necessarily impact the amount of net premiums earned at the time of the premium estimate change and would generally be offset by proportional changes in acquisition costs and net loss and loss adjustment expenses.
During the year ended December 31, 2020, we recorded $53.5 million of changes in premium estimates on prior years’ contracts (2019 - $37.8 million). There was a $(1.8) million impact on net income of these changes in premium estimates for the year ended December 31, 2020 (2019 - $0.7 million).
Determining whether or not a reinsurance contract meets the condition for risk transfer requires judgment. The determination of risk transfer is critical to recognizing premiums written and is based, in part, on the use of actuarial pricing models and assumptions and evaluating contractual features that could impact the determination of whether a contract meets risk transfer. If we determine that a reinsurance contract does not transfer sufficient risk, we use deposit accounting. See Note 12 to our consolidated financial statements for additional information on deposit contracts entered into to date.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk
Foreign Currency Risk
Reinsurance Contracts
We have foreign currency exposure related to non-U.S. dollar denominated reinsurance contracts. Of our gross premiums written from inception, $662.4 million, or 13.9%, were written in currencies other than the U.S. dollar. As of December 31, 2020, loss and loss adjustment expense reserves included $189.1 million (December 31, 2019 - $171.5 million) and net reinsurance balances receivable included $17.6 million (December 31, 2019 - $8.3 million) in foreign currencies. These foreign currency liability exposures were generally offset by foreign currencies held in trust accounts of $178.5 million as of December 31, 2020 (December 31, 2019 - $170.2 million). The foreign currency cash and cash equivalents and investments held in reinsurance trust accounts are included in net investments managed by Third Point LLC. The exposure to foreign currency collateral held in trust accounts is excluded from the foreign currency investment exposure table below.
Credit Risk
Reinsurance Contracts
We have exposure to credit risk through reinsurance contracts with companies that write credit risk insurance. Our portfolio of risk is predominantly U.S. mortgage insurance and mortgage credit risk transfer. We provide our clients in these lines of business with reinsurance protection against credit deterioration, defaults or other types of financial non-performance. Loss experience in these lines of business has been very good but is cyclical and is affected by the state of the general economic environment. We seek to proactively manage the risks associated with these credit-sensitive lines of business by closely monitoring its risk aggregation and by diversifying the underlying risks where possible. We have bought some retrocessional coverage against a subset of these risks. We have written $405.3 million, or 8.5%, of credit and financial lines premium since inception, of which $78.9 million was written in the year ended December 31, 2020. The majority of the mortgage insurance premium has been written as quota shares of private mortgage insurers, primarily in the United States.
Our portfolio of credit risk reinsurance is susceptible to the potential effects of COVID-19. These effects are unlikely to be the direct consequence of the pandemic itself but will more likely be a result of the economic impact of the pandemic and the steps that governments and others around the world have taken in an attempt to control its spread and the corresponding loss of life and health. With that in mind, the ultimate result for our book of business will be determined by the length and depth of the ensuing recession and heightened levels of unemployment.
We have exposure to credit risk as it relates to its business written through brokers, if any of our brokers are unable to fulfill their contractual obligations with respect to payments to us. In addition, in some jurisdictions, if the broker fails to make payments to the insured under our policy, we may remain liable to the insured for the deficiency. Our exposure to such credit risk is somewhat mitigated in certain jurisdictions by contractual terms.
We are exposed to credit risk relating to balances receivable under our reinsurance contracts, including premiums receivable, and the possibility that counterparties may default on their obligations to us. The risk of counterparty default is partially mitigated by the fact that any amount owed to us from a reinsurance counterparty would be netted against any losses we would pay in the future. We monitor the collectability of these balances on a regular basis.
To date, the events surrounding COVID-19 have not caused us to have heightened concern about our ability to collect on payments due from our brokers or under our reinsurance contracts.
Item 8. Financial Statements and Supplementary Data
See our consolidated financial statements and notes thereto and required financial statement schedules commencing on page F-1.

PART IV
Item 15. Exhibits and Financial Statement Schedules
Financial Statements, Financial Statement Schedules and Exhibits
Financial Statements and Financial Statement Schedules
See the Index to Consolidated Financial Statements and Supplemental Data on page F-1.

SIRIUSPOINT LTD.
All other schedules and notes specified under Regulation S-X are omitted because they are either not applicable, not required or the information called for therein appears in response to the items in the Consolidated Financial Statements and the related Notes to Consolidated Financial Statements of SiriusPoint Ltd. and its subsidiaries listed on the above index.

E-2

Report of Independent Registered Public Accounting Firm
The Shareholders and the Board of Directors
SiriusPoint Ltd. (formerly known as Third Point Reinsurance Ltd.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SiriusPoint Ltd. (the Company) as of December 31, 2020 and 2019, the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes and financial statement schedules listed in the Index at Item 15 (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2020, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated February 23, 2021 expressed an unqualified opinion thereon.
Change in Accounting Policy

As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for assumed gross premiums written effective January 1, 2021, with retrospective application to all periods presented.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosures to which it relates.

Valuation of incurred but not reported loss and loss adjustment expense reserves

Description of the Matter	At December 31, 2020, the Company’s incurred but not reported loss and loss adjustment expense reserves (IBNR reserves) were $1,043.5 million which are included in the loss and loss adjustment expense reserves of $1,310.1 million. As described in Notes 2 and 9 of the consolidated financial statements, IBNR reserves are established by management based on actuarially determined estimates of ultimate loss and loss adjustment expenses at a given point in time. Inherent in the estimate of ultimate loss and loss adjustment expenses for the property and casualty segment, including catastrophe events, are the uncertainties of future expected trends in claim severity and frequency which may vary significantly as claims are settled. The uncertainties are primarily due to the preliminary nature of the information, the lapse of time to receive the reporting of the claims and the ultimate settlement of the claims, the diversity of development patterns among different types of reinsurance treaties, and the reliance on the cedents and brokers for information regarding claims. In particular, the estimate of ultimate loss and loss adjustment expenses is sensitive to significant assumptions including the initial expected loss ratio, paid and incurred loss development factors, the selection and weighting of the principal actuarial methods applied to project the ultimate losses, and the estimate of the ultimate loss for a catastrophe event.

Auditing management’s best estimate of IBNR reserves was complex and involved a high degree of subjectivity in evaluating management’s methods and assumptions used in determining the ultimate loss and loss adjustment expenses and the valuation of the IBNR reserves.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of the relevant controls over the Company’s IBNR reserves estimation process, including, among others, management review controls over the significant judgment applied on the selection and weighting of the actuarial methods and assumptions in the calculation of the IBNR reserves.

Our audit procedures also included, among others, agreeing the key contract terms for selected contracts to the terms used in the reserve calculation (including coverage basis and years of coverage) and agreeing samples of outstanding loss reserves and paid losses to original source documentation.

To test the IBNR reserves, our audit procedures included, among others, utilizing the assistance of actuarial specialists. Our actuarial specialist assessed the selection and weighting of the principal actuarial methods applied by management to project the ultimate losses by comparing management’s methods and assumptions used with historical experience and prior period methods and assumptions. Our actuarial specialists evaluated the loss development factors including comparison to industry benchmarks, assessed the initial expected loss ratio as determined at pricing on a sample basis and assessed the estimate of catastrophic event losses with comparison to industry losses for selected events. Further, our actuarial specialists independently projected the ultimate loss by applying generally accepted actuarial methods at the individual contract level, independently calculated a range of reasonable reserve estimates and compared the range of reserve estimates to the Company’s recorded loss and loss adjustment expenses reserves.

/s/ Ernst & Young Ltd.

We have served as the Company’s auditor from 2012 to 2020.

Hamilton, Bermuda
February 23, 2021, except for Notes 2, 3, 9, 10, 15, 23 and 25, as to which the date is June 17, 2021

SIRIUSPOINT LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(As adjusted - see Note 3)
	December 31, 2020	December 31, 2019
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2019 - $891,850)	$1,055,618	$860,630
Debt securities, trading, at fair value (cost - $91,452; 2019 - $129,330)	101,311	125,071
Other investments, at fair value	4,000	4,000
Total investments	1,160,929	989,701
Cash and cash equivalents	525,991	639,415
Restricted cash and cash equivalents	1,187,948	1,014,543
Due from brokers	94,902	—
Interest and dividends receivable	909	2,178
Reinsurance balances receivable, net	441,935	478,452
Deferred acquisition costs, net	68,550	92,164
Unearned premiums ceded	20,464	3,123
Loss and loss adjustment expenses recoverable, net	14,375	5,520
Other assets	19,185	20,555
Total assets	$3,535,188	$3,245,651
Liabilities
Accounts payable and accrued expenses	$14,588	$17,816
Reinsurance balances payable	78,115	76,516
Deposit liabilities	152,961	172,259
Unearned premium reserves	284,835	336,150
Loss and loss adjustment expense reserves	1,310,068	1,111,692
Securities sold, not yet purchased, at fair value	11,990	—
Interest and dividends payable	3,078	3,055
Senior notes payable, net of deferred costs	114,267	114,089
Total liabilities	1,969,902	1,831,577
Commitments and contingent liabilities
Shareholders’ equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 95,582,733; 2019 - 94,225,498)	9,558	9,423
Additional paid-in capital	933,903	927,704
Retained earnings	620,464	476,947
Shareholders’ equity attributable to SiriusPoint common shareholders	1,563,925	1,414,074
Noncontrolling interests	1,361	—
Total shareholders' equity	1,565,286	1,414,074
Total liabilities, noncontrolling interests and shareholders’ equity	$3,535,188	$3,245,651

The accompanying Notes to the Consolidated Financial Statements are an integral part of the Consolidated Financial Statements.

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
For the years ended December 31, 2020, 2019 and 2018
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(As adjusted - see Note 3)
	2020	2019	2018
Revenues
Gross premiums written	$588,540	$668,414	$650,187
Gross premiums ceded	(46,344)	(11,376)	(4,169)
Net premiums written	542,196	657,038	646,018
Change in net unearned premium reserves	68,656	43,104	(24,576)
Net premiums earned	610,852	700,142	621,442
Net investment income (loss) from investment in related party investment fund	194,988	249,626	(280,847)
Net realized and unrealized investment gains	69,248	15,337	26,691
Other net investment income	14,702	17,597	32,568
Management and performance fees to related parties (1)	—	—	(29,845)
Net investment income (loss)	278,938	282,560	(251,433)
Total revenues	889,790	982,702	370,009
Expenses
Loss and loss adjustment expenses incurred, net	465,298	403,499	438,414
Acquisition costs, net	187,062	295,626	206,498
Other underwriting expenses	30,800	34,097	29,667
Net corporate and other expenses	41,215	36,285	16,184
Interest expense	8,230	8,228	8,228
Foreign exchange (gains) losses	5,219	3,635	(7,503)
Total expenses	737,824	781,370	691,488
Income (loss) before income tax (expense) benefit	151,966	201,332	(321,479)
Income tax (expense) benefit	(8,108)	(713)	4,010
Net income (loss)	143,858	200,619	(317,469)
Net income attributable to noncontrolling interests	(341)	—	(223)
Net income (loss) available to SiriusPoint common shareholders	$143,517	$200,619	$(317,692)
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$1.54	$2.18	$(3.27)
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$1.53	$2.16	$(3.27)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	92,510,090	91,835,990	97,054,315
Diluted	92,957,799	92,652,316	97,054,315
The accompanying Notes to the Consolidated Financial Statements are an integral part of the Consolidated Financial Statements.
(1)    Effective August 31, 2018, SiriusPoint Ltd., Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”) and together with Third Point Re BDA, the “TPRE Limited Partners”, entered into a Limited Partnership Agreement (the “2018 LPA”) to invest in Third Point Enhanced LP (“TP Fund”), a related party investment fund. As a result, the management and performance fees are presented within net investment income (loss) from investment in related party investment fund from the effective date of the 2018 LPA. Management and performance fees incurred prior to the effective date of the 2018 LPA are reflected in management and performance fees to related parties.

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the years ended December 31, 2020, 2019 and 2018
(expressed in thousands of U.S. dollars)

	2020	2019	2018
Common shares
Balance, beginning of year	$9,423	$9,364	$10,723
Issuance of common shares, net	135	59	67
Common shares repurchased and retired	—	—	(1,426)
Balance, end of year	9,558	9,423	9,364
Treasury shares
Balance, beginning of year	—	—	(48,253)
Retirement of treasury shares	—	—	48,253
Balance, end of year	—	—	—
Additional paid-in capital
Balance, beginning of year	927,704	918,882	1,099,599
Issuance of common shares, net	(437)	1,761	(141)
Share compensation expense	6,636	7,061	4,956
Common shares repurchased and retired	—	—	(185,532)
Balance, end of year	933,903	927,704	918,882
Retained earnings
Balance, beginning of year	476,947	276,328	594,020
Net income (loss)	143,858	200,619	(317,469)
Net income attributable to noncontrolling interests	(341)	—	(223)
Balance, end of year	620,464	476,947	276,328
Shareholders’ equity attributable to SiriusPoint common shareholders	1,563,925	1,414,074	1,204,574
Noncontrolling interests	1,361	—	—
Total shareholders’ equity	$1,565,286	$1,414,074	$1,204,574

The accompanying Notes to the Consolidated Financial Statements are an integral part of the Consolidated Financial Statements.

SIRIUSPOINT LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2020, 2019 and 2018
(expressed in thousands of U.S. dollars)

	(As adjusted - see Note 3)
	2020	2019	2018
Operating activities
Net income (loss)	$143,858	$200,619	$(317,469)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share compensation expense	6,636	7,061	4,956
Net interest expense (income) on deposit liabilities	852	5,879	(1,273)
Net realized and unrealized gain on investments and derivatives	(62,498)	(2,522)	(34,145)
Net realized and unrealized (gain) loss on investment in related party investment fund	(194,988)	(249,626)	280,847
Net foreign exchange (gains) losses	5,219	3,635	(7,503)
Amortization of premium and accretion of discount, net	(3,831)	(1,382)	4,134
Changes in assets and liabilities:
Reinsurance balances receivable	38,610	20,355	(157,214)
Deferred acquisition costs, net	23,614	24,782	8,746
Unearned premiums ceded	(17,341)	(1,504)	(777)
Loss and loss adjustment expenses recoverable	(8,855)	(3,489)	(918)
Other assets	3,267	(172)	(13,486)
Interest and dividends receivable, net	1,292	(862)	(2,716)
Unearned premium reserves	(51,315)	(41,600)	25,353
Loss and loss adjustment expense reserves	190,325	157,849	225,670
Accounts payable and accrued expenses	(3,269)	10,555	(24,684)
Reinsurance balances payable	1,780	11,534	23,866
Net cash provided by operating activities	73,356	141,112	13,387
Investing activities
Proceeds from redemptions from related party investment fund	—	760,000	142,968
Contributions to related party investment fund	—	(87,000)	(136,626)
Change in participation agreement with related party investment fund	—	(2,297)	(20,852)
Purchases of investments	(444,111)	(331,463)	(3,483,319)
Proceeds from sales and maturities of investments	532,247	446,206	3,475,515
Purchases of investments to cover short sales	(2,846)	—	(853,798)
Proceeds from short sales of investments	15,721	—	800,508
Change in due to/from brokers, net	(94,902)	1,411	482,778
Decrease in securities sold under an agreement to repurchase	—	—	(29,618)
Net cash provided by investing activities	6,109	786,857	377,556
Financing activities
Proceeds from issuance of SiriusPoint common shares, net of costs	—	1,888	—
Taxes paid on withholding shares	(302)	(68)	(74)
Purchases of SiriusPoint common shares under share repurchase program	—	—	(138,705)
Net proceeds (payments) on deposit liability contracts	(20,202)	10,832	9,790
Change in total noncontrolling interests, net	1,020	—	(97,950)
Net cash provided by (used in) financing activities	(19,484)	12,652	(226,939)
Net increase in cash, cash equivalents and restricted cash	59,981	940,621	164,004
Cash, cash equivalents and restricted cash at beginning of year	1,653,958	713,337	549,333
Cash, cash equivalents and restricted cash at end of year	$1,713,939	$1,653,958	$713,337
Supplementary information
Interest paid in cash	$8,340	$8,051	$25,578
Income taxes paid in cash	$53	$10	$7,274
Non-cash transfer of net investment assets to the related party investment fund	$—	$—	$1,571,191

The accompanying Notes to the Consolidated Financial Statements are an integral part of the Consolidated Financial Statements.

SiriusPoint Ltd.
Notes to the Consolidated Financial Statements
(Expressed in United States Dollars)

1. Organization
SiriusPoint Ltd. (together with its consolidated subsidiaries, “SiriusPoint” or the “Company”) was incorporated under the laws of Bermuda on October 6, 2011. Through its reinsurance subsidiaries, the Company is a provider of global property and casualty reinsurance products. Through December 31, 2020, the Company operated through two licensed reinsurance subsidiaries, Third Point Reinsurance Company Ltd. (“Third Point Re BDA”), a Bermuda reinsurance company that commenced operations in January 2012, and Third Point Reinsurance (USA) Ltd. (“Third Point Re USA”).
Third Point Re USA is a Bermuda reinsurance company that was incorporated on November 21, 2014 and commenced operations in February 2015. Third Point Re USA made an election under Section 953(d) of the U.S. Internal Revenue Code of 1986, as amended, to be taxed as a U.S. entity. Third Point Re USA prices and underwrites reinsurance business from an office in the United States. Third Point Re USA is a wholly owned subsidiary of Third Point Re (USA) Holdings Inc. (“TPRUSA”), an intermediate holding company based in the U.S., which is a wholly owned subsidiary of Third Point Re (UK) Holdings Ltd. (“Third Point Re UK”), an intermediate holding company based in the United Kingdom. Third Point Re UK is a wholly owned subsidiary of SiriusPoint.
In August 2012, the Company established a wholly-owned subsidiary in the United Kingdom, Third Point Re Marketing (UK) Limited (“TPRUK”). In May 2013, TPRUK was licensed as an insurance intermediary by the UK Financial Conduct Authority.
In September 2020, the Company co-founded Arcadian Risk Capital Ltd (“Arcadian”), a managing general agent incorporated in Bermuda writing business on behalf of the Company. Arcadian commenced operations on October 1, 2020. Arcadian is considered a variable interest entity and the Company is the primary beneficiary. As a result, Arcadian is consolidated by the Company and all significant intercompany accounts and transactions have been eliminated.
These consolidated financial statements include the results of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated.
Tabular amounts are in U.S. Dollars in thousands, except share amounts, unless otherwise noted.
2. Significant accounting policies
Reclassification
Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no impact on the previously reported total net investment income (loss), total revenues or net income (loss).
Expense Reclassifications
Effective January 1, 2021, the Company reclassified certain expenses on the consolidated statements of income (loss) to separately present expenses associated with the Company’s underwriting operations from corporate and other expenses necessary to support corporate operations including those as a publicly-traded company.
These reclassifications had no impact on the previously reported total expenses or net income (loss).

The following is a summary of the significant accounting and reporting policies adopted by the Company:
Use of estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported and disclosed amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The major estimates reflected in the Company’s consolidated financial statements include, but are not limited to, the loss and loss adjustment expense reserves, estimates of written and earned premiums and fair value of financial instruments.
Cash, cash equivalents and restricted cash
Cash and cash equivalents consist of cash held in banks and other short-term, highly liquid investments with original maturity dates of ninety days or less.
Restricted cash and cash equivalents consist of cash held in trust accounts securing obligations under certain reinsurance contracts and cash held with brokers and in trust accounts securing letters of credit issued under credit facilities.
Premium revenue recognition
Effective January 1, 2021, the Company changed its accounting policy for assumed written premium recognition. The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty consistent with the timing of when the ceding company has recognized the written premiums. Premiums written include amounts reported by brokers and ceding companies, supplemented by the Company's own estimates of premiums where reports have not been received. The determination of premium estimates requires a review of the Company's experience with the ceding companies, managing general underwriters, familiarity with each market, the timing of the reported information, an analysis and understanding of the characteristics of each class of business and management's judgment of the impact of various factors, including premium or loss trends, on the volume of business written and ceded to the Company. On an ongoing basis, the Company's underwriters review the amounts reported by these third parties for reasonableness based on their experience and knowledge of the subject class of business, taking into account the Company's historical experience with the brokers or ceding companies.
Premiums written are earned over the exposure period in proportion to the period of risk covered. Reinstatement premiums are earned when written. Unearned premiums represent the portion of premiums written that relate to the remaining term of the underlying policies in force.
Premiums for retroactive exposures in reinsurance contracts are earned at the inception of the contract, as all of the underlying loss events covered by these exposures occurred in the past. If the estimated loss and loss adjustment expense reserve differs from the premium received at inception of a retroactive reinsurance contract, the resulting difference is deferred and recognized over the estimated claim payment period of the related contract with the periodic amortization reflected in earnings as a component of loss and loss adjustment expenses incurred.
See Note 3 for additional information on the retrospective impact from the change in accounting policy on the Company’s consolidated financial statements.
Reinsurance premiums ceded
From time to time, the Company reduces the risk of losses on business written by reinsuring certain risks and exposures with other reinsurers. The Company remains liable to the extent that any retrocessionaire fails to meet its obligations and to the extent that the Company does not hold sufficient security for their unpaid obligations. Ceded premiums are written during the period in which the risks incept and are earned over the contract period in proportion to the period of risk covered. Unearned premiums ceded consist of the unexpired portion of reinsurance ceded.

Reinsurance
Reinsurance recoverables include claims we paid and estimates of unpaid losses and loss adjustment expenses that are subject to reimbursement under reinsurance and retrocessional contracts. The method for determining reinsurance recoverables for unpaid losses and loss adjustment expenses involves reviewing actuarial estimates of gross unpaid losses and loss adjustment expenses to determine our ability to cede unpaid losses and loss adjustment expenses under our existing reinsurance contracts. This method is continually reviewed and updated and any resulting adjustments are reflected in earnings in the period identified. Reinsurance premiums, commissions and expense reimbursements are accounted for on a basis consistent with those used in accounting for the original policies issued and the term of the reinsurance contracts. Amounts recoverable from reinsurers for losses and loss adjustment expenses for which the Company has not been relieved of its legal obligations to the policyholder are reported as assets.
Deferred acquisition costs
Acquisition costs consist of commissions, brokerage and excise taxes that are related directly to the successful acquisition of new or renewal reinsurance contracts. These costs are deferred and amortized over the period in which the related premiums are earned. The Company evaluates the recoverability of deferred acquisition costs by determining if the sum of future earned premiums and anticipated investment income is greater than expected future loss and loss adjustment expenses and acquisition costs. If a loss is probable on the unexpired portion of contracts in force, a premium deficiency loss is recognized. As of December 31, 2020, deferred acquisition costs are considered to be fully recoverable and no premium deficiency has been recorded.
Acquisition costs also include profit commissions that are expensed when incurred. Profit commissions are calculated and accrued based on the expected loss experience for contracts and recorded when the current loss estimate indicates that a profit commission is probable under the contract terms.
Loss and loss adjustment expense reserves
The Company’s loss and loss adjustment expense reserves include case reserves, reserves for losses incurred but not yet reported (“IBNR reserves”) and deferred gains on retroactive reinsurance contracts. Case reserves are established for losses that have been reported, but not yet paid. IBNR reserves represent the estimated loss and loss adjustment expenses that have been incurred by insureds and reinsureds but not yet reported to the insurer or reinsurer, including unknown future development on loss and loss adjustment expenses that are known to the insurer or reinsurer. IBNR reserves are established by management based on actuarially determined estimates of ultimate loss and loss adjustment expenses. Deferred gains represent the underwriting profit related to retroactive exposures in reinsurance contracts at inception and are deferred and amortized over the estimated future settlement period of the contract. Deferred gains are included in loss and loss adjustment expense reserves. If the premium received is lower than the estimated loss and loss adjustment expense reserves assumed at inception of a retroactive reinsurance contract, the resulting difference is deferred and recorded in other assets. This difference is also amortized over the estimated future settlement period of the contract.
Inherent in the estimate of ultimate loss and loss adjustment expenses are expected trends in claim severity and frequency and other factors that may vary significantly as claims are settled. Accordingly, ultimate loss and loss adjustment expenses may differ materially from the amounts recorded in the consolidated financial statements. These estimates are reviewed regularly and, as experience develops and new information becomes known, the reserves are adjusted as necessary. Such adjustments, if any, are recorded in the consolidated statements of income (loss) in the period in which they become known.
Deposit liabilities
Certain contracts do not transfer sufficient insurance risk to be deemed reinsurance contracts and are accounted for using the deposit method of accounting. Management exercises judgment in determining whether contracts transfer sufficient risk to be accounted for as reinsurance contracts. Using the deposit method of accounting, a deposit liability, rather than written premium, is initially recorded based upon the consideration received less any explicitly identified premiums or fees. In subsequent periods, the deposit liability is adjusted by calculating the effective yield on the deposit to reflect actual payments to date and future expected payments. In some cases, the effective yield on the contract may be negative, which will result in the recognition of other income.
Fair value measurement
The Company determines the fair value of financial instruments in accordance with current accounting guidance, which defines fair value and establishes a three level fair value hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Fair value is defined as the price that the Company would receive to sell an asset or would pay to transfer a liability in an orderly transaction between market participants at the measurement date. The Company determines the estimated fair value of each individual security utilizing the highest level inputs available.
The fair value of the Company’s assets and liabilities, which qualify as financial instruments, approximates the carrying amounts presented in the consolidated balance sheets.
U.S. GAAP disclosure requirements establish a framework for measuring fair value, including a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-level hierarchy of inputs is summarized below:
•Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date.
•Level 2 – Observable inputs to the valuation methodology other than unadjusted quoted market prices for identical assets or liabilities in active markets. Level 2 inputs include, but are not limited to, prices quoted for similar assets or liabilities in active markets/exchanges, prices quoted for identical or similar assets or liabilities in markets that are not active and fair values determined through the use of models or other valuation methodologies.
•Level 3 – Inputs are based all or in part on significant unobservable inputs for the investment, and include situations where there is little, if any, market activity for the investment. The inputs applied in the determination of fair value require significant management judgment and estimation.
Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. For example, the risk inherent in a particular valuation technique used to measure fair value including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable.
Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources other than those of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and considers factors specific to the investment.
Investments
Investments - Trading
The Company’s investments are classified as “trading securities” and are carried at fair value with changes in fair value included in earnings in the consolidated statements of income (loss).
The fair value of the Company’s investments are based on quoted market prices, or when such prices are not available, by reference to broker or underwriter bid indications, industry recognized pricing vendors, and/or internal pricing valuation techniques. Investment transactions are recorded on a trade date basis with balances pending settlement included in due to/from brokers in the consolidated balance sheets.

Realized gains and losses are determined using costs calculated on a specific identification basis. Dividends are recorded on the ex-dividend date. Income and expenses are recorded on the accrual basis including interest and premiums amortized and discounts accreted.
Investment in related party investment fund
The Company invests in TP Fund, a related party investment fund. The Company’s investment in TP Fund is stated at its fair value, that generally represents the Company’s proportionate interest in TP Fund as reported by the fund based on the net asset value (“NAV”) provided by the fund administrator. Increases or decreases in such fair value are recorded within net investment income from investment in related party investment fund in the Company’s consolidated statements of income. Realized gains or losses upon any redemptions of investments in TP Fund are calculated using the weighted average method. The Company records contributions and withdrawals related to its investments in TP Fund on the transaction date.
Derivatives
Investments
Prior to the change in the investment account structure, derivative instruments within our investment assets managed by our investment manager, Third Point LLC, were recorded in the consolidated balance sheets at fair value, with changes in fair values and realized gains and losses recognized in net investment income in the consolidated statements of income (loss).
Derivatives served as a key component of the Company’s investment strategy and were utilized primarily to structure the portfolio, or individual investments, and to economically match the investment objectives of the Company. The Company’s derivatives did not qualify as hedges for financial reporting purposes and were recorded in the consolidated balance sheets on a gross basis and not offset against any collateral pledged or received. Pursuant to the International Swaps and Derivatives Association (“ISDA”) master agreements, securities lending agreements and other derivatives agreements, the Company and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non-defaulting party generally has the right to set off against payments owed to the defaulting party or collateral held by the non-defaulting party.
The Company entered into derivative contracts to manage credit risk, interest rate risk, currency exchange risk and other exposure risks. The Company used derivatives in connection with its risk-management activities to economically hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allowed for an efficient means by which to trade certain asset classes.
Fair values of derivatives were determined by using quoted market prices, industry recognized pricing vendors and counterparty quotes when available; otherwise fair values were based on pricing models that consider the time value of money, volatility and the current market and contractual prices of underlying financial instruments.
Embedded derivatives
Certain of the Company’s reinsurance contracts contain interest crediting features that vary based on the net investment return on investments managed by Third Point LLC. These contractual features are considered embedded derivatives in accordance with U.S. GAAP. We include the estimated fair value of these embedded derivatives in the consolidated balance sheets with the host contract in order to reflect the expected settlement of these features with the host contract. The change in estimated fair value of these embedded derivatives are recorded in other expenses in the consolidated statements of income (loss).
Other derivatives
From time to time the Company may also enter into reinsurance contracts that meet the definition of a derivative contract. The Company measures these derivative instruments at fair value and recognizes these instruments as either assets or liabilities in the consolidated balance sheets. Subsequent changes in estimated fair value of these derivatives are recorded in other expenses in the consolidated statements of income (loss).
Share-based compensation
The Company accounts for its share-based compensation transactions using the fair value of the award at the grant date and accounts for forfeitures when they occur. Determining the fair value of share purchase options at the grant date requires estimation and judgment. The Company uses an option-pricing model (Black-Scholes) to calculate the fair value of share purchase options.
For share purchase options or restricted share awards granted that contain both a service and performance condition, the Company recognizes share compensation expense only for the portion of the options or restricted share awards that are considered probable of vesting. Share compensation for share purchase options or restricted share awards considered probable of vesting are expensed over the service (vesting) period on a straight-line basis. The probability of share purchase options or restricted share awards vesting is evaluated at each reporting period. When the share purchase options or restricted share awards are considered probable of vesting, the Company records a true up of share compensation expense from the grant date (service inception date) to the current reporting period end based on the fair value of the options or restricted share awards at the grant date.
The Company measures grant date fair value for restricted share awards, with a service condition only, based on the price of its common shares at the grant date and the expense is recognized on a straight-line basis over the vesting period.
Warrants
The Company accounts for warrant contracts issued to certain of its founding investors (“Founders”) in conjunction with the initial capitalization of the Company by using either the physical settlement or net-share settlement methods. The fair value of these warrants was recorded in equity as additional paid-in capital. The fair value of warrants issued are estimated on the grant date using the Black-Scholes option-pricing model.
The Company accounts for certain warrant contracts issued to an advisor, where services have been received by the Company, in part, in exchange for equity instruments, based on the fair value of such services. The associated cost of these warrants has been recorded as capital raise costs and is included in additional paid in capital in the consolidated statements of shareholders’ equity.
Debt offering costs
Costs incurred in issuing debt, which includes underwriters’ fees, legal and accounting fees, printing and other fees are capitalized and presented as a direct deduction from the principal amount of senior notes payable in the consolidated balance sheets. These costs are amortized over the term of the debt and are included in interest expense in the consolidated statements of income (loss).
Other expenses
Other expenses are comprised of expenses relating to interest crediting features in certain reinsurance and deposit contracts, as well as changes in value of embedded derivatives in reinsurance contracts and deposit liability contracts that have variable interest crediting features and changes in value of reinsurance contracts that meet the definition of a derivative contract. Variable and fixed interest crediting features are calculated on funds transferred to the Company where interest is credited based on actual cash received into a notional experience account. The ceding company can typically elect to commute at specific points in time in exchange for the amounts held in the notional experience account. For those contracts that contain variable interest crediting features, actual investment returns realized by the Company are included in the calculation, which can increase the overall effective interest crediting rate on those contracts. Variable interest credit features are accounted for as embedded derivatives. Fixed interest credits on reinsurance contracts and deposit liability contracts and changes in value of embedded derivative are included in other expenses in the consolidated statements of income (loss).

Foreign currency transactions
The Company’s functional currency is the U.S. dollar. Transactions involving monetary assets and liabilities denominated in foreign currencies have been converted into U.S. dollars at the exchange rate in effect on the balance sheet date, and the related revenues and expenses are converted using specific rates for the period, as appropriate. Net foreign currency transaction gains and losses arising from these activities are reported in the consolidated statements of income (loss) in the period in which they arise.
Prior to the change in the investment account structure, certain of the Company's investments were denominated in foreign currencies and thus, were subject to the risk associated with foreign currency fluctuations. These investments were translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investments and income and expenses denominated in foreign currencies were translated into U.S. dollar amounts on the respective dates of such transactions. The Company did not isolate the portion of the net investment income resulting from changes in foreign exchange rates on investments, dividends and interest from the fluctuations arising from changes in fair values of securities and derivatives held within the total net investments managed by Third Point LLC. Periodic payments received or paid on swap agreements were recorded as realized gain or loss on investment transactions. Such fluctuations were included within net investment income in the consolidated statements of income (loss).
Income taxes, withholding taxes and uncertain tax positions
The Company provides for income taxes for its operations in income tax paying jurisdictions. The Company’s provision relies on estimates and interpretations of currently enacted tax laws. The Company recognizes deferred tax assets and liabilities based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Such temporary differences are primarily due to tax basis discounts on loss and loss adjustment expense reserves and unearned premiums, deferred acquisition costs and unrealized gains (losses) on investments. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all, or some portion, of the benefits related to deferred tax assets will not be realized. Any adjustments to deferred income taxes are accounted for as changes in estimates and are reflected in the consolidated statements of income (loss) in the year in which they are made. Adjustments could be material and could significantly impact earnings in the year they are recorded.
Prior to the change in the investment account structure, certain of the Company's investments were subject to withholding tax obligations related to dividends, capital gains and interest on certain investments. These withholding taxes were recorded when they became payable and were included in income tax expense (benefit) in the Company’s consolidated statements of income (loss).
The Company recognized uncertain tax positions related to certain investment transactions in foreign jurisdictions. The Company records its uncertain tax positions based on an estimate of the potential liability, including potential interests and penalties, arising from its investment transactions conducted in foreign countries. The changes in the Company’s uncertain tax position is included in income tax expense (benefit) in the Company’s consolidated statements of income (loss).
Variable interest entities
The Company accounts for variable interest entities (“VIEs”) in accordance with FASB ASC Topic 810 Consolidation, which requires the consolidation of all VIEs by the primary beneficiary, that being the investor that has the power to direct the activities of the VIE and that will absorb a portion of the VIE’s expected losses or residual returns that could potentially be significant to the VIE. For VIEs the Company determines it has a variable interest in, it determines whether it is the primary beneficiary of a VIE by performing an analysis that principally considers: (i) the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders; (ii) the VIE’s capital structure; (iii) the terms between the VIE and its variable interest holders and other parties involved with the VIE; (iv) which variable interest holders have the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance; (v) which variable interest holders have the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE; and (vi) related party relationships. The Company reassesses its initial determination of whether the Company is the primary beneficiary of a VIE upon changes in facts and circumstances that could potentially alter the Company’s assessment.
Noncontrolling interests
The Company consolidates the results of entities in which it has a controlling financial interest. The Company records the portion of shareholders’ equity attributable to noncontrolling interests as a separate line within shareholders’ equity in the consolidated balance sheets. The Company records the portion of net (income) loss attributable to noncontrolling interests as a separate line within the consolidated statements of income (loss).
Earnings (loss) per share
Basic earnings (loss) per share is based on the weighted average number of common shares and participating securities outstanding during the period. The weighted average number of common shares excludes any dilutive effect of outstanding warrants, options and unvested restricted shares. Diluted earnings (loss) per share is based on the weighted average number of common shares and participating securities outstanding and includes any dilutive effects of warrants, options and unvested restricted shares under share plans and are determined using the treasury stock method. U.S. GAAP requires that unvested share awards that contain non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid (referred to as “participating securities”), be treated in the same manner as outstanding shares for earnings per share calculations. The Company treats certain of its unvested restricted shares as participating securities. In the event of a net loss, all participating securities, outstanding warrants, options and restricted shares are excluded from both basic and diluted loss per share since their inclusion would be anti-dilutive.
Leases
Leases in which substantially all of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are recognized in the consolidated statements of income (loss) on a straight-line basis over the term of the lease.
Comprehensive income
The Company has no comprehensive income other than net income disclosed in the consolidated statements of income (loss).
Segment information
Under U.S. GAAP, operating segments are based on the internal information that management uses for allocating resources and assessing performance of the Company. Effective January 1, 2021, the Company reports four operating segments: Accident & Health (“A&H”), Specialty, Property, and Runoff & Other. Where applicable, all prior periods presented have been revised to conform to this new presentation. Non-underwriting income and expenses, presented as a reconciliation to our consolidated results, include: net investment income, certain general and administrative expenses related to corporate activities, interest expense, foreign exchange losses and income tax (expense) benefit.
Treasury shares
Common shares repurchased by the Company and not canceled are classified as treasury shares. Treasury shares are recorded at cost, which results in a reduction of shareholders’ equity in the consolidated balance sheets. When shares are reissued from treasury, the Company uses the average cost method to determine the cost of the reissued shares. Gains on sales of treasury shares are credited to additional paid-in capital, while losses are charged to additional paid-in capital to the extent that previous net gains from sales of treasury shares are included therein; otherwise, losses are charged to retained earnings.

Transfer of Financial Assets
The Company accounts for transfers of financial assets as sales when it has surrendered control over the related assets. Whether control has been relinquished requires, among other things, an evaluation of relevant legal considerations and an assessment of the nature and extent of the Company’s continuing involvement with the assets transferred. Gains and losses stemming from transfers reported as sales, if any, would be included as realized gains (losses) within net investment income in the accompanying consolidated statements of income.
In instances where a transfer of financial assets does not qualify for sale accounting, the accounting guidance requires that the transaction be accounted for as a collateralized borrowing. Accordingly, the related assets remain on the Company’s consolidated balance sheets and continue to be reported and accounted for as if the transfer had not occurred. Cash proceeds from these transfers are reported as liabilities, with attributable interest expense recognized over the life of the related transactions.
Recent accounting pronouncements
Adoption of New Accounting Standards
In June 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 amended the guidance on the impairment of financial instruments. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.
In August 2018, the FASB issued Accounting Standards Update 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). ASU 2018-13 is intended to improve the effectiveness of fair value measurement disclosure requirements. The amendments are effective for interim and annual periods beginning after December 15, 2019. ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.
In October 2018, the FASB issued Accounting Standards Update 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). The amendments in ASU 2018-17 for determining whether a decision-making fee is a variable interest require reporting entities to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety. ASU 2018-17 is effective for public business entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. ASU 2018-17 did not impact the Company’s assessment of its variable interest entity.
Recently Issued Accounting Standards Not Yet Adopted
In December 2019, the FASB issued Accounting Standards Update 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The amendments in ASU 2019-12 simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. This new pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.
In January 2020, the FASB issued Accounting Standards Update 2020-01, Investments—Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) - Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force) (“ASU 2020-01”). The amendments in ASU 2020-01 clarify certain interactions between the guidance to account for certain equity securities under Topic 321, the guidance to account for investments under the equity method of accounting in Topic 323, and the guidance in Topic 815, which could change how an entity accounts for an equity security under the measurement alternative or a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with Topic 825, Financial Instruments. These amendments improve current GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. ASU 2020-01 is effective for public business entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. This new pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.
In October 2020, the FASB issued Accounting Standards Update 2020-09, Debt (Topic 470): Amendments to SEC Paragraphs Pursuant to SEC Release No. 33-10762 (“ASU 2020-09”). The amendments in ASU 2020-09 amend and supersede SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Release No. 33-10762 related to financial disclosure requirements for subsidiary issuers and guarantors of registered debt securities and affiliates whose securities are pledged as collateral for registered securities. ASU 2020-09 is effective January 4, 2021, but earlier compliance is permitted. The Company has evaluated the impact of this guidance and it is not expected to have a material impact on the Company’s consolidated financial statements.
3. Change in accounting policy
Premium revenue recognition
Effective January 1, 2021, the Company changed its accounting policy for assumed written premium recognition. Previously, the Company estimated ultimate premium written for the entire contract period and recorded this estimate at inception of the contract. For contracts where the full premium written was not estimable at inception, the Company recorded premium written for the portion of the contract period for which the amount was estimable.
The Company changed its accounting policy to recognize premiums written ratably over the term of the related policy or reinsurance treaty consistent with the timing of when the ceding company has recognized the written premiums. Premiums written include amounts reported by brokers and ceding companies, supplemented by the Company's own estimates of premiums where reports have not been received. The determination of premium estimates requires a review of the Company's experience with the ceding companies, managing general underwriters, familiarity with each market, the timing of the reported information, an analysis and understanding of the characteristics of each class of business and management's judgment of the impact of various factors, including premium or loss trends, on the volume of business written and ceded to the Company. On an ongoing basis, the Company's underwriters review the amounts reported by these third parties for reasonableness based on their experience and knowledge of the subject class of business, taking into account the Company's historical experience with the brokers or ceding companies.
The change in policy has been made because it is management’s opinion that the revised policy reflects the timing of when premiums are written by the cedent and reduces uncertainty regarding the assets and liabilities recorded.

The following tables provide a summary of the retrospective impact from the change in accounting policy on the Company’s consolidated financial statements:
Consolidated balance sheet

	December 31, 2020
	As previously reported	Adjustment	As adjusted
Insurance and reinsurance balances receivable, net	$559,388	$(117,453)	$441,935
Deferred acquisition costs, net	134,308	(65,758)	68,550
Unearned premiums ceded	27,659	(7,195)	20,464
Total assets	3,725,594	(190,406)	3,535,188

Reinsurance balances payable	80,408	(2,293)	78,115
Unearned premium reserves	472,948	(188,113)	284,835
Total liabilities	2,160,308	(190,406)	1,969,902

Shareholders’ equity attributable to SiriusPoint common shareholders	$1,563,925	$—	$1,563,925

	December 31, 2019
	As previously reported	Adjustment	As adjusted
Insurance and reinsurance balances receivable, net	$596,120	$(117,668)	$478,452
Deferred acquisition costs, net	154,717	(62,553)	92,164
Unearned premiums ceded	16,945	(13,822)	3,123
Total assets	3,439,694	(194,043)	3,245,651

Reinsurance balances payable	81,941	(5,425)	76,516
Unearned premium reserves	524,768	(188,618)	336,150
Total liabilities	2,025,620	(194,043)	1,831,577

Shareholders’ equity attributable to SiriusPoint common shareholders	$1,414,074	$—	$1,414,074

Consolidated statement of income (loss)

	Year ended December 31, 2020
	As previously reported	Adjustment	As adjusted
Gross premiums written	$588,035	$505	$588,540
Gross premiums ceded	(39,717)	(6,627)	(46,344)
Net premiums written	548,318	(6,122)	542,196
Change in net unearned premium reserves	62,534	6,122	68,656
Net premiums earned	$610,852	$—	$610,852

Net income available to SiriusPoint common shareholders	$143,517	$—	$143,517

	Year ended December 31, 2019
	As previously reported	Adjustment	As adjusted
Gross premiums written	$631,846	$36,568	$668,414
Gross premiums ceded	(9,265)	(2,111)	(11,376)
Net premiums written	622,581	34,457	657,038
Change in net unearned premium reserves	77,561	(34,457)	43,104
Net premiums earned	$700,142	$—	$700,142

Net income available to SiriusPoint common shareholders	$200,619	$—	$200,619

	Year ended December 31, 2018
	As previously reported	Adjustment	As adjusted
Gross premiums written	$578,252	$71,935	$650,187
Gross premiums ceded	(19,895)	15,726	(4,169)
Net premiums written	558,357	87,661	646,018
Change in net unearned premium reserves	63,085	(87,661)	(24,576)
Net premiums earned	$621,442	$—	$621,442

Net loss attributable to SiriusPoint common shareholders	$(317,692)	$—	$(317,692)
Consolidated statement of cash flows

	Year ended December 31, 2020
	As previously reported	Adjustment	As adjusted
Insurance and reinsurance balances receivable	$38,825	$(215)	$38,610
Deferred acquisition costs, net	20,409	3,205	23,614
Unearned premiums ceded	(10,714)	(6,627)	(17,341)
Unearned premium reserves	(51,820)	505	(51,315)
Reinsurance balances payable	(1,352)	3,132	1,780
Net cash provided by operating activities	$73,356	$—	$73,356

	Year ended December 31, 2019
	As previously reported	Adjustment	As adjusted
Insurance and reinsurance balances receivable	$30,039	$(9,684)	20,355
Deferred acquisition costs, net	49,125	(24,343)	24,782
Unearned premiums ceded	607	(2,111)	(1,504)
Unearned premium reserves	(78,168)	36,568	(41,600)
Reinsurance balances payable	11,964	(430)	11,534
Net cash provided by operating activities	$141,112	$—	$141,112

	Year ended December 31, 2018
	As previously reported	Adjustment	As adjusted
Insurance and reinsurance balances receivable	$(120,620)	$(36,594)	$(157,214)
Deferred acquisition costs, net	54,951	(46,205)	8,746
Unearned premiums ceded	(16,503)	15,726	(777)
Unearned premium reserves	(46,582)	71,935	25,353
Reinsurance balances payable	28,728	(4,862)	23,866
Net cash provided by operating activities	$13,387	$—	$13,387
The change in accounting policy had no impact on the previously reported net income (loss) or shareholders’ equity attributable to SiriusPoint common shareholders.
4. Cash, cash equivalents, restricted cash and restricted investments
The following table provides a summary of cash and cash equivalents, restricted cash and restricted investments as of December 31, 2020 and 2019:

	2020	2019
Cash and cash equivalents	$525,991	$639,415
Restricted cash securing letter of credit facilities (1)	306,032	254,176
Restricted cash securing reinsurance contracts (2)	881,916	760,367
Total cash, cash equivalents and restricted cash (3)	1,713,939	1,653,958
Restricted investments securing reinsurance contracts (2)	86,367	142,617
Total cash, cash equivalents, restricted cash and restricted investments	$1,800,306	$1,796,575
(1)Restricted cash securing letter of credit facilities primarily pertains to letters of credit that have been issued to the Company’s clients in support of our obligations under reinsurance contracts. The Company will not be released from the obligation to provide these letters of credit until the reserves underlying the reinsurance contracts have been settled. The time period for which the Company expects each letter of credit to be in place varies from contract to contract but can last several years.
(2)Restricted cash and restricted investments securing reinsurance contracts pertain to trust accounts securing the Company’s contractual obligations under certain reinsurance contracts that the Company will not be released from until the underlying risks have expired or have been settled. Restricted investments include certain investments in debt securities including U.S. Treasury securities, sovereign debt, and limited partnership interests in TP Fund. The time period for which the Company expects these trust accounts to be in place varies from contract to contract, but can last several years.
(3)Cash, cash equivalents and restricted cash as reported in the Company’s consolidated statements of cash flows.

5. Investments
The following is a summary of the net investments managed by Third Point LLC as of December 31, 2020 and 2019:

	2020	2019
Assets
TP Fund	$1,055,618	$860,630
Debt securities	101,311	125,071
Total investments	1,156,929	985,701
Cash and cash equivalents	451,239	588,196
Restricted cash and cash equivalents	1,187,948	1,014,543
Due from brokers	94,902	—
Interest and dividends receivable	632	2,178
Other assets	—	18
Total assets	2,891,650	2,590,636
Liabilities
Accounts payable and accrued expenses	1,171	509
Securities sold, not yet purchased	11,990	—
Interest and dividends payable	21	—
Total liabilities	13,182	509
Total net investments managed by Third Point LLC	$2,878,468	$2,590,127
Third Point Enhanced LP
On February 28, 2019, SiriusPoint, Third Point Re BDA and Third Point Re USA entered into the Second Amended and Restated Exempted Limited Partnership Agreement (the “2019 LPA”) of TP Fund, effective January 1, 2019. The 2019 LPA amended and restated the Amended and Restated Exempted Limited Partnership Agreement (the “2018 LPA”) of TP Fund.
On August 6, 2020, SiriusPoint, Third Point Re BDA and Third Point Re USA entered into the Third Amended and Restated Exempted Limited Partnership Agreement (“2020 LPA”) of TP Fund, which amended and restated the 2019 LPA, which will become effective at the closing of the merger with Sirius, except for the amendment to the calculation of the loss recovery account which became effective on December 31, 2020. The 2020 LPA updated the terms of the 2019 LPA to reflect adjustments to the loss carryforward terms for the year ended December 31, 2020. The performance of certain fixed income and other investments managed by Third Point LLC will now be considered when calculating the performance fee allocation and loss recovery account amounts under the terms of the 2019 LPA. Other material terms of the 2020 LPA will become effective upon closing of the merger.
The TP Fund investment strategy, as implemented by Third Point LLC, is intended to achieve superior risk-adjusted returns by deploying capital in both long and short investments with favorable risk/reward characteristics across select asset classes, sectors and geographies. Third Point LLC identifies investment opportunities via a bottom-up, value-oriented approach to single security analysis supplemented by a top-down view of portfolio and risk management. Third Point LLC seeks dislocations in certain areas of the capital markets or in the pricing of particular securities and supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures.
TP Fund meets the definition of a variable interest entity principally because of the existence of disproportionate rights in the partnership compared to the obligations to absorb the expected losses and right to receive the expected residual returns of TP Fund’s results. As of December 31, 2020, the Company and Third Point Advisors LLC (“TP GP”) hold interests of approximately 86.1% and 13.9%, respectively, of the net asset value of TP Fund. As a result, both entities hold significant financial interests in TP Fund. However, TP GP controls all of the investment decision-making authority and the Company does not have the power to direct the activities which most significantly impact the economic performance of TP Fund. As a result, the Company is not considered the primary beneficiary and does not consolidate TP Fund. As of December 31, 2020, the Company had no unfunded commitments related to TP Fund and the Company’s maximum exposure to loss corresponds to the value of its investments in TP Fund.
Under the 2019 LPA, the TPRE Limited Partners have the right to withdraw funds weekly from TP Fund to pay claims and expenses as needed, to meet capital adequacy requirements and to satisfy financing obligations. The TPRE Limited Partners may also withdraw their investment upon the occurrence of certain events specified in the 2019 LPA and may withdraw their investment in full on December 31, 2021 and each successive three-year anniversary of such date.
Collateral and other investment assets
In addition to serving as the investment manager for TP Fund, Third Point LLC also serves as investment manager for the Company’s collateral and other investment assets, which consist of cash, U.S. Treasuries, sovereign debt, structured and corporate credit fixed income securities.

On July 31, 2018, Third Point Re BDA and Third Point Re USA entered into the Collateral Assets Investment Management Agreement (the “2018 Collateral Assets IMA”) with Third Point LLC effective August 31, 2018, pursuant to which Third Point LLC serves as investment manager of certain collateral assets. The collateral assets are presented in the consolidated balance sheets within debt securities and restricted cash and cash equivalents, and are considered as part of total net investments managed by Third Point LLC.

On May 24, 2019, Third Point Re BDA and Third Point Re USA entered into the Amended and Restated Collateral Assets Investment Management Agreement (the “Amended Collateral Assets IMA”) with Third Point LLC, effective May 24, 2019, pursuant to which, in addition to serving as the investment manager for the Company’s collateral assets, Third Point LLC will serve as investment manager of certain investment assets withdrawn from TP Fund. The Amended Collateral Assets IMA will continue in effect thereafter so long as either Third Point Re BDA or Third Point Re USA remains a limited partner of TP Fund. The Company entered into the Amended Collateral Assets IMA to provide for Third Point LLC's management of a substantial portion of the Company’s assets that were reallocated from TP Fund into cash, U.S. Treasuries and other fixed income investments.
In the year ended December 31, 2020, the Company expanded its fixed income portfolio by investing in structured credit and corporate credit securities such as corporate bonds and bank debt. The Company has also hedged part of the interest rate risk underlying these securities by purchasing short positions in long duration U.S. Treasuries which are included in securities sold, not yet purchased in the consolidated balance sheets as of December 31, 2020.

6. Fair value measurements
The following tables present the Company’s investments, categorized by the level of the fair value hierarchy as of December 31, 2020 and 2019:

	December 31, 2020
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets
Private common equity securities	$—	$—	$1,000	$1,000
Private preferred equity securities	—	—	3,000	3,000
Total equities	—	—	4,000	4,000
Asset-backed securities	—	9,929	—	9,929
Bank debt	—	423	—	423
Corporate bonds	—	37,746	—	37,746
U.S. Treasury securities	—	53,213	—	53,213
Total debt securities	—	101,311	—	101,311
Derivative assets	—	—	1,153	1,153
	$—	$101,311	$5,153	106,464
Investments in funds valued at NAV				1,055,618
Total assets				$1,162,082
Liabilities
U.S. Treasury securities	$—	$11,990	$—	$11,990
Total securities sold, not yet purchased	—	11,990	—	11,990
Derivative liabilities	—	—	1,013	1,013
Total liabilities	$—	$11,990	$1,013	$13,003

	December 31, 2019
	Quoted prices in active markets	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
Assets
Private common equity securities	$—	$—	$1,000	$1,000
Private preferred equity securities	—	—	3,000	3,000
Total equities	—	—	4,000	4,000
U.S. Treasury securities	—	101,186	—	101,186
Sovereign debt	—	23,885	—	23,885
Total debt securities	—	125,071	—	125,071
	$—	$125,071	$4,000	129,071
Investments in funds valued at NAV				860,630
Total assets				$989,701
Liabilities
Derivative liabilities	$—	$—	$31	$31
Total liabilities	$—	$—	$31	$31

The total change in unrealized gains (losses) on equity and debt securities held at the year ended December 31, 2020 were $nil and $10.5 million, respectively (2019 - $nil and $10.0 million, and 2018 - $nil and $(6.7) million, respectively).
Private common and preferred equity securities
Private common and preferred equity securities are those not registered for public sale and are carried at an estimated fair value at the end of the period. Valuation techniques used may include market approach, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates and other factors. In addition, third party valuation firms may be employed to conduct investment valuations of such private securities. As the significant inputs used to price these securities are unobservable, these are classified as Level 3.
Debt securities
Debt securities are priced using broker dealer quotes or a recognized third-party pricing vendor. The key inputs for corporate, government and sovereign bonds valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities (“ABS”) are yield, probability of default, loss severity and prepayment.
As of December 31, 2020, the Company’s ABS holdings primarily consisted of private-label issued, non-investment grade securities, and none of these securities were guaranteed by a government sponsored entity. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their properties, refinance, or otherwise pre-pay their loans. As an investor in these classes of ABS, the Company may be exposed to the credit risk of underlying borrowers not being able to make timely payments on loans or the likelihood of borrowers defaulting on their loans. In addition, the Company may be exposed to significant market and liquidity risks.
Investments in funds valued at NAV
The Company values its investments in limited partnerships, including its investment in related party investment fund, at fair value. The Company has elected the practical expedient for fair value for these investments which is estimated based on the Company’s share of the NAV of the limited partnerships, as provided by the independent fund administrator, as the Company believes it represents the most meaningful measurement basis for the investment assets and liabilities. The NAV represents the Company’s proportionate interest in the members’ equity of the limited partnerships. The resulting net gains or net losses are reflected in the consolidated statements of income (loss). These investments are included in investment in funds valued at NAV and excluded from the presentation of investments categorized by the level of the fair value hierarchy.
In order to assess the reasonableness of the NAVs, the Company performs a number of monitoring procedures on a monthly, quarterly and annual basis, to assess the quality of the information provided by the investment manager and fund administrator underlying the preparation of the NAV. These procedures include, but are not limited to, regular review and discussion of the fund’s performance with the investment manager.
Derivative Instruments
Embedded derivatives
The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value with changes in fair value of the embedded derivative reported in other expenses. The Company’s embedded derivatives relate to interest crediting features in certain reinsurance and deposit contracts that vary based on the returns on the Company’s investments managed by Third Point LLC. The Company determines the fair value of the embedded derivatives using models developed by the Company. As the significant inputs used to price embedded derivatives are unobservable, these are classified as Level 3.

Other derivatives
Other underwriting-related derivatives include reinsurance contracts that are accounted for as derivatives. These derivative contracts are initially valued at cost which approximates fair value. In subsequent measurement periods, the fair values of these derivatives are determined using internally developed discounted cash flow models. As the significant inputs used to price these derivatives are unobservable, the fair values of these contracts are classified as Level 3.
The following table presents the reconciliation of all investments measured at fair value using Level 3 inputs for the years ended December 31, 2020 and 2019:

	January 1, 2020	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses) (1)	December 31, 2020
Assets
Private common equity securities	$1,000	$—	$—	$—	$—	$1,000
Private preferred equity securities	3,000	—	—	—	—	3,000
Derivative assets	—	—	—	—	1,153	1,153
Total assets	$4,000	$—	$—	$—	$1,153	$5,153
Liabilities
Derivative liabilities	$(31)	$—	$—	$(1,004)	$22	$(1,013)
Total liabilities	$(31)	$—	$—	$(1,004)	$22	$(1,013)

	January 1, 2019	Transfers in to (out of) Level 3	Purchases	Sales	Realized and Unrealized Gains(Losses)(1)	December 31, 2019
Assets
Private common equity securities	$—	$—	$1,000	$—	$—	$1,000
Private preferred equity securities	—	—	3,000	—	—	3,000
Total assets	$—	$—	$4,000	$—	$—	$4,000
Liabilities
Derivative liabilities	$(22)	$—	$—	$—	$(9)	$(31)
Total liabilities	$(22)	$—	$—	$—	$(9)	$(31)
(1)Total change in realized and unrealized gains (losses) recorded on Level 3 financial instruments is included in net investment income in the consolidated statements of income (loss). Realized and unrealized gains (losses) related to underwriting-related derivative assets and liabilities are included in other expenses, net of foreign exchange (gains) losses, in the consolidated statements of income (loss).
Total change in unrealized gains (losses) on fair value of assets using significant unobservable inputs (Level 3) held at the year ended December 31, 2020 was $1.2 million (2019 - $nil and 2018 - $nil).
For the years ended December 31, 2020 and 2019, there were no changes in the valuation techniques as they relate to the above.
7. Due from brokers
During the year ended December 31, 2020, the Company expanded its fixed income portfolio by investing in structured credit and corporate credit securities such as corporate bonds and bank debt. The Company has also hedged part of the interest rate risk underlying these securities by purchasing short positions in long duration U.S. Treasuries.
The Company holds substantially all of its fixed income investments through prime brokers pursuant to agreements between the Company and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities are available as collateral against investments in securities sold, not yet purchased, if required.

As of December 31, 2020, the Company’s due from brokers were comprised of the following:

2020
Due from brokers
Cash held at brokers	$94,902
$94,902
Margin debt balances were collateralized by cash held by the broker and certain of the Company’s securities. Margin interest was paid either at the daily broker call rate or based on London Inter-bank Offered Rate. Amounts are borrowed through committed facilities with terms of up to 90 days, secured by assets of the Company held by the prime broker, and incur interest based on the Company’s negotiated rates. This interest expense is reflected in other net investment income (loss) in the consolidated statements of income (loss).
8. Derivatives
The following tables identify the listing currency, fair value and notional amounts of derivative instruments included in the consolidated balance sheets as of December 31, 2020 and 2019:

		2020		2019
Derivative Assets	Listing currency (1)	Fair Value	Notional Amounts (2)	Fair Value	Notional Amounts (2)
Reinsurance contracts accounted for as derivative assets	GBP	$1,153	$4,150	$—	$—
		$1,153	$4,150	$—	$—

		2020		2019
Derivative Liabilities	Listing currency (1)	Fair Value	Notional Amounts (2)	Fair Value	Notional Amounts (2)
Reinsurance contracts accounted for as derivative liabilities	GBP	$1,008	$15,704	$—	$—
Embedded derivative liabilities in reinsurance contracts	USD	5	20,000	31	20,000
		$1,013	$35,704	$31	$20,000
(1)GBP = British Pound, USD = US Dollar.
(2)The absolute notional exposure represents the Company’s derivative activity as of December 31, 2020 and 2019, which is representative of the volume of derivatives held during the period.

The following table sets forth, by major risk type, the Company’s realized and unrealized gains (losses) relating to derivatives for the years ended December 31, 2020, 2019 and 2018. Realized and unrealized gains (losses) for the year ended December 31, 2018 includes activity in the separate accounts up to the date of change in the investment account structure. Realized and unrealized gains (losses) related to free standing derivatives were included in net investment income in the consolidated statements of income (loss). Realized and unrealized gains (losses) related to underwriting-related derivatives are included in other expenses in the consolidated statements of income (loss).

	2020		2019		2018
Free standing Derivatives - Primary Underlying Risk	Realized Gain (Loss)	Unrealized Gain (Loss)*	Realized Gain (Loss)	Unrealized Gain (Loss)*	Realized Gain (Loss)	Unrealized Gain (Loss)*
Credit
Credit Default Swaps - Protection Purchased	$—	$—	$—	$—	$(3,557)	$921
Credit Default Swaps - Protection Sold	—	—	—	—	(333)	744
Total Return Swaps - Long Contracts	—	—	—	—	3,486	(2,000)
Equity Price
Contracts for Differences - Long Contracts	—	—	—	—	32,460	(15,098)
Contracts for Differences - Short Contracts	—	—	—	—	4,568	(3,608)
Total Return Swaps - Long Contracts	—	—	—	—	16,792	(15,864)
Total Return Swaps - Short Contracts	—	—	—	—	(17,329)	1,883
Interest Rates
Interest Rate Swaptions	—	—	—	—	(1,819)	1,228
Sovereign Future Options - Long Contracts	—	—	—	—	403	—
Sovereign Future Options - Short Contracts	—	—	—	—	50	—
Sovereign Futures - Long Contracts	—	—	—	—	639	—
Sovereign Futures - Short Contracts	—	—	—	—	(1,166)	—
Total Return Swaps - Long Contracts	—	—	—	—	(7,569)	—
Foreign Currency Exchange Rates
Foreign Currency Forward Contracts	—	—	—	—	(2,849)	4,403
Foreign Currency Future Options - Purchased	—	—	—	—	(108)	—
Foreign Currency Options - Purchased	—	—	—	—	5,138	—
Foreign Currency Options - Sold	—	—	—	—	(771)	—
	$—	$—	$—	$—	$28,035	$(27,391)

Other Derivatives
Reinsurance contracts accounted for as derivative instruments	$—	$1,222	$—	$—	$—	$—
Embedded derivatives in reinsurance contracts	—	26	—	(9)	—	149
	$—	$1,248	$—	$(9)	$—	$149
*Unrealized gain (loss) relates to derivatives still held at reporting date.
9. Loss and loss adjustment expense reserves (as adjusted - see Note 3)
As of December 31, 2020 and 2019, loss and loss adjustment expense reserves in the consolidated balance sheets was comprised of the following:

	2020	2019
Case loss and loss adjustment expense reserves	$265,619	$148,166
Incurred but not reported loss and loss adjustment expense reserves	1,043,458	963,359
Deferred gains on retroactive reinsurance contracts	991	167
	$1,310,068	$1,111,692

Reserving methodologies
The Company’s methodology for reserving for its reinsurance contracts and determining its loss and loss adjustment expense reserves, including incurred but not reported reserves, is as follows:
The Company’s actuaries perform an actuarial projection of the Company’s reserves quarterly and have a third-party actuarial review performed periodically. Reserves are estimated on an individual contract basis. The Company typically initially reserves individual contracts to the expected loss and loss expense ratio in its pricing analysis. The Company also considers the level of adequacy of the pricing loss ratio estimates, and may make upward or downward adjustments in the aggregate reserves if there is evidence that the pricing loss ratio estimates are biased in one direction or the other. As loss information is received from cedents, the Company incorporates other actuarial methods into its projection of ultimate losses and, hence, reserves.
In the Company’s pricing analyses, there is a significant amount of information unique to the individual client and, when necessary, the analysis is supplemented with industry data. Industry data primarily takes the form of paid and incurred development patterns from statutory financial statements and statistical agencies. For the Company’s actuarial reserve projections, the relevant information received from clients includes premium estimates, paid loss and loss adjustment expenses and case reserves. The Company’s actuaries review the data for reasonableness and research any noted anomalies. On each contract, the Company’s actuaries compare the expected paid and incurred amounts at each quarter-end with actual amounts reported. The Company’s actuaries also compare premiums received with projected premium receipts at each quarter end.
There is a time lag between when a covered loss event occurs and when it is reported to the Company’s cedents. There is also a time lag between when clients pay claims, establish case reserves and re-estimate their reserves, and when they notify the Company of the payments and/or new or revised case reserves. This reporting lag is typically 60 to 90 days after the end of a reporting period, but can be longer in some cases. The Company’s actuaries use techniques that adjust for this reporting lag. While it would be unusual to have lags that extend beyond 90 days, the Company’s actuarial techniques are designed to adjust for such a circumstance.
The principal actuarial methods (and associated key assumptions) used to perform the Company’s quarterly loss reserve analysis may include one or more of the following methods:
A priori loss ratio method
To estimate ultimate losses using the a priori loss ratio method, the Company multiplies earned premiums by an expected loss ratio. The expected loss ratio is selected as part of the pricing and utilizes individual client data, supplemented by industry data where necessary. This method is often useful when there is limited historical data due to few losses being incurred.
Paid loss development method
This method estimates ultimate losses by calculating past paid loss development factors and applying them to exposure periods with further expected paid loss development. The paid loss development method assumes that losses are paid at a rate consistent with the historical rate of payment. It provides an objective test of reported loss projections because paid losses contain no case reserve estimates. For some lines of business, claim payments are made slowly and it may take many years for claims to be fully reported and settled.
Incurred loss development method
This method estimates ultimate losses by using past incurred loss development factors and applying them to exposure periods with further expected incurred loss development. Since incurred losses include payments and case reserves, changes in both of these amounts are incorporated in this method. This approach provides a larger volume of data to estimate ultimate losses than paid loss methods. Thus, incurred loss patterns may be less varied than paid loss patterns, especially for coverages that have historically been paid out over a long period of time but for which claims are incurred relatively early and case loss reserve estimates are established.

Bornhuetter-Ferguson paid and incurred loss methods
These methods are a weighted average of the a priori loss ratio method and the relevant development method. The weighting between the two methods depends on the maturity of the business. This means that for the more recent years a greater weight is placed on the a priori loss ratio method, while for the more mature years a greater weight is placed on the development methods. These methods avoid some of the distortions that could result from a large development factor being applied to a small base of paid or incurred losses to calculate ultimate losses. This method will react slowly if actual paid or incurred loss experience develops differently than historical paid or incurred loss experience because of major changes in rate levels, retentions or deductibles, the forms and conditions of coverage, the types of risks covered or a variety of other factors.
IBNR to outstanding ratio method
This method is used in selected cases typically for very mature years that still have open claims. This method assumes that the estimated future loss development is indicated by the current level of case reserves.
Key to the projection of ultimate loss is the amount of credibility or weight assigned to each actuarial method. Each method has advantages and disadvantages, and those can change depending on numerous factors including the reliability of the underlying data. The selection and weighting of the projection methods is a highly subjective process. In order to achieve a desirable amount of consistency from study to study and between contracts, the Company’s actuaries have implemented a weighting scheme that incorporates numerous “rules” for the weighting of actuarial methods. These rules attempt to effectively standardize the process used for selecting weights for the various methods. There are numerous circumstances where the rules would be modified for specific reinsurance contracts; examples would include a large market event or new information on historical years that may cause us to increase our a priori loss ratio.
As part of the Company’s quarterly reserving process, loss-sensitive contingent expenses (e.g., profit commissions, sliding-scale ceding commissions, etc.) are calculated on an individual contract basis. These expense calculations are based on the updated ultimate loss estimates derived from the Company's quarterly reserving process.
The Company’s reserving methodologies use a loss reserving model that calculates a point estimate for the Company’s ultimate losses. Although the Company believes that its assumptions and methodologies are reasonable, the ultimate payments may vary, potentially materially, from the estimates that the Company has made.
Catastrophe event estimates
Some of the Company’s contracts are exposed to losses from catastrophes (either natural catastrophes or man-made catastrophes). Given the high-severity, low-frequency nature of these events, the losses typically generated therefrom do not lend themselves to traditional actuarial reserving methods, such as those described above. Therefore, our reserving approach for these types of coverages is to estimate the ultimate cost associated with a single loss event rather than analyzing the historical development patterns of past losses for estimating ultimate losses for an entire contract. We estimate our reserves for these catastrophe events on a contract-by-contract basis by means of a review of policies with known or potential exposure to a particular loss event. We consider the following information when making these contract-by-contract estimates of catastrophe event losses: information provided by cedents and brokers; industry loss estimates; catastrophe model output; and the terms and conditions of the contracts with exposure to those events. Initial estimates are established in the period that a catastrophe event occurs and are then monitored each subsequent quarter, considering the latest information available.
There were no significant changes made to the Company’s methodology for calculating loss and loss adjustment reserves for the year ended December 31, 2020.

Roll forward of loss and loss adjustment expense reserves
The following table represents the activity in the loss and loss adjustment expense reserves for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Gross reserves for loss and loss adjustment expenses, beginning of year	$1,111,692	$937,157	$720,570
Less: loss and loss adjustment expenses recoverable, beginning of year	(5,520)	(2,031)	(1,113)
Less: deferred charges on retroactive reinsurance contracts	(6,738)	(3,847)	—
Net reserves for loss and loss adjustment expenses, beginning of year	1,099,434	931,279	719,457
Increase (decrease) in net loss and loss adjustment expenses incurred in respect of losses occurring in:
Current year	431,506	489,994	434,276
Prior years	33,792	(86,495)	4,138
Total incurred loss and loss adjustment expenses	465,298	403,499	438,414
Net loss and loss adjustment expenses paid in respect of losses occurring in:
Current year	(73,550)	(63,638)	(85,173)
Prior years	(209,534)	(188,392)	(132,336)
Total net paid losses	(283,084)	(252,030)	(217,509)
Foreign currency translation	8,051	16,686	(9,083)
Net reserves for loss and loss adjustment expenses, end of year	1,289,699	1,099,434	931,279
Plus: loss and loss adjustment expenses recoverable, end of year	14,375	5,520	2,031
Plus: deferred charges on retroactive reinsurance contracts	5,994	6,738	3,847
Gross reserves for loss and loss adjustment expenses, end of year	$1,310,068	$1,111,692	$937,157
Changes in the Company’s loss and loss adjustment expense reserves result from re-estimating loss reserves and from changes in premium earnings estimates. Furthermore, many of the Company’s contracts have sliding scale or profit commissions whereby loss reserve development can be offset by changes in acquisition costs that vary inversely with loss experience. In some instances, the Company can have loss reserve development on contracts where there is no sliding scale or profit commission or where the loss ratio falls outside of the loss ratio range to which the sliding scale or profit commission applies.
The $33.8 million net increase in prior years’ reserves for the year ended December 31, 2020 includes $18.8 million increase in loss reserves resulting from increases in premium earnings estimates on certain contracts and $15.0 million of net adverse reserve development related to increases in loss reserve estimates. The net increase in loss reserves as well as the changes in acquisition costs as a result of sliding scale or profit commissions is explained as follows:
•The $18.8 million net increase in loss and loss adjustment expenses incurred resulting from increases in premium earnings estimates was accompanied by a $5.0 million increase in acquisition costs, for a total of $23.8 million increase in loss and loss adjustment expenses incurred and acquisition costs. The increase in loss and loss adjustment expenses incurred and acquisition costs was due to an increase in prior period earned premium of $27.9 million. The increase in prior period earned premium was the result of changes in ultimate premium and earning pattern estimates. The net impact was a $4.1 million improvement in the net underwriting results for the year ended December 31, 2020.
•The $15.0 million of net adverse prior years’ reserve development related to increases in loss reserve estimates for the year ended December 31, 2020 was accompanied by net increases of $11.8 million in acquisition costs and net decreases of $7.8 million in earned premium, resulting in a $34.6 million increase in net underwriting loss, primarily due to:
•$19.9 million and $18.9 million of net adverse underwriting loss development relating to our general liability and multi-line contracts, respectively, as a result of worse than expected loss experience. The adverse underwriting loss development is a result of accumulated loss experience and cedent reserving increases, indicating that underlying casualty loss trends are higher than initial pricing and reserving, consistent with the industry impact of social inflation. In addition, the current elevated level of uncertainty makes historical data less applicable for future projections, and has contributed to an increase in the estimate of ultimate losses on certain accounts; partially offset by
•$7.6 million of improvement in net underwriting loss development relating to our workers’ compensation contracts as a result of better than expected loss experience; and
•$2.4 million of improvement in net underwriting loss development relating to one retroactive reinsurance contract as a result of better than expected loss experience. This retroactive reinsurance contract had profit commission terms such that the net favorable prior years’ reserve development of $21.6 million associated with this contract was offset by an increase in acquisition costs of $19.2 million.
•In total, the change in net underwriting loss for prior periods due to loss reserve development and adjustments to premium earnings estimates resulted in a $30.5 million increase in net underwriting loss for the year ended December 31, 2020.
As of December 31, 2020, the Company had unamortized deferred charges of $6.0 million (December 31, 2019 - $6.7 million) relating to retroactive reinsurance contracts. Deferred charges on retroactive contracts are recorded in other assets on the Company’s consolidated balance sheets.
The $86.5 million net decrease in prior years’ reserves for the year ended December 31, 2019 includes $98.5 million of net favorable reserve development related to decreases in loss reserve estimates, partially offset by a $12.0 million increase in loss reserves resulting from increases in premium earnings estimates on certain contracts. The net decrease in loss reserves as well as the impact of any offsetting changes in acquisition costs as a result of sliding scale or profit commissions is explained as follows:
•The $98.5 million of net favorable prior years’ reserve development for the year ended December 31, 2019 was accompanied by net increases of $100.9 million in acquisition costs and net increases of $7.8 million in earned premium, resulting in a $5.4 million improvement in the net underwriting results, primarily due to:
•$14.9 million of improvement in net underwriting loss development relating to our workers’ compensation contracts as a result of better than expected loss experience;
•$3.5 million of improvement in net underwriting loss development relating to our non-standard auto contracts as a result of better than expected loss experience;
•$0.5 million of improvement in net underwriting loss development relating to one retroactive reinsurance contract as a result of better than expected loss experience. This retroactive reinsurance contract had profit commission terms such that the net favorable reserve development associated with this contract of $69.4 million was offset by an increase in acquisition costs of $68.9 million; partially offset by
•$8.8 million of net adverse underwriting loss development relating to our general liability contracts as a result of worse than expected loss experience; and
•$8.1 million of net adverse underwriting loss development relating to our multi-line contracts as a result of worse than expected loss experience.
•The $12.0 million net increase in loss and loss adjustment expenses incurred resulting from increases in premium earnings estimates was accompanied by a $7.2 million decrease in acquisition costs, for a total of $4.8 million increase in loss and loss adjustment expenses incurred and acquisition costs. The increase in loss and loss adjustment expenses incurred and acquisition costs was due to an increase in prior period earned premium of $3.1 million. The increase in prior period earned premium was the result of changes in ultimate premium and earning pattern estimates. The net impact was a $1.7 million increase in net underwriting loss for the year ended December 31, 2019.

•In total, the change in net underwriting loss for prior periods due to loss reserve development and adjustments to premium earnings estimates resulted in a $3.7 million improvement in the net underwriting results for the year ended December 31, 2019.
The $4.1 million net increase in prior years’ reserves for the year ended December 31, 2018 includes $12.9 million of net favorable reserve development related to decreases in loss reserve estimates and $17.0 million increase in loss reserves resulting from increases in premium earnings estimates on certain contracts. The net increase in loss reserves as well as the impact of any offsetting changes in acquisition costs as a result of sliding scale or profit commissions is explained as follows:
•The $12.9 million of net favorable prior years’ reserve development for the year ended December 31, 2018 was accompanied by net increases of $7.7 million in acquisition costs, resulting in a $5.2 million improvement in the net underwriting results, primarily due to:
•$15.8 million of net favorable underwriting loss development relating to workers’ compensation, multi-line and credit and financial lines contracts. The favorable development was the result of better than expected loss experience and was partially offset by;
•$10.5 million of net adverse underwriting loss development primarily relating to our general liability and homeowners’ contracts, as a result of worse than expected loss experience.
•The $17.0 million net increase in loss and loss adjustment expenses incurred resulting from increases in premium earnings estimates was accompanied by a $5.4 million increase in acquisition costs, for a total of $22.4 million increase in loss and loss adjustment expenses incurred and acquisition costs. The increase in loss and loss adjustment expenses incurred and acquisition costs was due to an increase in prior period earned premium of $23.4 million. The increase in prior period earned premium was the result of changes in ultimate premium and earning pattern estimates. The net impact was a $1.0 million improvement in the net underwriting results for the year ended December 31, 2018.
•In total, the change in net underwriting loss for prior periods due to loss reserve development and adjustments to premium earnings estimates resulted in a $6.2 million improvement in the net underwriting results for the year ended December 31, 2018.
Incurred and paid development tables by accident year
The Company manages its business on the basis of four operating segments, accident & health, specialty, property and runoff & other. The Company has disaggregated its loss information presented in the tables below by prospective and retroactive reinsurance. For its prospective reinsurance business, the Company further disaggregated by the different lines of business included in this segment. The Company’s retroactive reinsurance contracts have been presented by year of inception. The Company’s retroactive reinsurance contracts within each inception year share similar characteristics and as a result, have not been disaggregated further. The Company has presented the below development tables for all accident years shown using exchange rates as at December 31, 2020. All accident years prior to the current year have been restated and presented using the current year exchange rate.
The Company’s loss reserve analysis is based primarily on underwriting year data. The preparation of accident year development tables requires an allocation of underwriting year data to the corresponding accident years. For instance, a contract written in one particular underwriting year may have exposure to losses from two or more accident years. These allocations are done using accident year loss payment and reporting patterns, along with premium earnings patterns. These patterns are derived from either company-specific or industry historical loss data, depending on availability and applicability. The Company believes that its allocations are reasonable; however, to the extent that the Company’s allocation procedure for loss and loss adjustment expenses incurred differs from actual historical development, the actual loss development may differ materially from the loss development presented.
As described in the roll forward of loss and loss adjustment expense reserves section above, changes in the Company’s loss and loss adjustment expense reserves result from both re-estimating loss reserves as well as changes in premium estimates. In addition, many of the Company’s contracts have sliding scale or profit commissions whereby loss reserve development can be offset by changes in acquisition costs. See additional disclosure above on the net impact on underwriting income after considering the impact of changes in premium estimates and the impact of acquisition costs for the years ended December 31, 2020, 2019 and 2018.
Property and Casualty Reinsurance - Prospective Reinsurance Contracts
The following tables provide a breakdown of the Company’s loss and loss adjustment expenses incurred, net and net loss and loss adjustment expenses paid by accident year by line of business for the Company’s prospective reinsurance contracts for the year ended December 31, 2020. The information related to loss and loss adjustment expenses incurred, net and net loss and loss adjustment expenses paid for the years ended December 31, 2012 through 2019 is presented as supplementary information and is unaudited:
Global A&H

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	716	716	813	829	2
2018	—	—	—	—	—	—	2,624	2,982	3,039	7
2019	—	—	—	—	—	—	—	3,437	3,565	1,001
2020	—	—	—	—	—	—	—	—	3,153	2,671
Total									$10,586	$3,681

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	4	261	575	827
2018	—	—	—	—	—	—	957	2,109	3,032
2019	—	—	—	—	—	—	—	1,640	2,564
2020	—	—	—	—	—	—	—	—	482
Total									$6,905

Global A&H - net reserves for loss and loss adjustment expenses, end of year									$3,681

Marine & Energy

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	4,673	3,885	812	730	119	80
2017	—	—	—	—	—	3,932	2,829	3,212	3,478	525
2018	—	—	—	—	—	—	3,589	3,852	3,088	585
2019	—	—	—	—	—	—	—	3,967	4,250	2,839
2020	—	—	—	—	—	—	—	—	3,442	3,419
Total									$14,377	$7,448

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	126
2018	—	—	—	—	—	—	—	—	2,003
2019	—	—	—	—	—	—	—	—	153
2020	—	—	—	—	—	—	—	—	—
Total									$2,282

Marine & Energy - net reserves for loss and loss adjustment expenses, end of year									$12,095

Credit

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	364	408	113	107	99	77	80	77	—
2014	—	—	5,844	2,657	2,430	2,204	1,384	1,454	1,341	—
2015	—	—	—	5,249	5,048	4,760	4,012	3,129	2,665	78
2016	—	—	—	—	10,750	10,732	10,825	6,564	6,752	1,247
2017	—	—	—	—	—	13,356	13,460	7,029	7,445	2,511
2018	—	—	—	—	—	—	17,415	10,661	12,035	4,947
2019	—	—	—	—	—	—	—	17,740	19,348	10,352
2020	—	—	—	—	—	—	—	—	22,803	9,402
Total									$72,466	$28,537

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	11	66	74	78	77	77	76
2014	—	—	42	784	1,038	1,318	1,322	1,344	1,310
2015	—	—	—	402	1,128	2,045	2,328	2,503	2,408
2016	—	—	—	—	1,013	2,326	3,419	4,197	4,213
2017	—	—	—	—	—	1,100	2,332	3,026	3,319
2018	—	—	—	—	—	—	897	2,716	3,989
2019	—	—	—	—	—	—	—	1,900	3,368
2020	—	—	—	—	—	—	—	—	8,230
Total									$26,913

Credit - net reserves for loss and loss adjustment expenses, end of year									$45,553

Casualty

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$17,284	$16,798	$16,842	$17,130	$17,148	$17,053	$17,230	$17,287	$17,377	$7
2013	—	48,279	48,606	52,837	52,787	52,735	52,601	52,230	52,450	486
2014	—	—	167,001	174,182	174,714	168,861	168,102	167,237	170,052	11,237
2015	—	—	—	189,321	199,697	183,964	186,499	195,821	195,369	23,674
2016	—	—	—	—	206,074	202,618	205,252	208,768	215,964	48,630
2017	—	—	—	—	—	181,109	186,073	186,623	197,100	73,252
2018	—	—	—	—	—	—	196,161	195,043	203,571	99,702
2019	—	—	—	—	—	—	—	148,962	160,409	94,732
2020	—	—	—	—	—	—	—	—	123,722	101,140
Total									$1,336,014	$452,860

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$5,713	$10,613	$14,404	$15,730	$16,351	$16,114	$16,458	$16,695	$17,038
2013	—	11,260	26,386	35,526	41,892	46,319	48,545	49,855	50,281
2014	—	—	49,855	113,933	127,284	134,658	140,576	143,441	145,293
2015	—	—	—	45,434	95,143	112,164	126,400	134,143	141,579
2016	—	—	—	—	42,665	96,910	114,312	127,468	137,822
2017	—	—	—	—	—	29,550	63,183	78,105	97,029
2018	—	—	—	—	—	—	25,181	55,558	78,508
2019	—	—	—	—	—	—	—	16,826	42,471
2020	—	—	—	—	—	—	—	—	9,980
Total									$720,001

Casualty - net reserves for loss and loss adjustment expenses, end of year									$616,013

Other Specialty

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	2,317	4,272	4,564	4,564	4,564	4,564	4,564	4,564	—
2014	—	—	27,671	20,272	24,214	19,570	21,346	21,355	21,355	174
2015	—	—	—	61,160	84,198	81,934	81,186	81,320	81,312	525
2016	—	—	—	—	91,574	92,759	90,648	91,332	91,409	259
2017	—	—	—	—	—	80,058	85,255	86,544	86,900	1,754
2018	—	—	—	—	—	—	88,621	100,329	97,627	28,803
2019	—	—	—	—	—	—	—	134,382	152,307	86,385
2020	—	—	—	—	—	—	—	—	136,121	101,140
Total									$671,595	$219,040

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	1,243	4,563	4,563	4,563	4,563	4,563	4,563
2014	—	—	1,221	14,304	20,921	19,034	20,792	21,082	21,139
2015	—	—	—	30,999	66,086	74,904	77,815	79,727	80,301
2016	—	—	—	—	30,997	77,062	85,422	88,842	90,256
2017	—	—	—	—	—	54,370	75,379	81,290	84,079
2018	—	—	—	—	—	—	31,096	48,967	55,655
2019	—	—	—	—	—	—	—	19,930	49,036
2020	—	—	—	—	—	—	—	—	23,148
Total									$408,177

Other Specialty - net reserves for loss and loss adjustment expenses, end of year									$263,418

Property Catastrophe Excess Reinsurance

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	39,582	39,250	11,000
2020	—	—	—	—	—	—	—	—	59,245	44,628
Total									$98,495	$55,628

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	470	15,326
2020	—	—	—	—	—	—	—	—	7,321
Total									$22,647

Property Catastrophe Excess Reinsurance - net reserves for loss and loss adjustment expenses, end of year									$75,848

Property Risk and Pro Rata

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$10,917	$8,672	$9,375	$9,353	$9,416	$9,472	$9,501	$9,490	$9,484	$2
2013	—	27,765	24,980	25,766	25,882	25,785	26,170	26,051	26,378	232
2014	—	—	40,256	40,920	41,336	44,627	46,500	46,303	46,719	576
2015	—	—	—	50,330	52,533	54,635	56,313	56,201	56,583	902
2016	—	—	—	—	45,415	43,038	43,799	43,733	43,810	1,108
2017	—	—	—	—	—	41,237	41,833	41,753	41,926	1,576
2018	—	—	—	—	—	—	54,084	52,344	52,650	5,797
2019	—	—	—	—	—	—	—	53,597	53,713	7,096
2020	—	—	—	—	—	—	—	—	59,159	29,199
Total									$390,422	$46,488

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$4,656	$8,381	$9,075	$9,186	$9,352	$9,400	$9,482	$9,483	$9,482
2013	—	14,635	22,229	24,023	25,167	25,406	25,815	25,993	26,127
2014	—	—	19,420	34,381	38,448	42,775	44,533	45,312	45,937
2015	—	—	—	22,706	43,382	48,360	51,783	53,924	55,066
2016	—	—	—	—	21,593	31,871	37,044	39,651	41,872
2017	—	—	—	—	—	24,713	33,436	37,171	39,282
2018	—	—	—	—	—	—	26,458	35,169	45,146
2019	—	—	—	—	—	—	—	22,624	43,542
2020	—	—	—	—	—	—	—	—	24,454
Total									$330,908

Property Risk and Pro Rata - net reserves for loss and loss adjustment expenses, end of year									$59,514

Agriculture

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$52,105	$49,942	$50,055	$50,055	$50,065	$50,104	$50,104	$50,104	$50,104	$1
2013	—	23,273	24,274	23,450	23,138	23,135	23,138	23,125	23,128	1
2014	—	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—	—	—
Total									$73,232	$2

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$2,666	$48,455	$50,024	$50,025	$50,067	$50,103	$50,103	$50,103	$50,103
2013	—	—	22,232	23,138	23,134	23,135	23,137	23,127	23,127
2014	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—	—
Total									$73,230

Agriculture - net reserves for loss and loss adjustment expenses, end of year									$2

Other

Loss and loss adjustment expenses incurred, net
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net
<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—	2,863	2,863
Total									$2,863	$2,863

Cumulative net losses and loss adjustment expenses paid
Accident year	2012	2013	2014	2015	2016	2017	2018	2019	2020
<---------------------------------------------- Unaudited ---------------------------------------------->
2012	$—	$—	$—	$—	$—	$—	$—	$—	$—
2013	—	—	—	—	—	—	—	—	—
2014	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—	—
Total									$—

Other - net reserves for loss and loss adjustment expenses, end of year									$2,863

Property and Casualty Reinsurance - Retroactive Reinsurance Contracts
The Company writes reinsurance contracts that provide limited protection against adverse development on loss originating from multiple accident years. The Company has other retroactive exposure within contracts that provide primarily prospective coverage. These contracts are included in the prospective reinsurance tables above. These contracts are typically part of prospective reinsurance contracts with a small portion of retroactive exposure resulting from the delay between the dates when the relevant contract was bound and the dates on which each incepted. The information below includes loss and loss adjustment expenses incurred, net and loss and loss adjustment expenses paid, net, by accident year for the Company's retroactive reinsurance contracts presented by year of inception of the retroactive reinsurance contracts.
The Company's estimate for loss and loss adjustment expenses incurred, net, at inception of all retroactive reinsurance contracts entered into to date was the same when the contract incepted and at the relevant year end position. As a result, there was no development in the year of inception for any of the Company's retroactive reinsurance contracts written to date. In addition, there were no loss and loss adjustment expenses paid, net, at inception of the Company's retroactive reinsurance contracts. The information related to loss and loss adjustment expenses incurred, net and net loss and loss adjustment expenses paid for the years ended December 31, 2012 through 2019 is presented as supplementary information and is unaudited.
Retroactive contracts incepting in the year ended December 31, 2012
The Company did not enter into any retroactive reinsurance contracts during the year ended December 31, 2012.

Retroactive contracts incepting in the year ended December 31, 2013

Loss and loss adjustment expenses incurred, net
Accident year	2013	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net

	<---------------------------------------- Unaudited --------------------------------------------------->
2011	$5,419	$4,173	$4,173	$4,173	$4,173	$4,173	$4,173	$4,173	$—
2012	10,197	7,853	7,853	7,853	7,853	7,853	7,853	7,853	—
2013	4,908	3,779	3,779	3,779	3,779	3,779	3,779	3,779	—
2014	—	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—	—
Total								$15,805	$—

Cumulative net loss and loss adjustment expenses paid
Accident year	2013	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------- Unaudited --------------------------------------------------->
2011	$—	$1,654	$4,173	$4,173	$4,173	$4,173	$4,173	$4,173
2012	—	3,113	7,853	7,853	7,853	7,853	7,853	7,853
2013	—	1,498	3,779	3,779	3,779	3,779	3,779	3,779
2014	—	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—
Total								$15,805
Net reserves for loss and loss adjustment expenses from 2011 to 2020								—
Net reserves for loss and loss adjustment expenses prior to 2011								—
Retroactive contracts incepting in the year ended December 31, 2013 - net reserves for loss and loss adjustment expenses, end of year								$—

Retroactive contracts incepting in the year ended December 31, 2014

Loss and loss adjustment expenses incurred, net
Accident year	2014	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net

	<---------------------------------------- Unaudited ----------------------------------->
2011	$4,293	$3,498	$3,090	$3,274	$2,895	$1,529	$1,529	$—
2012	12,343	10,930	9,655	10,230	9,045	4,778	4,778	—
2013	19,174	17,142	15,143	16,045	14,185	7,493	7,493	—
2014	10,851	9,711	8,578	9,089	8,035	4,245	4,245	—
2015	—	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—	—
Total							$18,045	$—

Cumulative net loss and loss adjustment expenses paid
Accident year	2014	2015	2016	2017	2018	2019	2020
	<---------------------------------------- Unaudited ----------------------------------->
2011	$—	$—	$—	$—	$—	$—	$1,529
2012	—	—	—	—	—	—	4,778
2013	—	—	—	—	—	—	7,493
2014	—	—	—	—	—	—	4,245
2015	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—
Total							$18,045
Net reserves for loss and loss adjustment expenses from 2011 to 2020							—
Net reserves for loss and loss adjustment expenses prior to 2011							—
Retroactive contracts incepting in the year ended December 31, 2014 - net reserves for loss and loss adjustment expenses, end of year							$—

Retroactive contracts incepting in the year ended December 31, 2015

Loss and loss adjustment expenses incurred, net
Accident year	2015	2016	2017	2018	2019	2020	IBNR loss and LAE reserves, net

	<-------------------------------- Unaudited --------------------------->
2011	$10,433	$10,433	$7,913	$7,527	$4,509	$3,108	$3,108
2012	15,400	15,400	11,820	11,482	6,817	4,480	4,480
2013	18,995	18,995	14,600	14,216	8,432	5,510	5,510
2014	41,992	41,992	32,545	32,143	18,953	11,971	11,971
2015	2,596	2,596	1,788	1,395	913	913	913
2016	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—
2018	—	—	—	—	—	—	—
2019	—	—	—	—	—	—	—
2020	—	—	—	—	—	—	—
Total						$25,982	$25,982

Cumulative net loss and loss adjustment expenses paid
Accident year	2015	2016	2017	2018	2019	2020
	<-------------------------------- Unaudited --------------------------->
2011	$—	$—	$—	$—	$—	$—
2012	—	—	—	—	—	—
2013	—	—	—	—	—	—
2014	—	—	—	—	—	—
2015	—	—	—	—	—	—
2016	—	—	—	—	—	—
2017	—	—	—	—	—	—
2018	—	—	—	—	—	—
2019	—	—	—	—	—	—
2020	—	—	—	—	—	—
Total						$—
Net reserves for loss and loss adjustment expenses from 2011 to 2020						25,982
Net reserves for loss and loss adjustment expenses prior to 2011						3,454
Retroactive contracts incepting in the year ended December 31, 2015 - net reserves for loss and loss adjustment expenses, end of year						$29,436

Retroactive contracts incepting in the year ended December 31, 2016
The Company did not enter into any retroactive reinsurance contracts during the year ended December 31, 2016.
Retroactive contracts incepting in the year ended December 31, 2017

Loss and loss adjustment expenses incurred, net
Accident year	2017	2018	2019	2020	IBNR loss and LAE reserves, net
	<-------------- Unaudited -------------->
2011	$1,693	$1,612	$966	$871	$871
2012	2,248	2,174	1,295	1,158	1,158
2013	3,460	3,365	2,000	1,783	1,783
2014	9,894	9,765	5,768	5,101	5,101
2015	13,002	12,805	7,570	6,703	6,703
2016	24,643	24,408	14,397	12,708	12,708
2017	50,570	50,588	29,719	26,090	26,090
2018	—	—	—	—	—
2019	—	—	—	—	—
2020	—	—	—	—	—
Total				$54,414	$54,414

Cumulative net loss and loss adjustment expenses paid
Accident year	2017	2018	2019	2020
	<-------------- Unaudited -------------->
2011	$—	$—	$—	$—
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	—	—	—	—
2016	—	—	—	—
2017	—	—	—	—
2018	—	—	—	—
2019	—	—	—	—
2020	—	—	—	—
Total				$—
Net reserves for loss and loss adjustment expenses from 2011 to 2020				54,414
Net reserves for loss and loss adjustment expenses prior to 2011				485
Retroactive contracts incepting in the year ended December 31, 2017 - net reserves for loss and loss adjustment expenses, end of year				$54,899

Retroactive contracts incepting in the year ended December 31, 2018

Loss and loss adjustment expenses incurred, net
Accident year	2018	2019	2020	IBNR loss and LAE reserves, net
	<------ Unaudited ------>
2011	$200	$132	$132	$129
2012	452	376	376	102
2013	2,300	2,072	2,072	148
2014	6,000	5,466	5,466	241
2015	13,184	12,092	12,092	330
2016	20,093	18,488	18,488	364
2017	17,847	16,439	16,439	280
2018	15,396	14,240	14,240	101
2019	—	—	—	—
2020	—	—	—	—
Total			$69,305	$1,695

Cumulative net loss and loss adjustment expenses paid
Accident year	2018	2019	2020
	<------ Unaudited ------>
2011	$—	$3	$3
2012	—	274	274
2013	—	1,924	1,924
2014	—	5,225	5,225
2015	—	11,762	11,762
2016	—	18,124	18,124
2017	—	16,159	16,159
2018	—	14,139	14,139
2019	—	—	—
2020	—	—	—
Total			$67,610
Net reserves for loss and loss adjustment expenses from 2011 to 2020			1,695
Net reserves for loss and loss adjustment expenses prior to 2011			348
Retroactive contracts incepting in the year ended December 31, 2018 - net reserves for loss and loss adjustment expenses, end of year			$2,043

Retroactive contracts incepting in the year ended December 31, 2019

Loss and loss adjustment expenses incurred, net
Accident year	2019	2020	IBNR loss and LAE reserves, net
	Unaudited
2011	$2,064	$2,218	$2,218
2012	1,211	1,286	1,286
2013	1,983	2,152	2,152
2014	4,328	4,750	4,750
2015	6,197	6,815	6,815
2016	10,858	12,106	12,106
2017	12,908	14,309	14,309
2018	16,769	18,544	18,544
2019	35,527	39,913	39,913
2020	—	—	—
Total		$102,093	$102,093

Cumulative net loss and loss adjustment expenses paid
Accident year	2019	2020
	Unaudited
2011	$—	$—
2012	—	—
2013	—	—
2014	—	—
2015	—	—
2016	—	—
2017	—	—
2018	—	—
2019	—	—
2020	—	—
Total		$—
Net reserves for loss and loss adjustment expenses from 2011 to 2020		102,093
Net reserves for loss and loss adjustment expenses prior to 2011		2,553
Retroactive contracts incepting in the year ended December 31, 2019 - net reserves for loss and loss adjustment expenses, end of year		$104,646

Retroactive contracts incepting in the year ended December 31, 2020

Loss and loss adjustment expenses incurred, net
Accident year	2020	IBNR loss and LAE reserves, net
2011	$184	$184
2012	177	177
2013	255	255
2014	630	630
2015	811	811
2016	2,089	2,090
2017	2,319	2,319
2018	2,336	2,336
2019	3,337	3,337
2020	7,540	7,541
Total	$19,678	$19,680

Cumulative net loss and loss adjustment expenses paid
Accident year	2020
2011	$—
2012	—
2013	—
2014	—
2015	—
2016	—
2017	—
2018	—
2019	—
2020	—
Total	$—
Net reserves for loss and loss adjustment expenses from 2011 to 2020	19,678
Net reserves for loss and loss adjustment expenses prior to 2011	10
Retroactive contracts incepting in the year ended December 31, 2020 - net reserves for loss and loss adjustment expenses, end of year	$19,688

Reconciliation of loss development information to loss and loss adjustment expense reserves
The following table provides a reconciliation of the Company's loss and loss expense reserves as of December 31, 2020:

2020
Prospective reinsurance contracts
Global A&H	$3,681
Marine & Energy	12,095
Credit	45,553
Casualty	616,013
Other Specialty	263,418
Property Catastrophe Excess Reinsurance	75,848
Property Risk and Pro Rata	59,514
Agriculture	2
Other	2,863
Retroactive reinsurance contracts
Retroactive contracts incepting in the year ended December 31, 2012	—
Retroactive contracts incepting in the year ended December 31, 2013	—
Retroactive contracts incepting in the year ended December 31, 2014	—
Retroactive contracts incepting in the year ended December 31, 2015	29,436
Retroactive contracts incepting in the year ended December 31, 2016	—
Retroactive contracts incepting in the year ended December 31, 2017	54,899
Retroactive contracts incepting in the year ended December 31, 2018	2,043
Retroactive contracts incepting in the year ended December 31, 2019	104,646
Retroactive contracts incepting in the year ended December 31, 2020	19,688
Net reserves for loss and loss adjustment expenses, end of year	1,289,699

Loss and loss adjustment expenses recoverable
Global A&H	—
Marine & Energy	—
Credit	2,373
Casualty	8,982
Other Specialty	—
Property Catastrophe Excess Reinsurance	218
Property Risk and Pro Rata	2,801
Agriculture	1
Other	—
Total loss and loss adjustment expenses recoverable	14,375

Deferred charges on retroactive reinsurance contracts	5,994
Gross reserves for loss and loss adjustment expenses, end of year	$1,310,068
Cumulative claims frequency
The Company determined that the disclosure of claim frequency analysis was impracticable. As a result, no claims frequency information has been disclosed. The Company’s business is primarily comprised of reinsurance contracts written on a quota share or aggregate loss basis and the underlying claim count information is not provided for most contracts. Furthermore, even if claim counts were made available by the Company’s cedents, the quota share cession percentage varies for each contract, resulting in the cedent claim counts not being a meaningful measure of the Company’s loss exposure.
Claims duration
The following table is presented as supplementary information and presents the Company’s historical average annual percentage payout of loss and loss adjustment expenses incurred, net by age, as of December 31, 2020:

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9
	(Unaudited)
Prospective reinsurance contracts
Global A&H	23.3%	31.6%	34.1%	30.4%	—%	—%	—%	—%	—%
Marine & Energy	—%	0.9%	21.6%	1.8%	—%	—%	—%	—%	—%
Credit	12.7%	22.2%	26.9%	11.6%	3.1%	(1.1)%	(1.4)%	(1.5)%	—%
Casualty	19.2%	24.2%	11.8%	7.8%	4.9%	2.1%	1.9%	1.1%	2.0%
Other Specialty	25.3%	34.8%	22.9%	0.3%	3.0%	0.7%	0.1%	—%	—%
Property Catastrophe Excess Reinsurance	6.8%	37.8%	—%	—%	—%	—%	—%	—%	—%
Property Risk and Pro Rata	47.6%	29.5%	10.2%	5.3%	3.1%	1.4%	1.0%	0.3%	—%
Agriculture	2.7%	93.8%	3.5%	—%	—%	—%	—%	—%	—%
Other	—%	—%	—%	—%	—%	—%	—%	—%	—%
Retroactive reinsurance contracts
Retroactive contracts incepting in the year ended December 31, 2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2013	4.4%	23.7%	31.4%	4.6%	3.4%	2.6%	3.3%	—%	n/a
Retroactive contracts incepting in the year ended December 31, 2014	—%	—%	—%	—%	—%	—%	—%	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2015	—%	—%	—%	—%	—%	—%	n/a	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2017	—%	—%	—%	—%	n/a	n/a	n/a	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2018	—%	97.1%	—%	n/a	n/a	n/a	n/a	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2019	—%	—%	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Retroactive contracts incepting in the year ended December 31, 2020	—%	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
The Company was incorporated on October 6, 2011, commenced underwriting operations in January 2012 and predominantly writes a mix of personal and commercial lines. As a result, the Company has limited historical data and is unable to present a full cycle of claim payments.
10. Reinsurance premiums ceded (as adjusted - see Note 3)
From time to time, the Company purchases retrocessional coverage for one or more of the following reasons: to manage its overall exposure, to reduce its net liability on individual risks, to obtain additional underwriting capacity and to balance its underwriting portfolio. Additionally, retrocession can be used as a mechanism to share the risks and rewards of business written and therefore can be used as a tool to align the Company’s interests with those of its counterparties. Premiums ceded for the years ended December 31, 2020, 2019 and 2018 were $46.3 million, $11.4 million and $4.2 million, respectively. Loss and loss adjustment expenses recoverable from the retrocessionaire are recorded as assets. Retrocession contracts do not relieve the Company from its obligations to the insureds. Failure of retrocessionaires to honor their obligations could result in losses to the Company. As of December 31, 2020, the Company had loss and loss adjustment expenses recoverable of $14.4 million (December 31, 2019 - $5.5 million). The Company generally obtains retrocessional coverage from companies rated “A-” or better by AM Best Company, Inc. unless the retrocessionaire’s obligations are collateralized.
11. Management and performance fees
Prior to the change in the Company’s investment account structure, SiriusPoint, Third Point Re BDA, TPRUSA and Third Point Re USA were parties to the Amended and Restated Joint Venture and Investment Management Agreements (the “JV Agreements”) with Third Point LLC and TP GP under which Third Point LLC managed certain jointly held assets.
Effective August 31, 2018, SiriusPoint, Third Point Re BDA and Third Point Re USA entered into the 2018 LPA with TP GP, pursuant to which Third Point Re BDA and Third Point Re USA invested in the TP Fund. Effective January 1, 2019, SiriusPoint, Third Point Re BDA and Third Point Re USA entered into the 2019 LPA, together with the 2018 LPA the “LPA”, which amended and restated the 2018 LPA.
Management fees
Pursuant to both the JV Agreements and the LPA, Third Point LLC is entitled to receive monthly management fees. Prior to the change in the Company’s investment account structure, management fees were calculated based on 1.5%, of net investments managed by Third Point LLC. As a result of the 2018 LPA effective August 31, 2018, management fees are charged at the TP Fund level and were calculated based on 1.5% of the investment in TP Fund and multiplied by an exposure multiplier computed by dividing the average daily investment exposure leverage of the TP Fund by the average daily investment exposure leverage of the Third Point Offshore Master Fund L.P. (“Offshore Master Fund”). Third Point LLC also serves as the investment manager for the Offshore Master Fund. As a result of the 2019 LPA effective January 1, 2019, the management fee was revised from 1.5% to 1.25% per annum, with no change to the calculation as part of the 2018 LPA.
There are no management fees associated with the management of the other investment assets managed by Third Point LLC.
Performance fees
Pursuant to both the JV Agreements and the LPA, TP GP receives a performance fee allocation. Prior to the change in the Company’s investment account structure, the performance fee allocation was equal to 20% of the net investment income of the applicable company’s share of the net investment assets managed by Third Point LLC. As a result of the 2018 LPA effective August 31, 2018, the performance fee allocation is equal to 20% of the Company’s investment income in TP Fund.
As a result of the 2018 LPA effective August 31, 2018, the performance fee is included as part of “Investment in related party investment fund” on the Company’s consolidated balance sheet since the fees are charged at the TP Fund level.

The performance fee is subject to a loss carryforward provision pursuant to which TP GP is required to maintain a loss recovery account, which represents the sum of all prior period net loss amounts and not subsequently offset by prior year net profit amounts, and that is allocated to future profit amounts until the loss recovery account has returned to a positive balance. Until such time, no performance fees are payable, provided that the loss recovery account balance shall be reduced proportionately to reflect any withdrawals from TP Fund. The 2019 LPA preserves the loss carryforward attributable to our investment in TP Fund when contributions to TP Fund are made within nine months of certain types of withdrawals from TP Fund.

Pursuant to the 2020 LPA, the performance of certain fixed income and other investments managed by Third Point LLC are now included when calculating the performance fee allocation and loss recovery account amounts under the terms of the 2019 LPA for the year ended December 31, 2020.

As of December 31, 2020, the loss recovery account for Third Point Re BDA’s investment in TP Fund was $nil (December 31, 2019 - $nil) and for Third Point Re USA’s investment in TP Fund was $nil (December 31, 2019 - $0.5 million). These amounts have not been recorded in the Company’s consolidated balance sheets.
The total management and performance fees to related parties for the years ended December 31, 2020, 2019 and 2018 were as follows:

	2020	2019	2018
Management fees - Third Point LLC	$—	$—	$25,797
Performance fees - Third Point Advisors LLC	—	—	4,048
Management and performance fees to related parties as reported in the Company’s consolidated statements of income (loss) (1)	—	—	29,845
Management fees - TP Fund	14,521	17,175	10,782
Performance fees - fixed income and other investments (2)	14,023	—	—
Performance fees - TP Fund (before loss carryforward)	51,762	49,851	(3,406)
Performance fees - loss carryforward utilized	(506)	(47,470)	—
Total management and performance fees to related parties	$79,800	$19,556	$37,221
(1) For the year ended December 31, 2018, management and performance fees to related parties in the consolidated statements of income (loss) include activity in the separate accounts up to the date of change in the investment account structure. As a result of the 2018 LPA effective August 31, 2018, management and performance fees for the remainder of the year ended December 31, 2018 were presented within net investment income (loss) from investment in related party investment fund in the consolidated statements of income (loss).
(2) Pursuant to the terms of the 2020 LPA, the performance of certain fixed income and other investments managed by Third Point LLC are now also subject to 20% performance fees for the year ended December 31, 2020.
12. Deposit accounted contracts
The following table represents activity for the deposit contracts for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Balance, beginning of year	$172,259	$145,342	$129,133
Consideration received	550	23,884	17,879
Consideration receivable	—	10,164	7,390
Net investment expense (income) allocation	852	5,879	(1,273)
Payments	(20,752)	(13,052)	(8,089)
Foreign currency translation	52	42	302
Balance, end of year	$152,961	$172,259	$145,342
13. Senior Notes payable and letter of credit facilities
Senior Notes payable
As of December 31, 2020, TPRUSA had outstanding debt obligations consisting of an aggregate principal amount of $115.0 million of senior unsecured notes (the “Notes”) due February 13, 2025. The Notes bear interest at 7.0% and interest is payable semi-annually on February 13 and August 13 of each year. The Notes are fully and unconditionally guaranteed by SiriusPoint, and, in certain circumstances specified in the indenture governing the Notes, certain existing or future subsidiaries of the Company may be required to guarantee the Notes. As of December 31, 2020, the Company had capitalized $0.7 million of costs associated with the Notes, which are presented as a direct deduction from the principal amount of the Notes on the consolidated balance sheets. As of December 31, 2020, the Notes had an estimated fair value of $117.8 million (December 31, 2019 - $121.7 million). The fair value measurements were based on observable inputs and therefore were considered to be Level 2. The Company was in compliance with all debt covenants as of December 31, 2020 and 2019.

Letters of credit
As of December 31, 2020, the Company had entered into the following letter of credit facilities:

	Letters of Credit		Collateral
	Committed Capacity	Issued	Cash and Cash Equivalents
Committed - Secured letters of credit facilities	$225,000	$99,638	$102,283
Uncommitted - Secured letters of credit facilities	n/a	203,749	203,749
		$303,387	$306,032
The Company’s secured letter of credit facilities are bilateral agreements that generally renew on an annual basis. The letters of credit issued under the secured letter of credit facilities are fully collateralized. See Note 4 for additional information.
14. Net investment income (loss)
Net investment income (loss) for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

	2020	2019	2018
Net investment income (loss) by type
Net realized gains (losses) on investments and investment derivatives	$46,369	$(5,850)	$446,646
Net change in unrealized gains (losses) on investments and investment derivatives	14,881	8,381	(412,650)
Net gains (losses) on currencies	7,998	12,806	(7,305)
Dividend and interest income	16,035	18,551	53,523
Dividends paid on securities sold, not yet purchased	—	—	(5,259)
Other expenses	(1,333)	(954)	(15,696)
Management and performance fees to related parties (1)	—	—	(29,845)
Net investment income (loss) from investment in related party investment fund (1)	194,988	249,626	(280,847)
Net investment income (loss)	$278,938	$282,560	$(251,433)
(1)Effective August 31, 2018, SiriusPoint, Third Point Re BDA and Third Point Re USA entered into the 2018 LPA to invest in TP Fund. As a result, the management and performance fees are presented within net investment income (loss) from investment in related party investment fund from the effective date of the transition. See Note 11 for additional information regarding management and performance fees.

The following table provides an additional breakdown of our net investment income (loss) by asset and liability type for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Net investment income (loss) by asset type
Equity securities	$—	$—	$70,646
Private common equity securities	—	—	(401)
Private preferred equity securities	—	—	(2,680)
Total equities	—	—	67,565
Asset-backed securities	34,601	—	20,714
Bank debt	376	—	5,326
Corporate bonds	34,522	—	(2,958)
Municipal bonds	—	—	9,990
U.S. Treasury securities	2,430	8,703	2,787
Sovereign debt	162	515	(7,380)
Other debt securities	—	—	406
Total debt securities	72,091	9,218	28,885
Options	—	—	(15,527)
Rights and warrants	—	—	238
Real estate	—	—	(186)
Trade claims	—	—	(580)
Total other investments	—	—	(16,055)
Net investment loss in funds valued at NAV, excluding TP Fund	—	(6)	(723)
Total net investment income from invested assets	72,091	9,212	79,672
Net investment income (loss) by liability type
Equity securities	—	—	(32,407)
Corporate bonds	—	—	(2,452)
U.S. Treasury securities	582	—	—
Options	—	—	21,697
Total net investment income (loss) from securities sold, not yet purchased	582	—	(13,162)
Other investment income (losses) and other expenses not presented above
Other investment income (expenses)	(1,021)	(954)	903
Net investment income on derivative contracts	—	—	644
Net investment income (loss) on cash, including foreign exchange gain (loss)	12,298	24,676	(14,885)
Net investment losses on securities purchased under an agreement to sell and securities sold under an agreement to repurchase	—	—	(238)
Withholding taxes reclassified to income tax expense	—	—	6,325
Total other investment income and other expenses	11,277	23,722	(7,251)
Management and performance fees to related parties (1)	—	—	(29,845)
Net investment income (loss) from investment in related party investment fund (1)	194,988	249,626	(280,847)
Net investment income (loss)	$278,938	$282,560	$(251,433)
(1)Effective August 31, 2018, SiriusPoint, Third Point Re BDA and Third Point Re USA entered into the 2018 LPA to invest in TP Fund. As a result, the management and performance fees are presented within net investment income (loss) from investment in related party investment fund from the effective date of the transition. See Note 11 for additional information regarding management and performance fees.

15. Net corporate and other expenses (as adjusted - see Note 2)
Net corporate and other expenses for the years ended December 31, 2020, 2019 and 2018 consisted of the following:

	2020	2019	2018
Corporate expenses	$39,765	$30,397	$17,606
Investment expense (income) on deposit liabilities	852	5,879	(1,273)
Current expected credit losses	624	—	—
Change in fair value of embedded derivatives in reinsurance contracts	(26)	9	(149)
	$41,215	$36,285	$16,184
16. Income taxes
The Company provides for income tax expense or benefit based upon pre-tax income or loss reported in the consolidated statements of income (loss) and the provisions of currently enacted tax laws. The Company and its Bermuda subsidiaries are incorporated under the laws of Bermuda and are subject to Bermuda law with respect to taxation. Under current Bermuda law, the Company and its Bermuda subsidiaries are not subject to any income or capital gains taxes in Bermuda. In the event that such taxes are imposed, the Company and its Bermuda subsidiaries would be exempted from any such taxes until March 2035 under the Tax Assurance Certificates issued to such entities pursuant to the Bermuda Exempted Undertakings Tax Protection Act of 1966, as amended.
The Company has an operating subsidiary incorporated in Bermuda, Third Point Re USA, which made an election to pay tax in the United States of America under Section 953(d) of the U.S. Internal Revenue Code of 1986, as amended. Our non-U.S. subsidiaries would become subject to U.S. federal income tax only to the extent that they derive income from activity that is deemed to be the conduct of a trade or business within the United States.
The Company also has subsidiaries in the United Kingdom, TPRUK and Third Point Re UK, which are subject to applicable taxes in that jurisdiction.
The Company had recorded uncertain tax positions related to certain investment transactions in certain foreign jurisdictions. As of December 31, 2020, the Company had accrued $1.6 million (December 31, 2019 - $1.5 million).
For the years ended December 31, 2020, 2019 and 2018, the Company recorded income tax expense (benefit), as follows:

	2020	2019	2018
Income tax expense (benefit) related to U.S. and U.K. subsidiaries	$8,040	$713	$(10,035)
Change in uncertain tax positions	68	—	(300)
Withholding taxes on certain investment transactions (1)	—	—	6,325
	$8,108	$713	$(4,010)
(1)Prior to the change in the Company’s investment account structure, the Company was subject to withholding taxes on income sourced in the United States and in other countries, subject to each countries’ specific tax regulations. Income subject to withholding taxes included, but is not limited to, dividends, capital gains and interest on certain investments.
The following is a summary of the Company’s income (loss) before income tax expense (benefit) by jurisdiction for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Bermuda	$113,646	$197,973	$(273,697)
United States	38,159	3,245	(47,771)
United Kingdom	161	114	(11)
	$151,966	$201,332	$(321,479)

The Company’s expected income tax provision computed on pre-tax income at the weighted average tax rate has been calculated as the sum of the pre-tax income in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. Statutory tax rates of 0.0%, 21.0% and 19.0% have been used for Bermuda, the United States and the United Kingdom, respectively. As of December 31, 2020, the Company has income tax returns open for examination in the United States for the tax years 2016 through 2019.
The following table presents a reconciliation of expected income taxes to income tax expense (benefit) for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Bermuda (expected tax expense at 0%)	$—	$—	$—
Foreign taxes at local expected rates:
United States	8,013	681	(10,032)
United Kingdom	31	22	(2)
Withholding taxes related to dividend and interest income	—	—	6,325
Uncertain tax positions	68	—	(300)
Non-deductible expenses and other	(4)	10	(1)
	$8,108	$713	$(4,010)
The following table presents the Company’s current and deferred incomes taxes for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Current tax expense	$145	$54	$6,025
Deferred tax expense (benefit)	7,963	659	(10,035)
	$8,108	$713	$(4,010)
The following table presents the tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities as of December 31, 2020, 2019 and 2018:

	2020	2019	2018
Deferred tax assets:
Discounting of loss and loss adjustment expense reserves	$1,027	$786	$534
Unearned premiums	5,543	1,774	1,567
Temporary differences in recognition of expenses	2,462	1,208	1,247
Net operating loss carryforward	10,131	9,282	6,798
Total deferred tax assets	19,163	13,050	10,146

Deferred tax liabilities:
Deferred acquisition costs	8,276	1,379	1,490
Unrealized gains (losses) on investments	10,474	3,366	(405)
Total deferred tax liabilities	18,750	4,745	1,085
Net deferred tax assets	$413	$8,305	$9,061
The deferred tax assets and liabilities as of December 31, 2020 were primarily related to U.S. income tax. To evaluate the recoverability of the deferred tax assets, the Company considers the timing of the reversal of deferred income and expense items as well as the likelihood that the Company will generate sufficient taxable income to realize future tax benefits. The Company believes that it is more likely than not that it will generate sufficient taxable income and realize the future tax benefits in order to recover the deferred assets and, accordingly, no valuation allowance was recorded as of December 31, 2020 and 2019. As of December 31, 2020, deferred tax assets included $48.5 million related to net operating loss carryforwards. A portion of the net operating losses generated prior to January 1, 2018 can be carried forward for twenty years and will begin to expire in 2035. Losses generated after January 1, 2018 can generally be carried forward indefinitely.
17. Share capital
The following table presents a summary of the common shares issued and outstanding as of and for the years ended December 31, 2020, 2019 and 2018:

Common shares	2020	2019	2018
Common shares issued, beginning of year	94,225,498	93,639,610	107,227,347
Options exercised	—	187,678	—
Restricted shares granted, net of forfeitures	1,012,939	366,453	50,644
Performance restricted shares granted, net of forfeitures and shares withheld	344,296	31,757	256,106
Retirement of treasury shares and shares repurchased (1)	—	—	(14,256,043)
Warrants exercised, net (2)	—	—	361,556
Common shares issued, end of year	95,582,733	94,225,498	93,639,610
(1)Prior to December 31, 2017, common shares repurchased by the Company were not canceled and were classified as treasury shares. Effective January 1, 2018, all treasury shares were retired and subsequent shares repurchased are retired.
(2)During the year ended December 31, 2018, 1,156,184 warrants were exercised. As a result of the warrant holder electing net settlement, 794,628 of those common shares were withheld by the Company and were subsequently retired, resulting in a net issuance of 361,556 common shares.
Authorized and issued
The Company’s authorized share capital of $33.0 million is comprised of 300,000,000 common shares with a par value of $0.10 each and 30,000,000 preference shares with a par value of $0.10 each. No preference shares have been issued to date.
Share repurchases
On May 4, 2016, the Company’s Board of Directors authorized a common share repurchase program for up to an aggregate of $100.0 million of the Company’s outstanding common shares.
On February 28, 2018, the Company’s Board of Directors authorized the repurchase of an additional $148.3 million of common shares, which together with the shares remaining under the previously announced share repurchase program, would allow the Company to repurchase up to $200.0 million more of the Company’s outstanding common shares in the aggregate. Under the common share repurchase program, the Company may repurchase shares from time to time in privately negotiated transactions or in open-market purchases in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.
During the years ended December 31, 2020 and 2019, the Company did not repurchase any of its common shares.
During the year ended December 31, 2018, the Company repurchased 10,311,123 of its common shares in the open market for an aggregate cost of $138.7 million at a weighted average cost, including commissions, of $13.45 per share. Common shares repurchased by the Company during the year ended December 31, 2018 were retired. In addition, the Company also retired all shares previously held in treasury.
As of December 31, 2020, the Company is authorized to repurchase up to an aggregate of $61.3 million of additional common shares under its share repurchase program.

Warrants
The Company’s Founders and an advisor provided insurance industry expertise, resources and relationships to ensure that the Company would be fully operational with key management in place in time for the January 2012 underwriting season. In consideration of these commitments, the Company reserved for issuance to the Founders and an advisor warrants to purchase, in the aggregate, up to 4.0% (Founders 3.5% and an advisor 0.5%) of the diluted shares (up to a maximum of $1 billion of subscribed shares) provided that the Founders and the advisor will not be issued any warrants for common shares issued in consideration for any capital raised by the Company in excess of $1 billion. The following is a summary of warrants as of December 31, 2020:

	Exercise price	Authorized and issued	Aggregated fair value of warrants

Founders	$10.00	2,913,684	$10,884
Advisor	$10.00	581,295	2,171
		3,494,979	$13,055
The warrants expire 10 years from the date of issuance, December 22, 2011, and will be exercisable at a price per share of $10.00, which is equal to the price per share paid by investors in the initial private offering.
18. Share-based compensation
On July 15, 2013, the SiriusPoint 2013 Omnibus Incentive Plan (“Omnibus Plan”) was approved by the Board of Directors and subsequently on August 2, 2013 by the Shareholders of the Company. An aggregate of 21,627,906 common shares were made available under the Omnibus Plan. This number of shares includes the shares available under the SiriusPoint Share Incentive Plan (“Share Incentive Plan”). Awards under the Omnibus Plan may be made in the form of performance awards, restricted shares, restricted share units, share options, share appreciation rights and other share-based awards.
As of December 31, 2020, 7,617,210 (December 31, 2019 - 9,006,995) of the Company’s common shares were available for future issuance under the equity incentive compensation plans.
The following table provides the total share-based compensation expense included in general and administrative expenses during the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Management and director options	$—	$—	$275
Restricted shares with service condition	2,812	1,927	611
Restricted shares with service and performance condition	3,824	5,134	4,070
	$6,636	$7,061	$4,956
As of December 31, 2020, the Company had $14.2 million (December 31, 2019 - $7.1 million) of unamortized share compensation expense, which is expected to be amortized over a weighted average period of 1.9 years (December 31, 2019 - 1.5 years).
Management and director options
The management options issued under the Share Incentive Plan were subject to a service and performance condition. The service condition will be met with respect to 20% of the management options on each of the first five anniversary dates following the grant date of the management options. The performance condition with respect to the management options was met as a result of the Company’s IPO.
The Company has not granted any stock option awards since April 2013. These stock option awards were fully amortized as of December 31, 2018.

The management and director options activity for the years ended December 31, 2020, 2019 and 2018 were as follows:

	Number of options	Weighted average exercise price
Balance as of January 1, 2018	8,888,053	$13.43
Forfeited	—	—
Exercised	—	—
Balance as of January 1, 2019	8,888,053	13.43
Forfeited	(393,717)	14.73
Exercised	(187,678)	10.00
Balance as of January 1, 2020	8,306,658	13.45
Forfeited	—	—
Exercised	—	—
Balance as of December 31, 2020	8,306,658	$13.45
The fair value of share options issued were estimated on the grant date using the Black-Scholes option-pricing model. There were no share options granted in the years ended December 31, 2020 and 2019. As of December 31, 2020, the weighted average remaining contractual term for options outstanding and exercisable was 1.2 years and 1.2 years, respectively (2019 - 2.2 years and 2.2 years, respectively).
The following table summarizes information about the Company’s management and director share options outstanding as of December 31, 2020:

	Options outstanding			Options exercisable
Range of exercise prices	Number of options	Weighted average exercise price	Remaining contractual life	Number of options	Weighted average exercise price
$10.00 - $10.89	4,774,694	$10.04	1.1 years	4,774,694	$10.04
$15.05 - $16.89	1,800,866	$15.92	1.3 years	1,800,866	$15.92
$20.00 - $25.05	1,731,098	$20.28	1.2 years	1,731,098	$20.28
	8,306,658	$13.45	1.2 years	8,306,658	$13.45
As the Company’s closing share price on December 31, 2020 was below $10.00, there was no aggregate intrinsic value of options outstanding and options exercisable. As of December 31, 2019, the aggregate intrinsic value of options outstanding and options exercisable was $2.4 million and $2.4 million, respectively. For the year ended December 31, 2020, the Company did not receive proceeds from the exercise of options (2019 - $1.9 million).
Restricted shares with service condition
Restricted shares with service condition vest either ratably or at the end of the required service period and contain certain restrictions during the vesting period, relating to, among other things, forfeiture in the event of termination of employment or service and transferability.

Restricted share award activity for the restricted shares with only a service condition for the years ended December 31, 2020, 2019 and 2018 was as follows:

	Number of non- vested restricted shares	Weighted average grant date fair value
Balance as of January 1, 2018	18,209	$12.15
Granted	50,644	13.45
Vested	(44,788)	12.97
Balance as of January 1, 2019	24,065	13.35
Granted	403,360	11.10
Forfeited	(36,907)	11.31
Vested	(49,751)	12.40
Balance as of January 1, 2020	340,767	11.83
Granted	1,029,373	8.30
Forfeited	(16,434)	9.77
Vested	(182,648)	10.10
Balance as of December 31, 2020	1,171,058	$8.80
For the year ended December 31, 2020, the Company issued 559,017 (2019 - 67,291 and 2018 - 50,644) restricted shares to directors and 105,836 (2019 - 336,069 and 2018 - nil) restricted shares to employees. The restricted shares issued to employees in 2019 and 2020 vest in equal annual installments over three years based on continued employment. The restricted shares issued to directors in 2018, 2019 and 2020 vest quarterly on July 31, October 31, January 31 and April 30, of each year. Siddhartha Sankaran, our chairman of the board of directors, received 364,520 restricted shares in connection with the Merger. The shares will vest in equal annual installments over five years on the anniversary of the closing of the Merger based on his continued employment. However, if the Merger is terminated a portion of the restricted shares shall vest as of the date the Merger is terminated in an amount equal to the number of restricted shares that would have become vested through the merger agreement termination date had the five-year vesting period instead commenced as of the date of execution of the Merger Agreement, August 6, 2020 and the remainder of the unvested restricted shares shall vest in equal annual installments on each anniversary of the signing date subject Mr. Sankaran’s continued provision of services as a director on the board through such date.
Restricted shares with service and performance condition
Beginning in December 2014, the Company granted on an annual basis performance-based restricted shares to certain employees pursuant to the Omnibus Plan. Performance-based restricted shares vest based on continued service and the achievement of certain financial performance measures over a three-year measurement period. The number of performance-based restricted shares that will be retained upon vesting will vary based on the level of achievement of the performance goals. The formula for determining the amount of shares that will vest is based on underwriting performance of the property and casualty reinsurance segment including underwriting income and the amount of float generated, as defined in the relevant award agreements.

Restricted share award activity for the restricted shares with a service and performance condition for the years ended December 31, 2020, 2019 and 2018 was as follows:

	Number of non- vested restricted shares	Number of non- vested restricted shares probable of vesting	Weighted average grant date fair value
Balance as of January 1, 2018	1,855,379	887,203	$12.60
Granted	556,403	370,931	14.01
Forfeited	(294,977)	(4,102)	13.98
Vested	(115,757)	(115,757)	14.00
Change in estimated restricted shares considered probable of vesting	n/a	46,945	13.35
Balance as of January 1, 2019	2,001,048	1,185,220	12.80
Granted	862,176	574,784	10.95
Forfeited	(823,977)	(290,552)	11.70
Vested	(148,718)	(148,718)	11.40
Change in estimated restricted shares considered probable of vesting	n/a	(6,698)	12.92
Balance as of January 1, 2020	1,890,529	1,314,036	12.43
Granted	749,322	499,542	9.46
Forfeited	(372,476)	(39,214)	12.12
Vested	(504,440)	(504,440)	12.16
Change in estimated restricted shares considered probable of vesting	n/a	132,656	11.28
Balance as of December 31, 2020	1,762,935	1,402,580	$10.98
Defined contribution retirement plans
The Company's employees are eligible for retirement benefits through defined contribution retirement plans. The Company and employees contribute an amount equal to a specified percentage of each employee's salary. Expenses related to the defined contribution plans were $1.0 million for the year ended December 31, 2020 (2019 - $0.9 million and 2018 - $0.9 million)
19. Noncontrolling interests
Noncontrolling interests represent the portion of equity in consolidated subsidiaries not attributable, directly or indirectly, to the Company.
Arcadian
In September 2020, the Company co-founded Arcadian, a managing general agent incorporated in Bermuda writing business on behalf of the Company. The Company’s ownership in Arcadian as of December 31, 2020 was 49%, representing 980,000 common shares at $1.00 par value. The Company has determined that Arcadian has the characteristics of a variable interest entity (“VIE”) that are addressed by the guidance in ASC 810, Consolidation (ASC 810). Arcadian is considered a VIE as it has insufficient equity capital to finance its activities without additional financial support. The Company concluded that it is the primary beneficiary of Arcadian as it has power over the activities that most significantly impact the economic performance of Arcadian. As a result, the Company has consolidated the results of Arcadian in its consolidated financial statements.
The Company’s financial exposure to Arcadian is limited to its investment in Arcadian’s common shares and other financial support up to $18.0 million through an unsecured promissory note. Arcadian commenced operations on October 1, 2020 and began writing business on behalf of the Company.

The following table is a reconciliation of the beginning and ending carrying amount of total noncontrolling interests for the year ended December 31, 2020:

December 31, 2020
Balance, beginning of year	$—
Net income attributable to noncontrolling interests	341
Contributions	1,020
Balance, end of year	$1,361
20. Earnings (loss) per share available to SiriusPoint common shareholders
The following sets forth the computation of basic and diluted earnings (loss) per share available to SiriusPoint common shareholders for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Weighted-average number of common shares outstanding:	($ in thousands, except share and per share amounts)
Basic number of common shares outstanding	92,510,090	91,835,990	97,054,315
Dilutive effect of options	—	125,530	—
Dilutive effect of warrants	—	91,884	—
Dilutive effect of restricted shares with service and performance condition	447,709	598,912	—
Diluted number of common shares outstanding	92,957,799	92,652,316	97,054,315
Basic earnings (loss) per common share:
Net income (loss) available to SiriusPoint common shareholders	$143,517	$200,619	$(317,692)
Net income allocated to SiriusPoint participating common shareholders	(1,106)	(643)	—
Net income (loss) allocated to SiriusPoint common shareholders	$142,411	$199,976	$(317,692)
Basic earnings (loss) per share available to SiriusPoint common shareholders	$1.54	$2.18	$(3.27)
Diluted earnings (loss) per common share:
Net income (loss) available to SiriusPoint common shareholders	$143,517	$200,619	$(317,692)
Net income allocated to SiriusPoint participating common shareholders	(1,101)	(637)	—
Net income (loss) allocated to SiriusPoint common shareholders	$142,416	$199,982	$(317,692)
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$1.53	$2.16	$(3.27)
For the year ended December 31, 2020, anti-dilutive options of 3,741,266 and warrants of 3,494,979 were excluded from the computation of diluted earnings per share. For the year ended December 31, 2019, anti-dilutive options of 3,719,404 were excluded from the computation of diluted earnings per share.
As a result of the net loss for the year ended December 31, 2018, dilutive options, warrants and restricted shares with service and performance conditions totaling 9,820,795 were considered anti-dilutive and were excluded from the computation of diluted loss per common share. No allocation of the net loss has been made to participating shares in the calculation of diluted net loss per common share.
21. Financial instruments with off-balance sheet risk or concentrations of credit risk
Off-balance sheet risk
There are no off-balance sheet risks associated with the Company’s investment in TP Fund. The Company’s maximum exposure to loss associated with its investment in the TP Fund corresponds to the carrying value of its investments in TP Fund.

Concentrations of credit risk
Investments
The Company’s maximum exposure to loss associated with its investment in the TP Fund corresponds to the carrying value of its investments in TP Fund. The Company does not have any unfunded capital commitments associated with its investment in TP Fund.
Underwriting
The Company is exposed to credit risk through reinsurance contracts with companies that write credit risk insurance. The Company’s portfolio of risk is predominantly U.S. mortgage insurance and mortgage credit risk transfer. The Company provides its clients in these lines of business with reinsurance protection against credit deterioration, defaults or other types of financial non-performance. Loss experience in these lines of business has been very good but is cyclical and is affected by the state of the general economic environment. The Company proactively manages the risks associated with these credit-sensitive lines of business by closely monitoring its risk aggregation and by diversifying the underlying risks where possible. The Company has bought some retrocessional coverage against a subset of these risks.
The Company has exposure to credit risk as it relates to its business written through brokers, if any of the Company’s brokers are unable to fulfill their contractual obligations with respect to payments to the Company. In addition, in some jurisdictions, if the broker fails to make payments to the insured under the Company’s policy, the Company may remain liable to the insured for the deficiency. The Company’s exposure to such credit risk is somewhat mitigated in certain jurisdictions by contractual terms.
The Company has exposure to credit risk related to balances receivable under our reinsurance contracts, including funds withheld and premiums receivable, and the possibility that counterparties may default on their obligations to the Company. The risk of counterparty default is partially mitigated by the fact that any amount owed from a reinsurance counterparty would be netted against any losses or acquisition costs the Company would pay in the future. The Company monitors the collectability of these balances on a regular basis.
22. Commitments and Contingencies
Operating leases
The Company leases offices space in Bermuda and in New Jersey, U.S.A. The leases have been accounted for as operating leases. Total rent expense for each of the years ended December 31, 2020, 2019 and 2018 were $0.9 million, $0.9 million and $0.8 million, respectively.
Future minimum rental commitments as of December 31, 2020 under these leases are expected to be as follows:

2021	$842
2022	39
2023	—
2024	—
2025	—
Thereafter	—
$881
Agreements
Third Point LLC
As a result of the 2019 LPA effective January 1, 2019, Third Point LLC is entitled to receive monthly management fees. Management fees are charged at the TP Fund level and are calculated based on 1.25% of the investment in TP

Fund and multiplied by an exposure multiplier computed by dividing the average daily investment exposure leverage of the TP Fund by the average daily investment exposure leverage of the Offshore Master Fund.
Employment agreements
As of December 31, 2020, the Company has entered into employment agreements with certain of its executive officers. Such employment arrangements provide for compensation in the form of base salary, annual bonus, share-based awards, participation in the Company’s employee benefit programs and the reimbursements of expenses.
Investments
The Company does not have any unfunded commitments or obligations.
Financing
In February 2015, TPRUSA issued $115.0 million of Notes due February 13, 2025. The Notes bear interest at 7.0% and interest is payable semi-annually on February 13 and August 13 of each year. The Notes are fully and unconditionally guaranteed by SiriusPoint, and, in certain circumstances specified in the indenture governing the Notes, certain existing or future subsidiaries of the Company may be required to guarantee the Notes.
Letters of Credit
See Note 13 for additional information related to the Company’s letter of credit facilities.
Litigation
From time to time in the normal course of business, the Company may be involved in formal and informal dispute resolution procedures, which may include arbitration or litigation, the outcomes of which determine the rights and obligations under the Company’s reinsurance contracts and other contractual agreements. In some disputes, the Company may seek to enforce its rights under an agreement or to collect funds owed to it. In other matters, the Company may resist attempts by others to collect funds or enforce alleged rights. The Company is not currently involved in any material formal or informal dispute resolution procedures.
Debt Commitment Letter
On August 6, 2020, SiriusPoint, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sirius and Yoga Merger Sub Limited (“Merger Sub”), a Bermuda exempted company limited by shares and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Sirius (the “Merger”), with Sirius continuing as the surviving company in the Merger, as a wholly owned subsidiary of the Company. The Company is to be renamed SiriusPoint Ltd. (“SiriusPoint”) following the Merger.
In connection with entering into the Merger Agreement, the Company entered into a commitment letter (the “Debt Commitment Letter”), dated as of August 6, 2020, with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which JPMorgan committed to provide a senior unsecured bridge loan facility in an aggregate principal amount of up to $125.0 million (the “Bridge Facility”) to finance the Merger. The Bridge Facility is subject to reduction at the Company’s option or with the proceeds of certain equity, debt or equity-linked securities issued by the Company or its subsidiaries, as more particularly set forth in the Term Sheet (as defined in the Debt Commitment Letter). The obligation of JPMorgan to provide the Bridge Facility is subject to a number of customary conditions, including execution and delivery of certain definitive documentation. The Company will pay certain fees and expenses in connection with the Bridge Facility.
On September 25, 2020, the Company terminated the Debt Commitment Letter. The Company terminated the Debt Commitment Letter because, in light of the Company’s agreement with the Sirius Series B preference shareholders, funds committed by JPMorgan to be provided under the Bridge Facility are no longer anticipated to be necessary to consummate the Merger.

Equity Commitment Letter
On August 6, 2020, the Company, Third Point Opportunities Master Fund Ltd. and Daniel S. Loeb entered into an equity commitment letter (the “Equity Commitment Letter”), pursuant to which Third Point Opportunities Master Fund Ltd. committed, subject to the conditions set forth in the Equity Commitment Letter and the Merger Agreement, to purchase up to 9.5%, which approximates $50.0 million, of the Company’s Shares in connection with closing of the Merger.
Preference Shares
On September 4, 2020, the Company entered into a definitive agreement (the “Agreement”) with the holders of Sirius Series B Preference Shares (the “Series B Preference Shares”). Pursuant to the terms of the Agreement, the Series B Preference Shares holders have agreed that upon closing of the Merger, they will convert their existing Series B Preference Shares of Sirius into up to $260.0 million face value of newly-issued Series B Preference Shares of SiriusPoint (the “New Preference Shares”). The New Preference Shares will be perpetual in nature, carry an 8.00% annual cumulative cash dividend, and will be callable by SiriusPoint on each fifth anniversary of the closing of the Merger or upon certain other events. At the time of issuance upon the closing of the Merger, SiriusPoint will have the option to substitute up to $60.0 million in cash in lieu of an equal face amount of the New Preference Shares (or pay in cash the agreed New Preference Shares face amount of $260.0 million in full).
Promissory Note
On September 16, 2020, the Company entered into an Unsecured Promissory Note agreement (the “Notes”) with Arcadian, pursuant to which the Company has committed to loan up to $18.0 million. Interest shall accrue and be computed on the aggregate principal amount drawn and outstanding at a rate of 8.0% per annum. No amounts were drawn as of December 31, 2020.
Revolving Credit Facility
On November 2, 2020, the Company entered into a three-year, $300.0 million senior unsecured revolving credit facility (the “Facility”) with JPMorgan Chase Bank, N.A. as administrative agent. The Facility includes an option, subject to satisfaction of certain conditions including agreement of lenders representing greater than a majority of commitments, for the Company to request an extension by such lenders of the maturity date of the Facility by an additional 12 months. The Facility provides access to loans for working capital and general corporate purposes, and letters of credit to support obligations under insurance and reinsurance agreements, retrocessional agreements and for general corporate purposes. Loans and letters of credit under the Facility will become available, subject to customary conditions precedent, upon the consummation of the merger (the date such loans and letters of credit are first made available, the “Closing Date”). Prior to the Closing Date, the Facility is guaranteed solely by Third Point Re (USA) Holdings Inc. On and after the Closing Date, the Facility will be required to be guaranteed by Sirius International Group, Ltd., Sirius International Holdings Ltd., Sirius International Insurance Group, Ltd., and subject to customary exceptions certain other material subsidiaries of the Company.
All borrowings under the Facility bear interest at a rate per annum equal to, at the option of the Company, (i) adjusted LIBOR plus an applicable margin ranging from 1.25% to 2.25%, or (ii) an alternate base rate plus an applicable margin ranging from 0.25% to 1.25%, in each case with the applicable margin determined based upon the Company’s credit rating. The Facility is subject to an unused line fee on or after the Closing Date on the average daily undrawn commitments under the Facility, payable quarterly in arrears, of 0.20% to 0.40% per annum based upon the Company’s credit rating.
The Facility is subject to customary representations and warranties, affirmative and negative covenants and events of default (including a change of control provision) that the Company considers customary for similar facilities. The Facility also includes financial covenants, including a minimum consolidated tangible net worth test, a maximum consolidated indebtedness to total consolidated capitalization ratio and a financial strength rating test.

23. Segment reporting (as adjusted - see Note 3)
The determination of the Company’s business segments is based on the manner in which management monitors the performance of its operations. Effective January 1, 2021, the Company reports four operating segments: Accident & Health (“A&H”), Specialty, Property, and Runoff & Other. Where applicable, all prior periods presented have been revised to conform to this new presentation. Non-underwriting income and expenses are presented as a reconciliation to the Company’s income (loss) before income tax expense. The Company does not manage its assets by segment; accordingly, total assets are not allocated to the segments.
Accident & Health
Global A&H
The Company is a reinsurer of medical expense, travel and personal accident on a treaty or facultative basis worldwide.
Specialty
Specialty lines represent unique risks where the more difficult and unusual risks are underwritten, and much of the market is characterized by a high degree of specialization. The following provides details of Specialty by product line:
Marine & Energy
The Company provides marine & energy reinsurance, primarily written on an excess of loss and proportional basis. Coverage offered includes damage to ships and goods in transit, marine liability lines, and offshore energy industry insurance.
Credit
The Company underwrites mortgage risks both as reinsurance and by retrocession. Mortgage insurance is an insurance policy that compensates lenders or investors for losses arising from the default of a mortgage loan. Mortgage insurance can refer to private mortgage insurance, mortgage life insurance or insurance provided under the credit risk sharing transactions from Fannie Mae and Freddie Mac. In addition to mortgage reinsurance, policies classified as Credit may include trade credit, surety, financial guarantee, residual value insurance and title insurance.
Casualty
Casualty represents a cross section of all casualty lines, including professional liability, transactional liability, general liability, workers compensation, auto, cyber and other casualty classes, written on a proportional and excess of loss basis.
Other Specialty
The principal lines of business included in our Other Specialty line is primarily comprised of multi-line specialty reinsurance and contingency.
Multi-line reinsurance is reinsurance of an underlying portfolio of several different types of insurance or reinsurance risks. The Company focuses on multi-line reinsurance opportunities where the Company has expertise in the underlying lines of business or where the terms and conditions of the reinsurance contract minimize the volatility of the more difficult to analyze classes of business in the portfolio. Contracts that cover more than one line of business will typically be designated as multi-line even if a portion of the underlying business is covered by one of the lines of business listed above. These opportunities can be structured on both a proportional and excess of loss basis.
The Company’s contingency insurance book covers event cancellation and non-appearance.

Property
Property consists of the Company’s underwriting lines of business which offer Property Catastrophe Excess Reinsurance and Property Risk and Pro Rata on a worldwide basis. The following provides details of Property by product line:
Property Catastrophe Excess Reinsurance
Property catastrophe excess reinsurance is comprised of excess of loss and/or proportional coverages to insurance and reinsurance companies and provides protection to an insured for losses from a single catastrophic event or series of events. We carefully monitor and manage our risk aggregations by peril and geography and we seek to manage volatility via portfolio construction and client selection.
Property Risk and Pro Rata
This line of reinsurance primarily consists of exposure to homeowners’ and commercial lines insurance coverage. We provide structured surplus relief transactions covering property exposures where the expected volatility and reinsurance margins are lower.
Runoff & Other
Runoff & Other contracts consist of loss portfolio transfers, adverse development covers and other forms of reserve reinsurance providing indemnification of loss and loss adjustment expense reserves with respect to past loss events. These contracts can include one or multiple lines of business and cover the potential for changes in estimates of loss and loss adjustment expense reserves related to loss events that have occurred in the past.

The following is a summary of the Company’s operating segment results for the years ended December 31, 2020, 2019 and 2018:

	2020
	A&H	Specialty	Property	Runoff & Other	Total
	($ in thousands)
Gross premiums written	$3,392	$368,722	$187,480	$28,946	$588,540
Net premiums written	3,392	349,783	160,075	28,946	542,196
Net premiums earned	3,207	407,951	171,556	28,138	610,852
Loss and loss adjustment expenses incurred, net	3,319	342,596	119,455	(72)	465,298
Acquisition costs, net	313	112,464	48,744	25,541	187,062
Other underwriting expenses	114	18,744	6,036	5,906	30,800
Net underwriting loss	$(539)	$(65,853)	$(2,679)	$(3,237)	(72,308)
Net investment income					278,938
Net corporate and other expenses					(41,215)
Interest expense					(8,230)
Foreign exchange losses					(5,219)
Income before income tax expense					$151,966

Underwriting ratios (1):
Loss ratio	103.5%	84.0%	69.6%	NM	76.2%
Acquisition cost ratio	9.8%	27.6%	28.4%	NM	30.6%
Other underwriting expense ratio	3.6%	4.6%	3.5%	NM	5.0%
Combined ratio (2)	116.9%	116.2%	101.5%	NM	111.8%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Ratios considered not meaningful ("NM") to Runoff & Other.

	2019
	A&H	Specialty	Property	Runoff & Other	Total
	($ in thousands)
Gross premiums written	$4,587	$420,982	$155,208	$87,637	$668,414
Net premiums written	4,587	412,085	152,729	87,637	657,038
Net premiums earned	4,665	465,426	141,477	88,574	700,142
Loss and loss adjustment expenses incurred, net	3,907	313,750	90,577	(4,735)	403,499
Acquisition costs, net	365	149,497	54,769	90,995	295,626
Other underwriting expenses	156	20,144	4,722	9,075	34,097
Net underwriting income (loss)	$237	$(17,965)	$(8,591)	$(6,761)	(33,080)
Net investment income					282,560
Net corporate and other expenses					(36,285)
Interest expense					(8,228)
Foreign exchange losses					(3,635)
Income before income tax expense					$201,332

Underwriting ratios (1):
Loss ratio	83.8%	67.4%	64.0%	NM	57.6%
Acquisition cost ratio	7.8%	32.1%	38.7%	NM	42.2%
Other underwriting expense ratio	3.3%	4.3%	3.3%	NM	4.9%
Combined ratio (2)	94.9%	103.8%	106.0%	NM	104.7%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Ratios considered not meaningful ("NM") to Runoff & Other.

	2018
	A&H	Specialty	Property	Runoff & Other	Total
	($ in thousands)
Gross premiums written	$3,225	$489,691	$83,051	$74,220	$650,187
Net premiums written	3,225	485,522	83,051	74,220	646,018
Net premiums earned	3,098	466,524	77,208	74,612	621,442
Loss and loss adjustment expenses incurred, net	2,624	315,632	59,411	60,747	438,414
Acquisition costs, net	540	156,533	37,235	12,190	206,498
Other underwriting expenses	93	18,314	2,315	8,945	29,667
Net underwriting loss	$(159)	$(23,955)	$(21,753)	$(7,270)	(53,137)
Net investment loss					(251,433)
Net corporate and other expenses					(16,184)
Interest expense					(8,228)
Foreign exchange gains					7,503
Loss before income tax benefit					$(321,479)

Underwriting ratios (1):
Loss ratio	84.7%	67.7%	76.9%	NM	70.5%
Acquisition cost ratio	17.4%	33.6%	48.2%	NM	33.2%
Other underwriting expense ratio	3.0%	3.9%	3.0%	NM	4.8%
Combined ratio (2)	105.1%	105.2%	128.1%	NM	108.5%
(1)Underwriting ratios are calculated by dividing the related expense by net premiums earned.
(2)Ratios considered not meaningful ("NM") to Runoff & Other.
The following table lists the number of contracts that individually contributed more than 10% of total gross premiums written for the years ended December 31, 2020, 2019 and 2018 as a percentage of total gross premiums written in the relevant year:

	2020	2019	2018
Largest contract (1)	n/a	14.4%	15.5%
Second largest contract (2)	n/a	n/a	10.7%
Total for contracts contributing greater than 10% each	—%	14.4%	26.2%
Total for contracts contributing less than 10% each	100.0%	85.6%	73.8%
	100.0%	100.0%	100.0%
(1)The largest contract in the years ended December 31, 2019 and 2018 relate to the Specialty segment.
(2)The second largest contract in the year ended December 31, 2018 relates to the Runoff & Other segment.

The following table lists counterparties with whom the Company has reinsurance balances receivable representing more than 10% of the Company’s total reinsurance balances receivable as of December 31, 2020 and 2019:

	December 31, 2020		December 31, 2019
Counterparty 1	$94,131	21.3%	$113,718	23.8%
Counterparty 2	75,336	17.0%	105,732	22.0%
Counterparty 3	46,447	10.5%	88,825	18.6%
	215,914	48.8%	308,275	64.4%
Other counterparties representing less than 10% each	226,021	51.2%	170,177	35.6%
Reinsurance balances receivable	$441,935	100.0%	$478,452	100.0%

Substantially all of the Company’s business is sourced through reinsurance brokers. The following table sets forth the Company’s premiums written by source that individually contributed more than 10% of total gross premiums written for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
Largest broker	$189,097	32.1%	$197,100	29.5%	$224,198	34.5%
Second largest broker	164,569	28.0%	144,611	21.6%	163,336	25.1%
Third largest broker	67,550	11.5%	140,197	21.0%	120,381	18.5%
Fourth largest broker	n/a	n/a	n/a	n/a	70,523	10.8%
Other	167,324	28.4%	186,506	27.9%	71,749	11.1%
	$588,540	100.0%	$668,414	100.0%	$650,187	100.0%
The following table provides a breakdown of the Company’s gross premiums written by domicile of the ceding companies for the years ended December 31, 2020, 2019 and 2018:

	2020		2019		2018
United States	$358,582	60.9%	$361,511	54.1%	$409,584	63.0%
United Kingdom	110,576	18.8%	161,638	24.2%	60,623	9.3%
Bermuda	108,598	18.5%	137,278	20.5%	86,236	13.3%
Other	10,784	1.8%	7,987	1.2%	93,744	14.4%
	$588,540	100.0%	$668,414	100.0%	$650,187	100.0%
The following tables provide a breakdown of the Company’s premiums written from direct business, reinsurance assumed and reinsurance ceded, on both a written and earned basis for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Written premiums:
Direct	$19,039	$—	$—
Assumed	569,501	668,414	650,187
Gross premiums written	588,540	668,414	650,187
Ceded	(46,344)	(11,376)	(4,169)
Net premiums written	$542,196	$657,038	$646,018

	2020	2019	2018
Premiums earned:
Direct	$1,038	$—	$—
Assumed	638,817	710,014	624,834
Gross premiums earned	639,855	710,014	624,834
Ceded	(29,003)	(9,872)	(3,392)
Net premiums earned	$610,852	$700,142	$621,442
24. Statutory requirements
Under the Bermuda Insurance Act 1978, as amended, and related regulations, Third Point Re BDA and Third Point Re USA are subject to capital requirements calculated using the Bermuda Solvency and Capital Requirement (“BSCR”) model, which is a standardized statutory risk-based capital model used to measure the risk associated with Third Point Re BDA’s and Third Point Re USA’s assets, liabilities and premiums. Third Point Re BDA’s and Third Point Re USA’s required statutory capital and surplus under the BSCR model is referred to as the enhanced capital requirement (“ECR”). Third Point Re BDA and Third Point Re USA are required to calculate and submit the ECR to the Bermuda Monetary Authority (“BMA”), annually. Following receipt of the submission of Third Point Re BDA’s and Third Point Re USA’s ECR, the BMA has the authority to impose additional capital requirements (capital add-ons) if it deems necessary. If a company fails to maintain or meet its ECR, the BMA may take various degrees of regulatory action. In 2016, the BMA implemented the economic balance sheet (“EBS”) framework, which is now used as the basis to determine the Company’s ECR. Under this framework, assets and liabilities are mainly assessed and included on the EBS at fair value, with the insurer’s U.S. GAAP balance sheet serving as a starting point. The model also requires insurers to estimate insurance technical provisions, which consist of the insurer’s insurance related balances valued based on best-estimate cash flows, adjusted to reflect the time value of money using a risk-free discount rate, with the addition of a risk margin to reflect the uncertainty in the underlying cash flows. As of December 31, 2020 and 2019, Third Point Re BDA and Third Point Re USA met their ECR.
As of December 31, 2020 and 2019, the principal difference between statutory capital and surplus and shareholders’ equity presented in accordance with GAAP is that prepaid expenses is a non-admitted asset for statutory purposes.
Third Point Re BDA and Third Point Re USA are also required under their Class 4 licenses to maintain minimum liquidity ratios whereby the value of their relevant assets are not less than 75% of the amount of their relevant liabilities for general business. As of December 31, 2020 and 2019, Third Point Re BDA and Third Point Re USA met their minimum liquidity ratio requirements.
The following is a summary of estimated actual and required statutory capital and surplus, based on the EBS framework, of Third Point Re BDA and Third Point Re USA as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Actual statutory capital and surplus
Third Point Re BDA	$1,211,102	$1,298,596
Third Point Re USA	296,938	276,185
Required statutory capital and surplus
Third Point Re BDA	610,173	555,714
Third Point Re USA	$115,086	$112,601
The following is a summary of the statutory net income for Third Point Re BDA and Third Point Re USA for the years ended December 31, 2020, 2019 and 2018:

	2020	2019	2018
Third Point Re BDA	$139,646	$214,227	$(272,339)
Third Point Re USA	$36,659	$9,016	$(29,491)

Dividend restrictions
Third Point Re BDA
Third Point Re BDA may declare dividends subject to it continuing to meet its solvency and capital requirements, which includes continuing to hold statutory capital and surplus equal to or exceeding its ECR. In addition, Third Point Re BDA is prohibited from declaring or paying in any fiscal year dividends of more than 25% of its prior year’s statutory capital and surplus unless Third Point Re BDA files with the BMA a signed affidavit by at least two members of the Board of Directors attesting that a dividend would not cause Third Point Re BDA to fail to meet its capital requirements. As of December 31, 2020, Third Point Re BDA could pay dividends in 2021 of approximately $316.7 million (December 31, 2019 - $314.5 million) without providing an affidavit to the BMA.
Third Point Re USA
Third Point Re USA may declare dividends subject to it continuing to meet its solvency and capital requirements, which includes continuing to hold statutory capital and surplus equal to or exceeding its ECR. Third Point Re USA is prohibited from declaring or paying in any fiscal year dividends of more than 25% of its prior year’s statutory capital and surplus, unless Third Point Re USA files with the BMA a signed affidavit by at least two members of the Board of Directors attesting that a dividend would not cause Third Point Re USA to fail to meet its capital requirements. Third Point Re USA is also restricted by the amount of shareholder’s equity that is available for the payment of dividends and must maintain a minimum shareholder’s equity of $250.0 million as per the Net Worth Maintenance Agreement. As of December 31, 2020, Third Point Re USA could pay dividends of approximately $47.4 million (December 31, 2019 - $21.6 million).

25. Supplemental guarantor information (as adjusted - see Note 3)
SiriusPoint fully and unconditionally guarantees the $115.0 million of Notes issued by TPRUSA, a wholly owned subsidiary.
The following information sets forth the consolidating balance sheets as of December 31, 2020 and 2019 and the consolidating statements of income (loss) and cash flows for the years ended December 31, 2020, 2019 and 2018 for SiriusPoint, TPRUSA and the non-guarantor subsidiaries of SiriusPoint. Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate the parent guarantor, TPRUSA and all other subsidiaries are reflected in the eliminations column.

CONSOLIDATING BALANCE SHEET
As of December 31, 2020
	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Total investments in securities	$4,000	$—	$1,156,929	$—	$1,160,929
Cash and cash equivalents	212	164	525,615	—	525,991
Restricted cash and cash equivalents	—	—	1,187,948	—	1,187,948
Investment in subsidiaries	1,459,895	297,415	192,148	(1,949,458)	—
Due from brokers	—	—	94,902	—	94,902
Interest and dividends receivable	—	—	909	—	909
Reinsurance balances receivable, net	—	—	441,935	—	441,935
Deferred acquisition costs, net	—	—	68,550	—	68,550
Unearned premiums ceded	—	—	20,464	—	20,464
Loss and loss adjustment expenses recoverable, net	—	—	14,375	—	14,375
Amounts due from (to) affiliates	96,607	52	(96,659)	—	—
Other assets	4,933	8,515	5,737	—	19,185
Total assets	$1,565,647	$306,146	$3,612,853	$(1,949,458)	$3,535,188
Liabilities
Accounts payable and accrued expenses	$1,722	$—	$12,866	$—	$14,588
Reinsurance balances payable	—	—	78,115	—	78,115
Deposit liabilities	—	—	152,961	—	152,961
Unearned premium reserves	—	—	284,835	—	284,835
Loss and loss adjustment expense reserves	—	—	1,310,068	—	1,310,068
Securities sold, not yet purchased, at fair value	—	—	11,990	—	11,990
Interest and dividends payable	—	3,057	21	—	3,078
Senior notes payable, net of deferred costs	—	114,267	—	—	114,267
Total liabilities	1,722	117,324	1,850,856	—	1,969,902
Shareholders' equity
Common shares	9,558	—	1,239	(1,239)	9,558
Additional paid-in capital	933,903	192,494	1,598,969	(1,791,463)	933,903
Retained earnings (deficit)	620,464	(3,672)	160,428	(156,756)	620,464
Shareholders’ equity attributable to SiriusPoint common shareholders	1,563,925	188,822	1,760,636	(1,949,458)	1,563,925
Noncontrolling interests	—	—	1,361	—	1,361
Total shareholders’ equity	1,563,925	188,822	1,761,997	(1,949,458)	1,565,286
Total liabilities, noncontrolling interests and shareholders’ equity	$1,565,647	$306,146	$3,612,853	$(1,949,458)	$3,535,188

CONSOLIDATING BALANCE SHEET
As of December 31, 2019
	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Total investments in securities	$4,000	$—	$985,701	$—	$989,701
Cash and cash equivalents	10	176	639,229	—	639,415
Restricted cash and cash equivalents	—	—	1,014,543	—	1,014,543
Investment in subsidiaries	1,419,197	271,624	191,077	(1,881,898)	—
Interest and dividends receivable	—	—	2,178	—	2,178
Reinsurance balances receivable, net	—	—	478,452	—	478,452
Deferred acquisition costs, net	—	—	92,164	—	92,164
Unearned premiums ceded	—	—	3,123	—	3,123
Loss and loss adjustment expenses recoverable, net	—	—	5,520	—	5,520
Amounts due from (to) affiliates	(5,722)	(3,898)	9,620	—	—
Other assets	764	6,784	13,007	—	20,555
Total assets	$1,418,249	$274,686	$3,434,614	$(1,881,898)	$3,245,651
Liabilities
Accounts payable and accrued expenses	$4,175	$—	$13,641	$—	$17,816
Reinsurance balances payable	—	—	76,516	—	76,516
Deposit liabilities	—	—	172,259	—	172,259
Unearned premium reserves	—	—	336,150	—	336,150
Loss and loss adjustment expense reserves	—	—	1,111,692	—	1,111,692
Interest and dividends payable	—	3,055	—	—	3,055
Senior notes payable, net of deferred costs	—	114,089	—	—	114,089
Total liabilities	4,175	117,144	1,710,258	—	1,831,577
Shareholders’ equity
Common shares	9,423	—	1,239	(1,239)	9,423
Additional paid-in capital	927,704	191,361	1,591,796	(1,783,157)	927,704
Retained earnings (deficit)	476,947	(33,819)	131,321	(97,502)	476,947
Shareholders’ equity attributable to SiriusPoint common shareholders	1,414,074	157,542	1,724,356	(1,881,898)	1,414,074
Total liabilities and shareholders’ equity	$1,418,249	$274,686	$3,434,614	$(1,881,898)	$3,245,651

CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2020
	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$588,540	$—	$588,540
Gross premiums ceded	—	—	(46,344)	—	(46,344)
Net premiums written	—	—	542,196	—	542,196
Change in net unearned premium reserves	—	—	68,656	—	68,656
Net premiums earned	—	—	610,852	—	610,852
Net investment income	—	—	278,938	—	278,938
Equity in earnings (losses) of subsidiaries	169,926	36,658	(61)	(206,523)	—
Total revenues	169,926	36,658	889,729	(206,523)	889,790
Expenses
Loss and loss adjustment expenses incurred, net	—	—	465,298	—	465,298
Acquisition costs, net	—	—	187,062	—	187,062
Other underwriting expenses	—	—	30,800	—	30,800
Net corporate and other expenses	26,407	12	14,796	—	41,215
Interest expense	—	8,230	—	—	8,230
Foreign exchange losses	2	—	5,217	—	5,219
Total expenses	26,409	8,242	703,173	—	737,824
Income before income tax (expense) benefit	143,517	28,416	186,556	(206,523)	151,966
Income tax (expense) benefit	—	1,731	(9,839)	—	(8,108)
Net income	143,517	30,147	176,717	(206,523)	143,858
Net income attributable to noncontrolling interests	—	—	(341)	—	(341)
Net income available to SiriusPoint common shareholders	$143,517	$30,147	$176,376	$(206,523)	$143,517

CONSOLIDATING STATEMENT OF INCOME
Year Ended December 31, 2019
	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$668,414	$—	$668,414
Gross premiums ceded	—	—	(11,376)	—	(11,376)
Net premiums written	—	—	657,038	—	657,038
Change in net unearned premium reserves	—	—	43,104	—	43,104
Net premiums earned	—	—	700,142	—	700,142
Net investment income	—	—	282,560	—	282,560
Equity in earnings (losses) of subsidiaries	216,877	9,017	(40)	(225,854)	—
Total revenues	216,877	9,017	982,662	(225,854)	982,702
Expenses
Loss and loss adjustment expenses incurred, net	—	—	403,499	—	403,499
Acquisition costs, net	—	—	295,626	—	295,626
Other underwriting expenses	—	—	34,097	—	34,097
Net corporate and other expenses	16,258	(59)	20,086	—	36,285
Interest expense	—	8,228	—	—	8,228
Foreign exchange losses	—	—	3,635	—	3,635
Total expenses	16,258	8,169	756,943	—	781,370
Income before income tax (expense) benefit	200,619	848	225,719	(225,854)	201,332
Income tax (expense) benefit	—	1,716	(2,429)	—	(713)
Net income	200,619	2,564	223,290	(225,854)	200,619
Net income attributable to noncontrolling interests	—	—	—	—	—
Net income available to SiriusPoint common shareholders	$200,619	$2,564	$223,290	$(225,854)	$200,619

CONSOLIDATING STATEMENT OF LOSS
Year Ended December 31, 2018

	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Revenues
Gross premiums written	$—	$—	$650,187	$—	$650,187
Gross premiums ceded	—	—	(4,169)	—	(4,169)
Net premiums written	—	—	646,018	—	646,018
Change in net unearned premium reserves	—	—	(24,576)	—	(24,576)
Net premiums earned	—	—	621,442	—	621,442
Net investment loss	—	—	(251,433)	—	(251,433)
Equity in losses of subsidiaries	(310,552)	(29,492)	(57)	340,101	—
Total revenues	(310,552)	(29,492)	369,952	340,101	370,009
Expenses
Loss and loss adjustment expenses incurred, net	—	—	438,414	—	438,414
Acquisition costs, net	—	—	206,498	—	206,498
Other underwriting expenses	—	—	29,667	—	29,667
Net corporate and other expenses	7,140	47	8,997	—	16,184
Interest expense	—	8,228	—	—	8,228
Foreign exchange gains	—	—	(7,503)	—	(7,503)
Total expenses	7,140	8,275	676,073	—	691,488
Loss before income tax (expense) benefit	(317,692)	(37,767)	(306,121)	340,101	(321,479)
Income tax (expense) benefit	—	(419)	4,429	—	4,010
Net loss	(317,692)	(38,186)	(301,692)	340,101	(317,469)
Net income attributable to noncontrolling interests	—	—	(223)	—	(223)
Net loss attributable to SiriusPoint common shareholders	$(317,692)	$(38,186)	$(301,915)	$340,101	$(317,692)

CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2020

	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$143,517	$30,147	$176,717	$(206,523)	$143,858
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in (earnings) losses of subsidiaries	(169,926)	(36,658)	61	206,523	—
Share compensation expense	650	—	5,986	—	6,636
Net interest expense on deposit liabilities	—	—	852	—	852
Net realized and unrealized gain on investments and derivatives	—	—	(62,498)	—	(62,498)
Net realized and unrealized gain on investment in related party investment fund	—	—	(194,988)	—	(194,988)
Net foreign exchange losses	2	—	5,217	—	5,219
Amortization of premium and accretion of discount, net	—	178	(4,009)	—	(3,831)
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	38,610	—	38,610
Deferred acquisition costs, net	—	—	23,614	—	23,614
Unearned premiums ceded	—	—	(17,341)	—	(17,341)
Loss and loss adjustment expenses recoverable	—	—	(8,855)	—	(8,855)
Other assets	(4,169)	(1,731)	9,167	—	3,267
Interest and dividends receivable, net	—	2	1,290	—	1,292
Unearned premium reserves	—	—	(51,315)	—	(51,315)
Loss and loss adjustment expense reserves	—	—	190,325	—	190,325
Accounts payable and accrued expenses	(2,453)	—	(816)	—	(3,269)
Reinsurance balances payable	—	—	1,780	—	1,780
Amounts due from (to) affiliates	(102,329)	(3,950)	106,279	—	—
Net cash provided by (used in) operating activities	(134,708)	(12,012)	220,076	—	73,356
Investing activities
Purchases of investments	—	—	(444,111)	—	(444,111)
Proceeds from sales and maturities of investments	—	—	532,247	—	532,247
Purchases of investments to cover short sales	—	—	(2,846)	—	(2,846)
Proceeds from short sales of investments	—	—	15,721	—	15,721
Change in due to/from brokers, net	—	—	(94,902)	—	(94,902)
Net cash provided by investing activities	—	—	6,109	—	6,109
Financing activities
Taxes paid on withholding shares	(302)	—	—	—	(302)
Net payments on deposit liability contracts	—	—	(20,202)	—	(20,202)
Change in total noncontrolling interests, net	—	—	1,020	—	1,020
Dividend received by (paid to) parent	135,212	12,000	(147,212)	—	—
Net cash provided by (used in) financing activities	134,910	12,000	(166,394)	—	(19,484)
Net increase (decrease) in cash, cash equivalents and restricted cash	202	(12)	59,791	—	59,981
Cash, cash equivalents and restricted cash at beginning of year	10	176	1,653,772	—	1,653,958
Cash, cash equivalents and restricted cash at end of year	$212	$164	$1,713,563	$—	$1,713,939

CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2019

	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net income	$200,619	$2,564	$223,290	$(225,854)	$200,619
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in (earnings) losses of subsidiaries	(216,877)	(9,017)	40	225,854	—
Share compensation expense	2,653	—	4,408	—	7,061
Net interest expense on deposit liabilities	—	—	5,879	—	5,879
Net realized and unrealized gain on investments and derivatives	—	—	(2,522)	—	(2,522)
Net realized and unrealized gain on investment in related party investment fund	—	—	(249,626)	—	(249,626)
Net foreign exchange losses	—	—	3,635	—	3,635
Amortization of premium and accretion of discount, net	—	178	(1,560)	—	(1,382)
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	20,355	—	20,355
Deferred acquisition costs, net	—	—	24,782	—	24,782
Unearned premiums ceded	—	—	(1,504)	—	(1,504)
Loss and loss adjustment expenses recoverable	—	—	(3,489)	—	(3,489)
Other assets	909	(1,715)	634	—	(172)
Interest and dividends receivable, net	—	—	(862)	—	(862)
Unearned premium reserves	—	—	(41,600)	—	(41,600)
Loss and loss adjustment expense reserves	—	—	157,849	—	157,849
Accounts payable and accrued expenses	3,437	(71)	7,189	—	10,555
Reinsurance balances payable	—	—	11,534	—	11,534
Amounts due from (to) affiliates	2,200	3,950	(6,150)	—	—
Net cash provided by (used in) operating activities	(7,059)	(4,111)	152,282	—	141,112
Investing activities
Proceeds from redemptions from related party investment fund	—	—	760,000	—	760,000
Contributions to related party investment fund	—	—	(87,000)	—	(87,000)
Change in participation agreement with related party investment fund	—	—	(2,297)	—	(2,297)
Purchases of investments	(4,000)	—	(327,463)	—	(331,463)
Proceeds from sales and maturities of investments	—	—	446,206	—	446,206
Change in due to/from brokers, net	—	—	1,411	—	1,411
Contributed capital to subsidiaries	(15,000)	15,000	—	—	—
Contributed capital from parent and/or subsidiaries	—	(15,000)	15,000	—	—
Net cash provided by (used in) investing activities	(19,000)	—	805,857	—	786,857
Financing activities
Proceeds from issuance of SiriusPoint common shares, net of costs	1,888	—	—	—	1,888
Taxes paid on withholding shares	(68)	—	—	—	(68)
Net proceeds from deposit liability contracts	—	—	10,832	—	10,832
Dividend received by (paid to) parent	24,249	4,100	(28,349)	—	—
Net cash provided by (used in) financing activities	26,069	4,100	(17,517)	—	12,652
Net increase (decrease) in cash, cash equivalents and restricted cash	10	(11)	940,622	—	940,621
Cash, cash equivalents and restricted cash at beginning of year	—	187	713,150	—	713,337
Cash, cash equivalents and restricted cash at end of year	$10	$176	$1,653,772	$—	$1,653,958

CONSOLIDATING STATEMENT OF CASH FLOWS
Year Ended December 31, 2018
	SiriusPoint	TPRUSA	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Operating activities
Net loss	$(317,692)	$(38,186)	$(301,692)	$340,101	$(317,469)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity in losses of subsidiaries	310,552	29,492	57	(340,101)	—
Share compensation expense	610	—	4,346	—	4,956
Net interest income on deposit liabilities	—	—	(1,273)	—	(1,273)
Net realized and unrealized gain on investments and derivatives	—	—	(34,145)	—	(34,145)
Net realized and unrealized loss on investment in related party investment fund	—	—	280,847	—	280,847
Net foreign exchange gains	—	—	(7,503)	—	(7,503)
Amortization of premium and accretion of discount, net	—	178	3,956	—	4,134
Changes in assets and liabilities:
Reinsurance balances receivable	—	—	(157,214)	—	(157,214)
Deferred acquisition costs, net	—	—	8,746	—	8,746
Unearned premiums ceded	—	—	(777)	—	(777)
Loss and loss adjustment expenses recoverable	—	—	(918)	—	(918)
Other assets	(1,009)	(5,069)	(7,408)	—	(13,486)
Interest and dividends receivable, net	—	—	(2,716)	—	(2,716)
Unearned premium reserves	—	—	25,353	—	25,353
Loss and loss adjustment expense reserves	—	—	225,670	—	225,670
Accounts payable and accrued expenses	(25)	5,513	(30,172)	—	(24,684)
Reinsurance balances payable	—	—	23,866	—	23,866
Amounts due from (to) affiliates	2,234	360	(2,594)	—	—
Net cash provided by (used in) operating activities	(5,330)	(7,712)	26,429	—	13,387
Investing activities
Proceeds from redemptions from related party investment fund	—	—	142,968	—	142,968
Contributions to related party investment fund	—	—	(136,626)	—	(136,626)
Change in participation agreement with related party investment fund	—	—	(20,852)	—	(20,852)
Purchases of investments	—	—	(3,483,319)	—	(3,483,319)
Proceeds from sales and maturities of investments	—	—	3,475,515	—	3,475,515
Purchases of investments to cover short sales	—	—	(853,798)	—	(853,798)
Proceeds from short sales of investments	—	—	800,508	—	800,508
Change in due to/from brokers, net	—	—	482,778	—	482,778
Decrease in securities sold under an agreement to repurchase	—	—	(29,618)	—	(29,618)
Contributed capital to subsidiaries	(10,000)	10,000	—	—	—
Contributed capital from parent and/or subsidiaries	—	(10,000)	10,000	—	—
Net cash provided by (used in) investing activities	(10,000)	—	387,556	—	377,556
Financing activities
Taxes paid on withholding shares	(74)	—	—	—	(74)
Purchases of SiriusPoint common shares under share repurchase program	(138,705)	—	—	—	(138,705)
Net proceeds from deposit liability contracts	—	—	9,790	—	9,790
Change in total noncontrolling interests, net	—	—	(97,950)	—	(97,950)
Dividend received by (paid to) parent	154,100	7,700	(161,800)	—	—
Net cash provided by (used in) financing activities	15,321	7,700	(249,960)	—	(226,939)
Net increase (decrease) in cash, cash equivalents and restricted cash	(9)	(12)	164,025	—	164,004
Cash, cash equivalents and restricted cash at beginning of year	9	199	549,125	—	549,333
Cash, cash equivalents and restricted cash at end of year	$—	$187	$713,150	$—	$713,337

26. Quarterly financial results (UNAUDITED) (as adjusted - see Note 3)

	Three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenues
Gross premiums written	$190,358	$124,737	$147,740	$125,705
Gross premiums ceded	(17,090)	(8,286)	(18,423)	(2,545)
Net premiums written	173,268	116,451	129,317	123,160
Change in net unearned premium reserves	8,747	25,261	11,493	23,155
Net premiums earned	182,015	141,712	140,810	146,315
Net investment income (loss)	204,798	121,956	137,211	(185,027)
Total revenues	386,813	263,668	278,021	(38,712)
Expenses
Loss and loss adjustment expenses incurred, net	177,919	110,487	89,106	87,786
Acquisition costs, net	39,321	54,817	43,671	49,253
Other underwriting expenses	9,714	6,072	7,793	7,221
Net corporate and other expenses	10,957	14,965	8,878	6,415
Interest expense	2,068	2,068	2,046	2,048
Foreign exchange (gains) losses	8,348	5,885	(797)	(8,217)
Total expenses	248,327	194,294	150,697	144,506
Income (loss) before income tax expense	138,486	69,374	127,324	(183,218)
Income tax expense	(3,728)	(652)	(3,309)	(419)
Net income (loss)	134,758	68,722	124,015	(183,637)
Net (income) loss attributable to noncontrolling interests	(362)	21	—	—
Net income (loss) available to SiriusPoint common shareholders	$134,396	$68,743	$124,015	$(183,637)
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$1.43	$0.74	$1.33	$(1.99)
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$1.43	$0.73	$1.33	$(1.99)
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	92,638,978	92,613,393	92,593,599	92,191,837
Diluted	93,165,559	92,969,646	92,738,293	92,191,837

	Three months ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Revenues
Gross premiums written	$191,203	$184,856	$149,035	$143,320
Gross premiums ceded	(4,459)	(1,928)	(2,744)	(2,245)
Net premiums written	186,744	182,928	146,291	141,075
Change in net unearned premium reserves	11,648	20,320	(839)	11,975
Net premiums earned	198,392	203,248	145,452	153,050
Net investment income (loss)	61,614	(3,138)	69,131	154,953
Total revenues	260,006	200,110	214,583	308,003
Expenses
Loss and loss adjustment expenses incurred, net	140,394	85,703	82,334	95,068
Acquisition costs, net	61,851	118,271	58,006	57,498
Other underwriting expenses	8,336	7,286	9,636	8,839
Net corporate and other expenses	8,033	7,009	13,825	7,418
Interest expense	2,074	2,074	2,051	2,029
Foreign exchange (gains) losses	10,298	(4,921)	(4,260)	2,518
Total expenses	230,986	215,422	161,592	173,370
Income (loss) before income tax (expense) benefit	29,020	(15,312)	52,991	134,633
Income tax (expense) benefit	718	213	74	(1,718)
Net income (loss)	29,738	(15,099)	53,065	132,915
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) available to SiriusPoint common shareholders	$29,738	$(15,099)	$53,065	$132,915
Earnings (loss) per share available to SiriusPoint common shareholders
Basic earnings (loss) per share available to SiriusPoint common shareholders	$0.32	$(0.16)	$0.58	$1.45
Diluted earnings (loss) per share available to SiriusPoint common shareholders	$0.32	$(0.16)	$0.57	$1.43
Weighted average number of common shares used in the determination of earnings (loss) per share
Basic	91,989,469	91,903,556	91,776,870	91,669,810
Diluted	92,696,491	91,903,556	92,801,799	92,578,933

SIRIUSPOINT LTD.
Schedule I - Summary of Investments - Other than Investments in Related Parties

	Cost	Fair value	Balance sheet value
Assets
Private common equity securities	$1,000	$1,000	$1,000
Private preferred equity securities	3,000	3,000	3,000
Total equities	4,000	4,000	4,000
Asset-backed securities	9,268	9,929	9,929
Bank debt	362	423	423
Corporate bonds	29,396	37,746	37,746
U.S. Treasury securities	52,426	53,213	53,213
Total debt securities	91,452	101,311	101,311
Total investments in securities	$95,452	$105,311	$105,311

SIRIUSPOINT LTD.
Schedule III - Supplementary Insurance Information (as adjusted - see Note 3)
For the years ended December 31, 2020, 2019 and 2018

	As of and for the year ended December 31, 2020
	Deferred acquisition costs, net	Loss and loss adjustment expense reserves	Unearned premium	Net premiums earned	Net investment income	Loss and loss adjustment expenses incurred, net	Amortization of deferred acquisition costs, net	Other operating expenses	Net premiums written
A&H	$95	$3,742	$1,015	$3,207	$—	$3,319	$313	$114	$3,392
Specialty	65,848	948,392	247,538	407,951	—	342,596	112,464	18,744	349,783
Property	2,597	138,309	32,904	171,556	—	119,455	48,744	6,036	160,075
Runoff & Other	10	219,625	3,378	28,138	—	(72)	25,541	5,906	28,946
Corporate(1)	—	—	—	—	278,938	—	—	41,215	—
	$68,550	$1,310,068	$284,835	$610,852	$278,938	$465,298	$187,062	$72,015	$542,196

	As of and for the year ended December 31, 2019
	Deferred acquisition costs, net	Loss and loss adjustment expense reserves	Unearned premium	Net premiums earned	Net investment income	Loss and loss adjustment expenses incurred, net	Amortization of deferred acquisition costs, net	Other operating expenses	Net premiums written
A&H	$110	$2,923	$830	$4,665	$—	$3,907	$365	$156	$4,587
Specialty	81,586	773,141	297,700	465,426	—	313,750	149,497	20,144	412,085
Property	10,465	99,106	35,050	141,477	—	90,577	54,769	4,722	152,729
Runoff & Other	3	236,522	2,570	88,574	—	(4,735)	90,995	9,075	87,637
Corporate(1)	—	—	—	—	282,560	—	—	36,285	—
	$92,164	$1,111,692	$336,150	$700,142	$282,560	$403,499	$295,626	$70,382	$657,038

	As of and for the year ended December 31, 2018
	Deferred acquisition costs, net	Loss and loss adjustment expense reserves	Unearned premium	Net premiums earned	Net investment loss	Loss and loss adjustment expenses incurred, net	Amortization of deferred acquisition costs, net	Other operating expenses	Net premiums written
A&H	$114	$2,122	$907	$3,098	$—	$2,624	$540	$93	$3,225
Specialty	105,961	599,142	350,370	466,524	—	315,632	156,533	18,314	485,522
Property	10,858	49,980	22,966	77,208	—	59,411	37,235	2,315	83,051
Runoff & Other	13	285,916	3,507	74,612	—	60,747	12,190	8,945	74,220
Corporate(1)	—	—	—	—	(251,433)	—	—	16,184	—
	$116,946	$937,160	$377,750	$621,442	$(251,433)	$438,414	$206,498	$45,851	$646,018
(1)Corporate is comprised of non-underwriting income and expenses.

SIRIUSPOINT LTD.
Schedule IV - Reinsurance (as adjusted - see Note 3)
For the years ended December 31, 2020, 2019 and 2018

	Direct gross premiums written	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2020	$19,039	$46,344	$569,501	$542,196	95%
Year ended December 31, 2019	$—	$11,376	$668,414	$657,038	98%
Year ended December 31, 2018	$—	$4,169	$650,187	$646,018	99%